EXHIBIT 10.9
EXECUTION VERSION
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY NOBLE ENERGY, INC.
Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under 17 C.F.R. 240.24b-2. A complete copy of this document has been filed separately with the Commission.

…24 February…...2017
NEML LEVIATHAN FINANCE COMPANY LTD.
as Borrower
BNP PARIBAS
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
ING BANK N.V.
NATIXIS
and
SOCIETE GENERALE, LONDON BRANCH
as Mandated Lead Arrangers
BNP PARIBAS
as Facility Agent
BNP PARIBAS
as Security Trustee
NATIXIS
as Technical Bank
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as Modelling Bank
SOCIETE GENERALE, LONDON BRANCH
as Account Bank
CERTAIN FINANCIAL INSTITUTIONS
as Original Lenders

UP TO US$1,000,000,000
FACILITY AGREEMENT

CONTENTS
CLAUSE PAGE

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CONTENTS
CLAUSE PAGE

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THIS AGREEMENT is dated     24 February        2017 and made between:

(1)
NEML LEVIATHAN FINANCE COMPANY LTD., as borrower, a limited liability company incorporated under the laws of Israel with company registration number 515607216 and its registered address at 12 Abba Eban Blvd., Herzlia Pituach, 4672530 Israel (the Borrower);

(2)	BNP PARIBAS, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, ING BANK N.V., NATIXIS and SOCIETE GENERALE, LONDON BRANCH as mandated lead arrangers (the Mandated Lead Arrangers);

(3)	BNP PARIBAS as facility agent for and on behalf of the Finance Parties (the Facility Agent);

(4)	BNP PARIBAS as security trustee and agent for and on behalf of the Finance Parties (the Security Trustee);

(5)	NATIXIS as technical bank (the Technical Bank);

(6)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as modelling bank (the Modelling Bank);

(7)	SOCIETE GENERALE, LONDON BRANCH as account bank (the Account Bank); and

(8)	THE ENTITIES listed in Schedule 1 (The Original Lenders) as original lenders (the Original Lenders).
IT IS AGREED as follows:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            1

1.	Definitions and Interpretation

1.1	Definitions
In this Agreement:
Abandonment Date means the date on which the operation of the DSM Project ceases, or is expected to cease, for economic reasons as production of Petroleum therefrom is no longer commercially viable.
Acceptable L/C Provider has the meaning given to it in the Accounts Agreement.
Accounts has the meaning given to it in the Accounts Agreement.
Accounts Agreement means the accounts agreement entered into on or about the date hereof by the Borrower, the Sponsor, the Account Bank, the Facility Agent and the Security Trustee.
Accounting Principles means the generally accepted accounting principles in the US.
Accrued Amounts has the meaning given to it in Clause 22.9(a) (Pro rata interest settlement).
Additional DSRA Amount has the meaning given to it in Clause 21.26(e)(ii)(C) (Breach and/or termination of Material Project Documents).
Additional Interest has the meaning given to it in the Equity Support and Subordination Deed.
Administrative Completion has the meaning given to it in Part A (Administrative Completion) of Schedule 14 (Project Completion).
Advance means each payment of cash pursuant to a Cash Call.
Affiliate means:

(a)	in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company; and

(b)
in respect of Natixis, also means any members of the Banque Poulaire and Caisse d'Epargne networks within the meaning of articles L.512-11, L.512-86 and L.512-106 of the French Monetary and Financial Code (Code Monétaire et Financier); and

(c)	in relation to Crédit Agricole Corporate & Investment Bank, any Caisse Régionale de Crédit Agricole Mutuel or Crédit Agricole S.A. and its Subsidiaries.
Agents means the Facility Agent and the Security Trustee.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            1

Agreed Source means:

(a)	in respect of DSM Project Costs:

(i)	the DSM Project Costs included in the then current Final Forecast;

(ii)	if higher than the DSM Project Costs included in the then current Final Forecast, the Sponsor's internal forecasting assumptions; or

(iii)
if lower than the DSM Project Costs included in the then current Final Forecast, the Sponsor's internal forecasting assumptions, provided that such assumptions are satisfactory to the Technical Bank (acting reasonably) in consultation with the Technical and Environmental Consultant; and

(b)	in respect of the Scheduled DSM Project Completion Date:

(i)	the Scheduled DSM Project Completion Date included in the then current Final Forecast;

(ii)	if later than the Scheduled DSM Project Completion Date included in the then current Final Forecast, the Sponsor's internal forecasting assumptions; or

(iii)
if earlier than the Scheduled DSM Project Completion Date included in the then current Final Forecast, the Sponsor's internal forecasting assumptions, provided that such assumptions are satisfactory to the Technical Bank (acting reasonably) in consultation with the Technical and Environmental Consultant.

Annual Budget means each annual budget for the DSM Project as prepared by the Operator and delivered by the Sponsor following the DSM Project Commercial Operations Date pursuant to clause 7.6 (Budget) of the Equity Support and Subordination Deed.
Antitrust Exemption means the exemption rendered on 22 December 2015 by the Israeli Minister of Economy to the Partners and the leaseholders of the Tamar Lease regarding certain restrictive trade practices set out under the Israeli Restrictive Trade Practices Law, 1988, together with any rules, conditions, or regulations promulgated pursuant thereto.
Applicable Law means any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree or Authorisation, in each case of a Government Entity or of a government entity of any other applicable jurisdiction.
Appointing Body means, in relation to the appointment of a Relevant Expert under the Finance Documents, the appointing body relevant to such appointment

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included in the list of appointing bodies set out in Schedule 16 (Appointing Bodies).
Assignment Agreement means an agreement substantially in the form set out in Schedule 18 (Form of Assignment Agreement) or any other form agreed between the Facility Agent and the Borrower.
Assumptions means:

(a)	the Economic Assumptions; and

(b)	the Technical Assumptions,
in each case as updated from time to time in accordance with Clause 18.11(c) (Assumptions).
Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
Availability Period means the period from Financial Close until the DSM Project Completion Date.
Available Amount means, on any date:

(a)	the lower of:

(i)	the Total Commitments; and

(ii)	the Borrowing Base Amount,
less

(b)	the aggregate principal amount of any outstanding Loans and, in relation to any Utilisation, the amount of any Loans that are due to be made on or before the proposed Utilisation Date.
Available Commitment means a Lender’s Commitment minus:

(a)	the amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date.
Available Facility means the aggregate for the time being of each Lender’s Available Commitment.
Balloon Repayment means the percentage of the Loans outstanding on the last day of the Availability Period which is payable on the Final Maturity Date in accordance with Clause 6.1(b)(iii) (Repayment of Loans).

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Base Equity Commitment has the meaning given to it in the Equity Support and Subordination Deed.
Basel II means the International Convergence of Capital Measurement and Capital Standards, a Revised Framework published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Signing Date, or any other law or regulation which implements Basel II.
Basel III means:

(a)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.
Beneficial Rate Treaty has the meaning given to it in the definition of Beneficial Rate Treaty State.
Beneficial Rate Treaty Lender means a Lender which satisfies all of the following:

(a)	is treated as a resident of a Beneficial Rate Treaty State for the purposes of the Beneficial Rate Treaty; and

(b)
is the beneficial owner of payments under this Agreement for the purposes of that Beneficial Rate Treaty and therefore is entitled to the reduced rate of withholding tax provided in that Beneficial Rate Treaty for such payments; and

(c)	does not carry on a business in Israel through a permanent establishment with which that Lender’s participation in the Loan is effectively connected, and, for the purposes of this definition (but without prejudice to any other form of evidence which can be produced by a Lender to establish whether it satisfies any of the conditions set out in this definition), a Lender which presents a valid

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            4

certificate from the Israel Tax Authority, according to which it is entitled to receive payments under this Agreement subject to withholding tax at the Beneficial Rate Treaty Lender Tax Deduction Rate, shall be considered as having satisfied conditions (a) and (b).
Beneficial Rate Treaty Lender Tax Deduction Rate has the meaning given to it in the definition of Beneficial Rate Treaty State.
Beneficial Rate Treaty State means a jurisdiction having a double taxation agreement with Israel which makes provision for a reduced rate of Tax of less than 5 per cent. (the Beneficial Rate Treaty Lender Tax Deduction Rate) imposed by Israel on interest (a Beneficial Rate Treaty).
Borrower Account has the meaning given to it in the Accounts Agreement.
Borrower Account Charge means the charge over accounts governed by English law to be entered into between the Borrower and the Security Trustee in respect of the Borrower Account.
Borrower Authorisation means any Authorisation required under Applicable Law to enable the Borrower lawfully to enter into, exercise its rights or perform its obligations under the Borrower’s Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its Relevant Jurisdictions of any Borrower’s Document.
Borrower Available Funds means at any time (without double counting) the following sources of liquidity for the purposes of inclusion in a DSM Funding Certificate:

(a)
the aggregate of the Available Amount which is available at such time provided that, in the case that the Facility is not available as a result of a Potential Event of Default which is continuing, it shall be assumed that such Potential Event of Default will be remedied by the expiry of any relevant cure period;

(b)	the aggregate of any undrawn Equity Commitment to the extent available to the Borrower and the most recent Sponsor Funding Certificate demonstrates the availability of such funds to the Sponsor;

(c)
the Sponsor Percentage of revenues projected to be payable under all DSM GSPAs prior to the Scheduled DSM Project Completion Date (calculated using reasonable management assumptions and consistent with the Sponsor’s internal forecasting assumptions);

(d)	the positive balance on the Project Accounts (comprising freely available cash and Permitted Investments) at such time;

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(e)	any other committed funds unconditionally available to the Borrower; and

(f)	any other sources of funding as approved by the Majority Lenders (acting reasonably).
Borrower Change of Control means the Sponsor:

(a)	ceasing to own legally or ceasing to own beneficially, directly or indirectly, 100 per cent. of the total issued share capital of the Borrower (on a fully diluted basis); or

(b)	otherwise ceasing to control the Borrower.
Borrower Pledge means the agreement governed by Israeli law to be entered into between the Borrower and the Security Trustee, pursuant to which the Borrower pledges to the Security Trustee (a) its current and future rights under the Sponsor Loan Agreement; and (b) all of the Borrower's rights, title and interest in all of its present and future tangible and intangible assets of any kind whether contingent or absolute.
Borrower’s Documents means:

(a)	the Finance Documents to which the Borrower is party;

(b)	the Sponsor Loan Agreement; and

(c)	any other document designated as a Borrower’s Document by the Facility Agent and the Borrower.
Borrowing Base Amount means the ratio of (A + C) / B as shown by the latest Final Forecast finally determined in accordance with Clause 18.11(k) (Final Forecast), where:

A	is the Discounted Cash Flow;

B	is 1.20; and

C	is the amount standing to the credit of the Debt Service Reserve Account.
Borrowing Base Deficiency Amount means the positive difference, if any, between:

(a)	the amount outstanding under the Facility; and

(b)	the Borrowing Base Amount,
in each case as shown by the Final Forecast finally determined pursuant to Clause 18.11(k) (Final Forecast) as at each Borrowing Base Deficiency Calculation

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Date, as such amount may be from time to time reduced in accordance with Clause 7.7(b) (Borrowing Base Deficiency Amount).
Borrowing Base Deficiency Calculation Date means:

(a)	the DSM Project Completion Date; and

(b)	any date on which a DSM GSPA Recalculation Event occurs.
Borrowing Base Deficiency Prepayment Amount means, on any Repayment Date, the lower of:

(a)	the Borrowing Base Deficiency Amount; and

(b)	amounts standing to the credit of the Proceeds Account on such Repayment Date after the payments under paragraph (h) of the Cash Waterfall have been made in full.
Break Costs means the amount (if any) by which:

(a)
the interest (calculated in accordance with Clause 8 (Interest) but excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the then current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Tel Aviv, Paris, Amsterdam and New York.
Calculation Date means each Repayment Date.
Calculation Period means, in respect of any Calculation Date, the 12 month period ending on that Calculation Date or, if less than 12 months, the period from the DSM Project Completion Date to such Calculation Date.
Cash Available for Sweep means:

(a)	on any Repayment Date in respect of which the Historic Debt Service Cover Ratio is greater than 1.10x (but less than or equal to 1.30x), the lower of:

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(i)	amounts standing to the credit of the Proceeds Account on such Repayment Date after the payments under paragraph (k) of the Cash Waterfall have been made in full; and

(ii)
30 per cent. of the amount (if any) by which the Cash Flow Available for Debt Service in respect of the Calculation Period ending on such Repayment Date exceeds the Debt Service in respect of the Calculation Period ending on such Repayment Date multiplied by 1.10x;

(b)	on any Repayment Date in respect of which the Historic Debt Service Cover Ratio is greater than 1.30x, the lower of:

(i)	amounts standing to the credit of the Proceeds Account on such Repayment Date after the payments under paragraph (k) of the Cash Waterfall have been made in full; and

(ii)	the sum of:

(A)	30 per cent. of the Debt Service in respect of the Calculation Period ending on such Repayment Date, multiplied by 0.2x; and

(B)
15 per cent. of the amount (if any) by which the Cash Flow Available for Debt Service in respect of the Calculation Period ending on such Repayment Date exceeds the sum of the Debt Service in respect of the Calculation Period ending on such Repayment Date multiplied by 1.3x.

Cash Call means any request for the making of an Advance made by the Operator to the Sponsor or any of the other Partners in accordance with the Joint Operating Agreement.
Cash Flow Available for Debt Service means, in relation to any period:

(a)	DSM Project Revenues for such period;
less

(b)	the aggregate of:

(i)	DSM Operating Costs ; and

(ii)	Unlevered Sponsor Percentage Amounts (if any),
for such period.
Cash Waterfall has the meaning given to it in the Accounts Agreement.

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Certification Period has the meaning given to it in the Equity Support and Subordination Deed.
Code means the US Internal Revenue Code of 1986.
Collateral means the Sponsor Collateral and all assets expressed to be the subject of Security granted by the Borrower pursuant to the Security Documents.
Commitment means:

(a)
in relation to an Original Lender, the amount set opposite its name under Commitment in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement, or assumed by it in accordance with Clause 2.3 (Increase due to cancellation); and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase due to cancellation), in each case, (i) as increased pursuant to Clause 2.2 (Increase of Total Commitments) and (ii) to the extent not cancelled, reduced or transferred by it under this Agreement.
Commitment Fee has the meaning given to it in Clause 11.1 (Commitment Fee).
Condensate means a low-density liquid mixture of predominantly higher chain hydrocarbon components.
Confidential Information means all information relating to the Project, the Borrower, the Sponsor, any Sponsor Affiliate, the Finance Documents or the Facility which a Finance Party receives in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	the Borrower, the Sponsor, any of the Sponsor’s Affiliates or any of their respective advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Borrower, the Sponsor, any of the Sponsor’s Affiliates or any of their respective advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

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(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41 (Confidentiality);

(B)	is identified in writing at the time of delivery as non-confidential by any of the Borrower, the Sponsor or either of their advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Borrower, the Sponsor or any of the Sponsor’s Affiliates and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.
Confidentiality Undertaking means a confidentiality undertaking substantially in the form set out in Schedule 7 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Facility Agent.
Consultant means each of:

(a)	the Technical and Environmental Consultant;

(b)	the Market Consultants;

(c)	the Model Auditor;

(d)	the Independent Engineer; and

(e)	the Insurance Consultant.
Contingent Equity Commitment has the meaning given to it in the Equity Support and Subordination Deed.
Corrective Action Plan has the meaning given to it in the Equity Support and Subordination Deed.
Cost Overrun Equity Commitment has the meaning given to it in the Equity Support and Subordination Deed.
CP Satisfaction Notice means the notice given by the Facility Agent to the Borrower and the Lenders in accordance with Clause 4.1 (Initial Conditions Precedent to the Facility).
CRD IV means:

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(a)	Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(b)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

Debt Funding Ratio means, on any Utilisation Date, the proportion, expressed as a percentage, of:

(a)	the aggregate of Loans outstanding at such Utilisation Date; to

(b)	the aggregate of:

(i)	DSM Project Costs (A) paid between the Signing Date and such Utilisation Date and (B) payable in the following 30 days; and

(ii)	DSM Pre-Signing Spend.
Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement.
Debt Service means, in respect of any period, the sum of (a) Repayment Instalments, (b) interest due under the Facility during such period and (c) any gross-up payments made by the Borrower during such period pursuant to Clause 12.1 (Tax gross-up).
Debt Service Reserve Account has the meaning given to it in the Accounts Agreement.
Debt Service Reserve Amount has the meaning given to it in the Accounts Agreement.
Default means an Event of Default or a Potential Event of Default.
Defaulting GSPA means a Designated DSM GSPA in respect of which a payment default has occurred prior to the DSM Project Completion Date and is continuing, provided that upon such payment default being cured that Designated DSM GSPA will no longer be a Defaulting GSPA.

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Defaulting Lender means any Lender (other than a Lender which is a Sponsor Affiliate):

(a)
which has failed to make its participation in a Loan available or has notified the Facility Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and
payment is made within three Business Days of its due date; or

(i)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
Delegate means any delegate, agent, attorney or co-trustee appointed by the Security Trustee.
Designated DSM GSPA means a DSM GSPA which the Borrower has designated to the Facility Agent as a Designated DSM GSPA in accordance with Clause 18.8 (Designation of DSM GSPAs).
Designated Website has the meaning given to it in Clause 18.16(a) (Use of websites).
Development means any works or other activity in respect of the development of any Petroleum fields.
Development Plan has the meaning given to it in the Joint Operating Agreement.
Direct Agreement means:

(a)	to the extent the NEPCO GSPA is a Designated DSM GSPA:

(i)	the NEPCO GSPA Direct Agreement; and

(ii)	the INGL GTA Direct Agreement;

(b)
each direct agreement entered into in respect of a Designated DSM GSPA pursuant to the Equity Support and Subordination Deed between the counterparty to that Designated DSM GSPA, the Security Trustee and

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the Sponsor substantially in the form set out in Schedule 12 (Form of Direct Agreement); and

(c)	each other document designated as a Direct Agreement by the Sponsor and the Facility Agent.
Discharged Rights and Obligations has the meaning given to it in Clause 22.4(c)(i) (Procedure for transfer).
Disclosing Lender has the meaning given to it in Clause 43.1(a) (Supply of Lender details to other Lenders).
Discounted Cash Flow means, on any date, an amount calculated in accordance with the following formula:
(A+B-C) * (LSP/SP)
where
A is the GSPA Minimum Revenue projected to be payable under all Designated DSM GSPAs;
B is the Forecast Condensate Revenue;
C is the DSM Operating Costs (excluding Taxes relating to any Non-Designated DSM GSPAs);
in each case, for the relevant Forecast Period, discounted back to the first day of that Forecast Period at an interest rate of six per cent per annum;
LSP is the Levered Sponsor Percentage; and
SP is the Sponsor Percentage.
Dispute has the meaning given to it in Clause 46.1 (Jurisdiction of English courts).
Dispute Notice has the meaning given to it in Clause 18.11(f) (Dispute Notice).
Disruption Event means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:

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(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
DSM Acceptable GSPA means:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***]; and

(f)	in respect of any other DSM GSPA, each DSM GSPA which satisfies the following criteria:

(i)	that DSM GSPA provides a “take-or-pay” commitment of the buyer and a floor price or effective floor price (such as an s-curve or an inflation-indexed price) for Petroleum;

(ii)	that DSM GSPA does not provide for termination rights (or rights to reduce “take or pay” volumes) which are inconsistent with market practice; and

(iii)	that DSM GSPA has a tenor of 5 years or more from the date on which Petroleum comes onstream; and

(iv)
that DSM GSPA does not include offtaker relief provisions in relation to “take-or-pay” commitment of the buyer or the floor price or effective floor price for Petroleum which are inconsistent with market practice;

(v)	if the offtaker under that DSM GSPA is the owner of a new independent power project in Israel, that offtaker has received a provisional license from the Israel Public Utility Authority;

(vi)	that DSM GSPA is unconditional or includes conditions precedent substantially similar to the conditions precedent in the Initial Designated DSM GSPAs; and

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(vii)	the Sponsor has entered into that DSM GSPA in compliance with the Government Framework (to the extent applicable to that DSM GSPA or the Sponsor).
DSM Acceptable Offtaker means:

(a)	any of the entities listed in Schedule 11 (DSM Acceptable Offtakers); and

(b)	any other person nominated by the Sponsor and accepted by the Facility Agent (acting on the instructions of the Majority Lenders who must, when giving such instructions, act reasonably), provided, that in each case, such offtaker is not a person that is, or is controlled by, a person located, resident in, organised under the laws of, or owned or controlled by the government of, a country or territory that is an enemy country under the Israeli Sanctions Laws or is the subject of Sanctions.
DSM Funding Certificate means a certificate substantially in the form of Schedule 19 (Form of DSM Funding Certificate), signed by two directors of the Borrower.
DSM GSPA means:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***]; and

(f)	any agreement entered into by the Sponsor for the sale and offtake of natural gas produced from the Leviathan Field in the context of the DSM Project [***].
DSM GSPA Cure Deadline has the meaning given to it in Clause 21.26(e) (Breach and/or termination of Material Project Documents).
DSM GSPA Recalculation Event means any of the following:

(a)
a Price Control Event or any event having equivalent effect occurs under any Designated DSM GSPA and becomes effective such that the price payable for Petroleum under that Designated DSM GSPA is reduced below the floor price specified in that Designated DSM GSPA;

(b)	the ToP Amount under a Designated DSM GSPA is reduced as a result of a reduction to the daily contract quantity, annual contract quantity and/or total contract quantity under such Designated DSM GSPA:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            15

(i)	pursuant to the Government Framework or any contractual provisions in such Designated DSM GSPA which has been included in such Designated DSM GSPA pursuant to the Government Framework;

(ii)	in accordance with any contractual provisions in such Designated DSM GSPA:

(A)	before the date on which all of the conditions precedent to the effectiveness of that Designated DSM GSPA have been satisfied or waived in accordance with the terms of that Designated DSM GSPA; or

(B)
as a result of any Authorisation that the buyer requires or, at the time of signing the Designated DSM GSPA is expected to have in place, in respect of the facilities that the buyer will use downstream of the delivery point in such Designated DSM GSPA being terminated, suspended, revoked or cancelled (and, in respect of the Edeltech GSPA, includes the loss by Edeltech Ltd. of its facility's status as a “Production Unit in Cogeneration” (as defined in the Electricity Sector Regulations (Cogeneration) – 2004));

(c)
the commencement of any Adjustment Period under (and as defined in) clause 6.4 (Adjustment for Buyer's Additional Gas Supply Agreement) of the IPM GSPA, the commencement of any Adjustment Period under (and as defined in) clause 6.4 (Adjustment for Buyer’s Additional Gas Supply Agreement) of the Paz Refinery GSPA or the commencement of any event having equivalent effect under any Designated DSM GSPA (where, for the purposes of Clause 18.11(c)(iv) (Assumptions), the Assumptions shall be adjusted to assume that the daily contract quantity for each day during the Adjustment Period (or event having equivalent effect) is zero);

(d)
subject to the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors and the time barring of claims under applicable limitation laws, a Designated DSM GSPA is rendered invalid or unenforceable by Applicable Law and the DSM Acceptable Offtaker that is a counterparty to that Designated DSM GSPA fails to make a payment due under that Designated DSM GSPA (for whatever reason) excluding any disputed amounts that are deposited in escrow; or

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            16

(e)
the occurrence of any event such that, in accordance with any contractual provisions in a Designated DSM GSPA, the ToP Amount payable under that Designated DSM GSPA in respect of a certain period is calculated on the basis of a percentage of the “adjusted annual contract quantity” or “minimum bill quantity” (or equivalent) that is lower than the percentage that is otherwise used under the take or pay obligations in that Designated DSM GSPA for calculation of the ToP Amount (including the commencement of a Buyer’s Delay Period under (and as defined in) the Or Power Energies GSPA).

DSM GSPA Trigger Event means any of the following:

(a)
a Designated DSM GSPA is terminated, suspended, revoked or repudiated, other than (i) in the case of termination, by way of termination at the end of its term pursuant to the terms thereof following discharge of all obligations thereunder or (ii) in the case of any suspension, if such Designated DSM GSPA has been subsequently reinstated within 30 days;

(b)	an Insolvency Event has occurred and is continuing with respect to a counterparty to a Designated DSM GSPA;

(c)	the Sponsor or the NEPCO Marketing Company agrees to or permits the execution of any amendment, variation or modification to a Designated DSM GSPA following which:

(i)	the ToP Amount of that Designated DSM GSPA is reduced;

(ii)	the floor price or effective floor price for Petroleum under that Designated DSM GSPA is reduced; or

(iii)
the term of that Designated DSM GSPA is reduced such that (a) the term is less than five years from the date on which Petroleum comes onstream or (b) the Designated DSM GSPA is scheduled to expire before the date until which the GSPA Minimum Revenue for that Designated DSM GSPA is taken into account for the purposes of the then-current Final Forecast.

DSM Operating Costs means all expenditure of the Sponsor in its capacity as a Partner in connection with the operation, management, maintenance, repair or reinstatement of the DSM Project, including (without double counting):

(a)	all payments made in respect of Cash Calls (to the extent that such payments relate to the DSM Project) under the Joint Operating Agreement;

(b)	any Statutory Royalties (to the extent that such payments relate to the DSM Project);

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            17

(c)	any capital expenditure, including expenditure for any reinstatement or other repair to the DSM Project facilities (to the extent not paid as part of a Cash Call pursuant to paragraph (a));

(d)	all other liabilities of the Sponsor under the Project Documents (to the extent that such liabilities relate to the DSM Project);

(e)	all Taxes (other than (i) Taxes on income of the Sponsor which are not directly attributable to the DSM Project and (ii) any Tax Payments made by the Borrower pursuant to Clause 12.1 (Tax gross-up));

(f)	all Taxes, costs and expenditure of the Borrower (whether or not for the account of the Sponsor); and

(g)	all costs of insurance of the Sponsor in its capacity as a Partner relating to the DSM Project (to the extent not paid as part of a Cash Call pursuant to paragraph (a)), in each case incurred in connection with the same.
DSM Pre-Signing Spend means US$27,800,000.
DSM Project means that portion of the Project related to the development of, and facilities necessary for, supply of gas to the INGL gas transportation grid in accordance with the requirements of the Project Leases (including the “Domestic Supply Module” as described in the Field Development Plan).
DSM Project Commercial Operations Date means the date of the last day of the Commissioning Period (as defined under the NEPCO GSPA), and prior to the occurrence of that day, the date on which the Operator estimates such day will occur.
DSM Project Completion Date means the Scheduled DSM Project Completion Date as set out in the Final Forecast finally determined as part of Administrative Completion, provided that:

(a)	Technical Completion has occurred; and

(b)	Administrative Completion has occurred.
DSM Project Costs means the aggregate amount (without double-counting) of all of the following costs paid or payable by the Sponsor or the Borrower from the Signing Date until the date falling one Month after the DSM Project Completion Date but excluding any amount of principal payable under the Finance Documents:

(a)	sums due by the Sponsor under the Joint Operating Agreement in relation to the DSM Project, excluding amounts owing by a Sponsor as a result

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            18

of another Partner failing to make a payment under the Joint Operating Agreement when due;

(b)	amounts payable under the Finance Documents;

(c)	Transaction Costs;

(d)
in the case of any expenditure under paragraphs (a) to (c) above and paragraph (e) below, any on-lending from the Borrower to the Sponsor under the Sponsor Loan Agreement for the purposes of payment of such expenditure;

(e)	DSM Operating Costs (to the extent not included under paragraph (a) above); and

(f)	initial funding of the Debt Service Reserve Amount.
DSM Project Revenues means, in respect of any Calculation Period, the aggregate of revenues received or receivable by the Sponsor (in its capacity as a Partner) in relation to the DSM Project during such period, including:

(a)	revenues from the sale of Petroleum;

(b)	proceeds from the disposal of assets (other than Tamar Disposal Proceeds) permitted under the Finance Documents;

(c)	payments made to the Sponsor under any of the Project Documents;

(d)	any Insurance Proceeds that are deposited into the Proceeds Account in accordance with clause 6.5(a) (Credits to Insurance and Compensation Account) of the Accounts Agreement; and

(e)	any earnings on amounts in the Project Accounts,
in each case, excluding any disputed amounts that are deposited in escrow.
DSM Project Sanction Date means the date on which the Partners make the final investment decision in respect of the DSM Project (being the first date on which the Partners have approved the Development Plan and the multi-year Work Program and Budget in respect of the budget required for the DSM Project until completion and the commissioning of the facilities underlying the DSM Project, in each case in accordance with the Joint Operating Agreement).
Economic Assumptions means the original economic assumptions set out in the Initial Forecast in the Financial Model (including pricing assumptions and sales volume assumptions calculated pursuant to Clause 18.11 (Financial projections)) delivered as an Initial Condition Precedent as updated from time to time in accordance with Clause 18.12 (Financial Model).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            19

Edeltech GSPA means the gas sale and purchase agreement for Petroleum from the DSM Project governed by Israeli law dated 30 January 2016 entered into by the Partners and Edeltech Ltd.
Eligible Funds has the meaning given to it in the Equity Support and Subordination Deed.
Eligible Institution means any Lender, other bank or financial institution selected by the Sponsor and which, in each case, is not a Sponsor Affiliate or a member of the Group.
Enforcement Action means any action listed under Clauses 21.31(b)(i)(A) to 21.31(b)(i)(G) (inclusive) (Consequences of an Event of Default).
Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including air within natural or man-made structures, whether above or below ground);

(b)	water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including land under water).
Environmental and Social Assessment Documentation means (as appropriate):

(a)	the Environmental and Social Impact Assessment (or a non-technical environmental summary of it);

(b)	the Environmental Monitoring and Management Program (or a non-technical environmental summary of it);

(c)	the Equator Principles Action Plan (or a non-technical environmental summary of it); and

(d)	any other relevant documents (or non-technical summaries of them).
Environmental and Social Claim means any litigation, arbitral proceedings or administrative proceedings relating to:

(a)	any applicable Environmental and Social Requirements; or

(b)	any Authorisation relating to applicable Environmental and Social Requirements.
Environmental and Social Impact Assessment means:

(a)	the “Environmental Impact Report for Production Drilling, Production Tests and Completion - Leviathan Field” dated March 2016; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            20

(b)	the “Environmental Impact Assessment for Installation, Operation and Maintenance of Pipelines and Submarine Systems for Leviathan Field Development” dated July 2016.
Environmental and Social Law means any Applicable Law relating to:

(a)	the pollution or protection of the Environment; or

(b)
the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, any Environmental Contaminant.

Environmental and Social Management System means the overarching environmental, social, health and safety management system as described in system manuals and related source documents, including policies, management programs and plans, procedures, requirements, performance indicators, responsibilities, training and periodic audits and inspections with respect to Environmental and Social Matters designed to identify, assess and manage risk in respect to the DSM Project on an ongoing basis.
Environmental and Social Matters means those environmental and social aspects identified in the Environmental and Social Impact Assessment, Technical and Environmental Consultant's review or Equator Principles Action Plan which are considered relevant to the DSM Project components.
Environmental and Social Permits means any Authorisation required under any Environmental and Social Law.
Environmental and Social Requirements means, collectively, Environmental and Social Law, and the applicable environmental and social standards, including the IFC Performance Standards on Social Sustainability and the World Bank Group Environmental Health and Safety (EHS) Guidelines in force at the time of this Agreement, which are relevant to the DSM Project.
Environmental Contaminant means any substance (whether a solid, liquid, gas and whether or not combined with any one or more other substances), activity or other phenomenon that is capable of causing harm to man or any other living organism supported by the Environment, or damaging the Environment or public health.
Environmental Monitoring and Management Program or EMMP means each environmental monitoring and management program to be prepared in relation to the DSM Project in accordance with Applicable Law, in each case as amended or supplemented from time to time.
Equator Principles means the principles so named and described in the ‘Equator Principles – June 2013’, providing the framework for banks to determine, assess

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            21

and manage environmental and social issues in project financing, details of which can be found at http://www.equator-principles.com/resources/equator_principles_III.pdf, as adopted in such form by certain financial institutions.
Equator Principles Action Plan means a report prepared by the Technical and Environmental Consultant describing and prioritising the actions required to address any gaps in the Environmental and Social Assessment Documentation, the Environmental and Social Management System, or Stakeholder Engagement process documentation to bring the DSM Project in line with the applicable standards in the Equator Principles.
Equity Commitment has the meaning given to it in the Equity Support and Subordination Deed.
Equity Support and Subordination Deed or ESSD means the equity support and subordination deed dated on or about the date hereof between the Sponsor, the Borrower, the Security Trustee, the Facility Agent, the Technical Bank and the Modelling Bank.
EU means the European Union.
Event of Default means any event or circumstance specified as such in Clause 21 (Events of Default).
Existing Lender has the meaning given to it in Clause 22.1 (Assignments and transfers by the Lenders).
Existing Sponsor Accounts has the meaning given to it in the Sponsor Account Charge.
Exploration means any investigatory drilling or other activity in respect of exploration for Petroleum.
Expropriation Event means an Expropriatory Action that occurs with respect to the Borrower’s assets or equity interests (if any) or the Sponsor’s assets or equity interests related to the DSM Project.
Expropriation Event Proceeds means all proceeds or compensation received (in cash or in kind) by the Borrower or the Sponsor in relation to an Expropriation Event.
Expropriatory Action means any action or series of actions taken, authorised or ratified by Israel for appropriation, confiscation, compulsory acquisition, requisition, expropriation or nationalisation (by intervention, condemnation or other form of taking, including by revocation or cancellation of a Project Document), whether with or without compensation and whether in accordance

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            22

with Applicable Law or otherwise (including through confiscatory taxation or imposition of confiscatory charges).
Facility means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).
Facility Office means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement, provided that a Lender shall not nominate more than two Facility Offices unless it is necessary in order to receive payments due to it without withholding or deduction of or on account of Tax or to benefit from the provisions of Clause 12.1 (Tax gross-up).
FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the Signing Date.
FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            23

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.
FCA means the Financial Conduct Authority acting in accordance with Part 6 of the Financial Services and Markets Act 2000.
FCA Client Money Rules has the meaning given to it in Clause 28.3(i) (Excluded Obligations of Account Bank).
Fee Letter means each of:

(a)	any letter dated on or about the Signing Date between the Borrower and the relevant Finance Party setting out any of the fees referred to in Clause 11 (Fees);

(b)	any letter between a Willing Lender or a New Party referred to in Clause 2.2(j) (Increase of Total Commitments);

(c)	any letter between the Borrower and an Increase Lender referred to in Clause 2.3(d) (Increase due to cancellation); and

(d)	any other document designated as a Fee Letter by the Borrower and the Facility Agent.
Field Development Plan means the development plan for the Project approved by the Petroleum Commissioner on 2 June 2016, as may be amended or supplemented from time to time.
Final Discharge Date shall mean the date upon which the Security Trustee releases or is required to release the Security created under the Security Documents in accordance with Clause 25.3(g) (Security).
Final Forecast means the Initial Forecast and any forecast finally determined in accordance with Clause 18.11(k) (Final Forecast).
Final Maturity Date means the date falling 8 years from the Signing Date.
Finance Document means:

(a)	this Agreement;

(b)	the Equity Support and Subordination Deed;

(c)	the Accounts Agreement;

(d)	the Security Documents;

(e)	the Fee Letters;

(f)	any Utilisation Request; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            24

(g)	any other document designated as such by the Facility Agent and the Borrower.
Finance Party means each of the Agents, the Mandated Lead Arrangers, the Technical Bank, the Modelling Bank, the Account Bank and the Lenders.
Financial Close has the meaning given to it in Clause 4.1(a) (Initial Conditions Precedent to the Facility).
Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any amount is actually due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.
Financial Institution Lender means a Lender:

(a)	that:

(i)	is not tax-resident in Israel for the purposes of the Ordinance;

(ii)	has no Israeli residents who:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            25

(A)	hold, directly or indirectly, alone or together with another, or together with another Israeli tax resident, more than 25 per cent. in one or more of the following:

(I)	the right to profits;

(II)	the right to appoint a director or general manager of the company, or holders of similar offices in other bodies of persons;

(III)	the right to vote at the company's general meetings, or in the corresponding body of another body of persons;

(IV)	the right to a share of the balance of assets after debts have been paid at liquidation;

(V)	the right to instruct the holder of one of the rights said in paragraphs (I) to (IV) how to exercise that right;
all whether by virtue of shares, rights to shares or other rights, or in any other manner, including through voting or trusteeship agreements; or

(B)	are the beneficiaries of, or are entitled to, 25 per cent. or more of that Lender's revenues or profits;
provided that any shares in that Lender held by the public as a result of the registration of the shares of the Lender on a stock exchange outside Israel will not be viewed as held by Israeli residents; and

(iii)	holds or is entitled to acquire, directly or indirectly, alone or together with another:

(A)	less than 5 per cent. of the shares of the Borrower;

(B)	less than 5 per cent. of the voting rights in the Borrower;

(C)	less than 5 per cent. of the right to the Borrower's profits or assets upon liquidation; and

(D)	no right to appoint a director of the Borrower; and

(b)	that is a bank, an insurance company, a pension or provident fund which is incorporated outside Israel; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            26

(c)	that does not make available its participation in the Loans through a permanent establishment, branch or representative office in Israel, provided that, where a Lender satisfies the conditions specified in paragraphs (a) to (c) above, then it shall be considered to be a Financial Institution Lender for the purposes of this Agreement, irrespective of whether the Tax Ruling is obtained by the Borrower or the Borrower receives an approval from the Israel Tax Authority that the payments of interest to that Lender under this Agreement are payable subject to the Financial Institution Tax Deduction.
Financial Institution Tax Confirmation means a written confirmation by a Lender which is beneficially entitled to payments under this Agreement that it considers itself to be a Financial Institution Lender, together with:

(a)
evidence reasonably satisfactory to the Borrower that the relevant Lender is a bank, an insurance company, a pension fund or a provident fund (it being agreed that copy of a regulatory licence to such effect will be deemed to be satisfactory evidence); and

(b)	a registration certificate showing that the Lender is incorporated outside of Israel.
Financial Institution Tax Deduction means the Tax Deduction on account of Tax imposed by Israel on payments to Financial Institution Lenders when a Tax Ruling is in place (which, as at the Signing Date, is calculated at the reduced rate of 5 per cent.).
Financial Model means the computer model as agreed between the Technical Bank, the Facility Agent, the Modelling Bank and the Borrower at Financial Close and at any time thereafter, as updated, revised, amended, supplemented or replaced from time to time in accordance with this Agreement.
First Currency has the meaning given to it in Clause 14.1(a) (Currency indemnity).
First Repayment Date means the earlier of:

(a)	if the DSM Project Completion Date occurs on or before the Initial Scheduled DSM Project Completion Date, 30 September 2020;

(b)
if the DSM Project Completion Date occurs after the Initial Scheduled DSM Project Completion Date and before the Long Stop DSM Project Completion Date, the first Quarter Date following the DSM Project Completion Date; and

(c)	if the DSM Project Completion Date occurs on or after the Long Stop DSM Project Completion Date, 30 September 2021.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            27

Fitch means Fitch Ratings Ltd. and any successor to its rating business.
Forecast has the meaning given to it in Clause 18.11(a) (Forecasts).
Forecast Condensate Revenue means the Sponsor Percentage of the aggregate gross revenues which are projected to be realised from the sale of Condensate from the DSM Project.
Forecast Period means:

(a)
in respect of any Forecast delivered prior to the DSM Project Completion Date, the period beginning on the Scheduled DSM Project Completion Date and ending on the second anniversary of the Final Maturity Date; or

(b)
in respect of any Forecast delivered on or following the DSM Project Completion Date, the period beginning on the date of the relevant Forecast and ending on the second anniversary of the Final Maturity Date.

FSMA means the Financial Services and Markets Act 2000.
Funding Rate means any individual rate notified by a Lender to the Facility Agent pursuant to Clause 10.3(a)(ii) (Cost of funds).
Good Industry Practice means the conduct of operations in a proper and workmanlike manner in accordance with methods and practices customarily used in good and prudent oil and gas field practice and with that degree of diligence and prudence reasonably and ordinarily exercised by experienced operators engaged in similar activity under similar circumstances and conditions.
Government Entity means:

(a)	the government of Israel;

(b)	any authority, agency or department established by the government of Israel including any independent regulatory authority; and

(c)	any other political subdivision of Israel.
Government Framework means resolution 476 adopted by the Government of Israel on August 16, 2015 entitled “Framework for increasing the quantity of natural gas produced from the Tamar natural gas field and rapid development of the Leviathan, Karish and Tanin natural gas fields and other natural gas fields” as amended on May 22, 2016, by the Israeli government resolution 1465 (including the Antitrust Exemption).
Group means the Parent, the Sponsor, the Borrower and each of their respective Affiliates for the time being.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            28

GSPA Minimum Revenue means, in respect of a Designated DSM GSPA, the Sponsor Percentage of the product of:

(a)	the floor price or effective floor price; and

(b)	the ToP Amount,
in each case, in respect of such Designated DSM GSPA.
GSPA Reserve Amount has the meaning given to it in the Accounts Agreement.
Historic Debt Service Cover Ratio means, in relation to any Calculation Period ending on a Calculation Date, the ratio of:

(a)	Cash Flow Available for Debt Service for such period;
to

(b)	Debt Service for such period.
Historic Statement means a certificate substantially in the form set out in Schedule 17 (Form of Historic Statement) signed by a director of the Borrower comprising the calculations and statements specified in Clause 18.10(b) (Required information).
Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.
Impaired Agent means any Agent at any time when such Agent:

(a)	has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	otherwise rescinds or repudiates a Finance Document;

(c)	(if such Agent is also a Lender) is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender;

(d)	an Insolvency Event has occurred and is continuing with respect to such Agent; or

(e)	unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and
payment is made within three Business Days of its due date; or

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            29

(ii)	it is disputing in good faith whether it is contractually obliged to make the payment in question.
In Operation has the meaning given to it in Part B (Technical Completion) of Schedule 14 (Project Completion).
Increase Confirmation means a confirmation substantially in the form set out in Schedule 8 (Form of Increase Confirmation).
Increase Lender has the meaning given to it in Clause 2.3(b)(i) (Increase due to cancellation).
Increase Loan means any Loans made available by a Willing Lender or New Party in accordance with Clause 2.2 (Increase of Total Commitments).
Increase Request Notice has the meaning given to it in Clause 2.2(a) (Increase of Total Commitments).
Increased Costs means:

(a)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.
Independent Engineer means Netherland, Sewell and Associates, Inc. or any other independent engineer approved by the Facility Agent.
INGL means Israel Natural Gas Lines Ltd.
INGL GTA means the gas transportation agreement to be entered into between the NEPCO Marketing Company and INGL.
INGL GTA Direct Agreement means the direct agreement to be entered into by INGL, the NEPCO Marketing Company and the NEPCO Marketing Company Security Trustee in relation to the INGL GTA.
Initial Conditions Precedent means the initial conditions precedent to Financial Close listed in Schedule 2 (Initial Conditions Precedent).
Initial Designated DSM GSPA means [***].

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            30

Initial Forecast means the base case produced by running the Financial Model on the basis of the Assumptions (as set out in the Financial Model delivered by the Borrower as an Initial Condition Precedent).
Initial Reserves Report means the Reserves Report prepared by the Independent Engineer to be provided to the Facility Agent pursuant to paragraph 18.1 of Schedule 2 (Initial Conditions Precedent), which shall contain (with respect to the Leviathan Field) Proven Reserves (1P reserves) and Proven plus Probable Reserves (2P reserves), with sub-categories where applicable and contingent resources.
Initial Scheduled DSM Project Completion Date means [***].
Initial Utilisation Date means the date of the first Utilisation under the Facility.
Insolvency Event means:

(a)	in relation to a Finance Party or a counterparty to a Designated DSM GSPA, that the Finance Party or the counterparty to a Designated DSM GSPA (as applicable):

(i)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(ii)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(iii)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(iv)
institutes or has instituted against it, by a regulator, supervisor or similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(v)
has instituted against it a proceeding seeking judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation and, in the case of any such proceeding or petition instituted or presented

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            31

against it, such proceeding or petition is instituted or presented by a person or an entity not described in paragraph (iv) above and:

(A)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(B)	is not dismissed, discharged, stayed or restrained in each case within 30 days of its institution or presentation;

(vi)	has a resolution passed for its winding-up, official management or liquidation (other than as a result of a consolidation, amalgamation or merger);

(vii)
seeks or becomes subject to the appointment of an administrator (excluding any undisclosed administrator), provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(viii)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(ix)
seeks or becomes subject to any administration or reorganisation between such an entity and its creditors under the chapter 3 of part 9 of the Israeli Companies Law 1999 (Compromise or Arrangement) or under any similar law in Israel or any other jurisdiction (other than pursuant to a consolidation, amalgamation or merger);

(x)
causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a)(i) to (a)(ix) above; or

(xi)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; and

(b)
in relation to a Finance Party, that the Finance Party has exercised in respect of it one or more of the stabilisation powers under part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding under part 2 of the Banking Act 2009 or a bank administration proceeding under part 3 of the Banking Act 2009.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            32

Insurance and Compensation Account has the meaning given to it in the Accounts Agreement.
Insurance Consultant means Mandy McNeil International or any other insurance consultant approved by the Facility Agent.
Insurance Proceeds means (a) all amounts (including interest, if any, thereon) paid or payable to the Borrower or the Sponsor under any Project Insurance Policy (b) any compensation received by the Borrower or the Sponsor in relation to all or part of the DSM Project pursuant to the Israeli Property Tax and Compensation Fund Law 1961 and (c) any amount of compensation or damages received by the Borrower or the Sponsor in relation to the DSM Project which amount is intended to compensate for loss of the type covered under a Project Insurance Policy.
Inter-Sellers Agreement means any agreement entered into by the Partners to co-ordinate the day-to-day operations under the NEPCO GSPA Back to Back Agreement.
Interest Period means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods), and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).
Interpolated Screen Rate means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of 11:00 a.m. on the Quotation Day for that Loan.
IPM means I.P.M. Beer Tuvia Ltd.
IPM GSPA means the gas sale and purchase agreement for Petroleum from the DSM Project governed by Israeli law dated 29 May 2016 entered into by the Partners and IPM.
Israel means the State of Israel.
Israeli Lender means a Lender which is resident in Israel for Tax purposes (or the foreign branch, permanent establishment or representative office of a Lender which is resident in Israel for Tax purposes) or a Lender which is not resident in Israel but which has a branch, permanent establishment or representative office in Israel with which its participation in a Loan is effectively connected provided

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            33

that no Lender which is incorporated, or legally established, outside Israel will be considered an Israeli Lender solely by reason of its having a branch, permanent establishment or representative office in Israel unless its participation in a Loan is effectively connected with that branch, permanent establishment or representative office in Israel.
Israeli Sanctions Laws means the Israeli Trade with the Enemy Ordinance 1939, the Law on the Struggle against Iran's Nuclear Program 5772-2012 and all other rules, conditions, or regulations promulgated pursuant to each of them.
Joint Operating Agreement means the joint operating agreement dated 31 August 2008 entered into by and between the Partners (as amended or supplemented from time to time).
Joint Operating Committee means the operating committee of the Partners established pursuant to the Joint Operating Agreement.
Lease Area has the meaning given to it in each of the Project Leases and, only in respect of the Leviathan North Lease, as such area's coordinates were amended on 16 November 2014 by the Israeli Minister of National Infrastructures, Energy and Water Resources.
Legal Reservations means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law in any legal opinion delivered pursuant to Clause 4.1 (Initial Conditions Precedent to the Facility).
Lender means:

(a)	any Original Lender; and

(b)	any bank or financial institution; and

(c)	to the extent acceptable to the Petroleum Commissioner, any trust, fund or other entity,

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            34

in the case of paragraphs (b) or (c) above, which has become a Party in accordance with Clause 2.2 (Increase of Total Commitments), Clause 2.3 (Increase due to cancellation) or Clause 22 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
Lender Accession Letter means a duly completed accession letter substantially in the form set out in Schedule 9 (Form of Lender Accession Letter).
Levered Sponsor Percentage means that part of the Sponsor Percentage (expressed as a percentage of the total interest of all Partners) which is designated as Levered Sponsor Percentage by the Borrower in accordance with Clause 18.9 (Designation of Levered Sponsor Percentage), provided that the Levered Sponsor Percentage shall not, at any time, be higher than the Sponsor Percentage (the Levered Sponsor Percentage being 25 per cent. as at the Signing Date).
Leviathan Disposal means a disposal, transfer or assignment by the Sponsor of all or any part of its Sponsor Percentage (other than any disposal of an Additional Interest acquired after the Signing Date).
Leviathan Disposal Account has the meaning given to it in Clause 7.8(c)(i)(A) (Leviathan Disposal).
Leviathan Disposal Cancellation Amount has the meaning given to it in Clause 7.8(e)(i) (Leviathan Disposal).
Leviathan Disposal Prepayment Account has the meaning given to it in Clause 7.8(c)(i) (Leviathan Disposal).
Leviathan Disposal Prepayment Amount has the meaning given to it in Clause 7.8(e)(ii) (Leviathan Disposal).
Leviathan Field means all hydrocarbon reservoirs which underlie the area covered by the Project Leases.
Leviathan North Lease means lease I/15 awarded to the Partners on 27 March 2014 by the Petroleum Commissioner.
Leviathan Platform means the platform to be constructed and installed offshore of Israel in connection with the DSM Project in order to receive and process gas produced from the Leviathan Field as contemplated by the Field Development Plan.
Leviathan South Lease means lease I/14 awarded to the Partners on 27 March 2014 by the Petroleum Commissioner.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            35

Leviathan SPV means Leviathan Transportation System Ltd, a limited liability company incorporated under the laws of Israel with company registration number 515599546 and its registered address at 12 Abba Eban Blvd., Herzlia Pituach, 4672530 Israel.
LIBOR means, in relation to any Loan:

(a)	the applicable Screen Rate as of 11 a.m. London time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR will be deemed to be zero.
Limited Recourse Financing means:

(a)
any Financial Indebtedness where the persons to whom such indebtedness is owed (or any agent, trustee or representative for such persons) shall not have recourse to the Sponsor Collateral in any circumstances (whether or not a default, however so described, has occurred in respect of such Financial Indebtedness); or

(b)
any other Financial Indebtedness which the Facility Agent (acting on the instructions of the Majority Lenders) has agreed with the Borrower and the Sponsor should be regarded as Limited Recourse Financing, provided that, in each case, the persons to whom such Financial Indebtedness is owed shall be contractually prohibited from petitioning for or initiating the making of an administration order or other insolvency proceeding or the winding up, respectively in relation to or of the Sponsor (whether or not a default, however so described, has occurred in respect of such Financial Indebtedness); provided, further, that REM Debt shall not be considered Limited Recourse Financing to the extent it benefits from any REM Shared Security.
LMA means the Loan Market Association.
Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.
Long Stop DSM Project Completion Date means [***].
Major Construction Contract means, upon execution, each of the following:

(a)	[***];

(b)	[***];

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            36

(c)	[***]; and

(d)	[***].
Majority Lenders means:

(a)
if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66.67 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66.67 per cent. of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66.67 per cent. of all the Loans then outstanding.
Margin means:

(a)	in respect of a Loan (other than an Increase Loan):

(i)	from and including the Signing Date up to the DSM Project Completion Date: 3.50 per cent. per annum;

(ii)	from and including the DSM Project Completion Date until (but excluding) the first day of the period in paragraph (iii) below: 3.25 per cent. per annum;

(iii)	from and including the date falling two years prior to the Final Maturity Date: 3.75 per cent. per annum; and

(b)
in respect of an Increase Loan, as agreed by the Borrower and the relevant Lenders pursuant to Clause 2.2 (Increase of Total Commitments), provided that the Margin for an Increase Loan shall not exceed the Margin for any Loan as set out in paragraph (a) above.

Market Capacity Event has the meaning given to it in the Equity Support and Subordination Deed.
Market Consultants means:

(a)	BDO Ziv Haft in respect of the gas market in Israel; and

(b)	IHS in respect of the gas market in Jordan,
or any other market consultant approved by the Facility Agent.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            37

Material Adverse Effect means a material adverse effect on:

(a)	the ability of the Borrower or the Sponsor to perform or comply with its payment and other material obligations under the Transaction Documents to which it is a party;

(b)
the rights or remedies of the Finance Parties, or the legality, binding nature, validity or enforceability of the Finance Documents, or the effectiveness or ranking of any Security granted or purported to be granted under any of the Finance Documents; or

(c)
the business, assets or financial condition of the Borrower, the DSM Project or the Sponsor which, in the case of the Sponsor, threatens its ability to remain solvent and pay its debts as these fall due (excluding any debts which constitute Limited Recourse Financing).

Material Authorisation means the following Authorisations:

(a)	the Tranmission License;

(b)	the installation and operating permits to be granted to the Partners for the Leviathan Platform (once obtained);

(c)	the export permit granted to the Partners on 13 February 2017 for the exporting of Petroleum under the NEPCO GSPA;

(d)	any export permit to be granted to the Partners for the exporting of Petroleum under any export Designated DSM GSPA (once obtained); and

(e)	any other Authorisation for the Project designated as a Material Authorisation by the Facility Agent and the Borrower (each acting reasonably).
Material Project Document means:

(a)	the Material Authorisations;

(b)	the Joint Operating Agreement;

(c)	the Project Leases;

(d)	each Major Construction Contract;

(e)	each Designated DSM GSPA;

(f)
unless and until the NEPCO GSPA becomes a Non-Designated DSM GSPA, (i) the Inter-Sellers Agreement, (ii) the NEPCO GSPA Back to Back Agreement, (iii) the NEPCO GSPA [***], (iv) the NEPCO GSPA [***] and (v) the INGL GTA; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            38

(g)	any other Project Document which the Borrower and the Facility Agent (each acting reasonably) agree shall be a Material Project Document.
MMSCF means Million Cubic Feet at Standard Conditions (60°F – 14.696 psi).
MMSCFD means Million Cubic Feet at Standard Conditions (60°F – 14.696 psi) per day.
Model Auditor means MAZARS Group or any other model auditor approved by the Facility Agent.
Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below), if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
Moody’s means Moody’s Investor Service Limited, and any successor to its rating business.
Necessary Approvals means those approvals necessary for the purposes of assuming Commitments pursuant to Clause 2.2 (Increase of Total Commitments).
NEPCO means the National Electric Power Company Ltd. (NEPCO) of Jordan.
NEPCO GSPA means the gas sales and purchase agreement governed by English law dated 26 September 2016 between the NEPCO Marketing Company and NEPCO.
NEPCO GSPA Back to Back Agreement means any gas sale and purchase agreement for Petroleum from the DSM Project entered into by the Partners and the NEPCO Marketing Company.
NEPCO GSPA Direct Agreement means the direct agreement substantially in the form set out in schedule 9 (Form of Direct Agreement) to the NEPCO GSPA to be entered into by NEPCO, the NEPCO Marketing Company and the NEPCO Marketing Company Security Trustee in relation to the NEPCO GSPA.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            39

NEPCO GSPA [***] means [***].
NEPCO GSPA [***] means [***].
NEPCO Marketing Company means NBL Jordan Marketing Limited, an exempted company incorporated under the laws of the Cayman Islands with company number 295085 and having its registered office at PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
NEPCO Marketing Company Security Acknowledgement Deed means the deed of acknowledgement governed by English law to be entered into between the NEPCO Marketing Company, the NEPCO Marketing Company Security Trustee, the Sponsor and the Security Trustee (i) acknowledging the grant by the Sponsor of security over its rights under the NEPCO Marketing Company Security Trust Deed and the NEPCO GSPA Back to Back Agreement to the Security Trustee and (ii) pursuant to which the NEPCO Marketing Company, the NEPCO Marketing Company Security Trustee and the Sponsor grant acknowledgements, consents and waivers to the Security Trustee in relation to the NEPCO GSPA Back to Back Agreement that are substantially similar to those set out in Schedule 12 (Form of Direct Agreement).
NEPCO Marketing Company Security Agreement means the deed of assignment and debenture governed by English law to be entered into by the NEPCO Marketing Company in favour of the NEPCO Marketing Company Security Trustee granting security over the NEPCO Marketing Company’s rights under the NEPCO GSPA, the NEPCO GSPA [***], the NEPCO GSPA [***] and the INGL GTA to the NEPCO Marketing Company Security Trustee.
NEPCO Marketing Company Security Trust Deed means the security trust deed governed by English law to be entered into between, inter alios, the NEPCO Marketing Company, the Partners and the NEPCO Marketing Company Security Trustee.
NEPCO Marketing Company Security Trustee means the person appointed and holding office as such from time to time pursuant to the NEPCO Marketing Company Security Trust Deed.
NEPCO Marketing Company Share Mortgage means the equitable share mortgage governed by Cayman Islands law to be entered into between the Sponsor and the Security Trustee granting security over shares held by the Sponsor in the NEPCO Marketing Company.
NEPCO Security Documents means:

(a)	the NEPCO Marketing Company Security Trust Deed;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            40

(b)	the NEPCO Marketing Company Security Agreement;

(c)	the NEPCO Marketing Company Share Mortgage;

(d)	the NEPCO GSPA Direct Agreement;

(e)	the INGL GTA Direct Agreement; and

(f)	the NEPCO Marketing Company Security Acknowledgement Deed.
NEPCO Security Term Sheet means the agreed form term sheet dated 20 October 2016 relating to the NEPCO Marketing Company Security Trust Deed, the NEPCO Marketing Company Security Agreement and the NEPCO Marketing Company Security Acknowledgement Deed.
New Lender has the meaning given to it in Clause 22.1 (Assignments and transfers by the Lenders).
New Party has the meaning given to it in Clause 2.2(b)(iii) (Increase of Total Commitments).
Nominated Increase Date has the meaning given to it in Clause 2.2(i)(i) (Increase of Total Commitments).
Non-Consenting Lender has the meaning given to it in Clause 7.13(c) (Right of replacement in relation to a single Lender).
Non-Designated DSM GSPA means a DSM GSPA which is not a Designated DSM GSPA.
Non-Resident Recipient Application means, in respect of a Lender, a duly completed form A/114 (non-resident recipient application for reduction of withholding tax rates) or any equivalent form from time to time required by the Israel Tax Authority, certified by the Tax Authority of the jurisdiction in which that Lender is resident for Tax purposes.
Non-Responding Lender has the meaning given to it in Clause 38.2(a) (Non-Responding Lenders).
Notifiable Debt Purchase Transaction has the meaning given to it in Clause 39.2(b) (Disenfranchisement of Sponsor Affiliates).
Obligations has the meaning given to it in the Equity Support and Subordination Deed.
OFAC means the U.S. Department of the Treasury’s office of Foreign Assets Control.
Operator means the Sponsor or any other successor operator appointed in accordance with the Project Leases and/or the Joint Operating Agreement.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            41

Or Power Energies GSPA means the gas sale and purchase agreement governed by Israeli law dated 30 November 2016 entered into by the Partners and Or Power Energies (Dalia) Ltd.
Ordinance means the Israeli Income Tax Ordinance, 1961.
Original Financial Statements means the audited financial statements of the Sponsor for the financial year ended 31 December 2015.
Original Jurisdiction means:

(a)	in relation to the Borrower, Israel; and

(b)	in relation to the Sponsor, the Cayman Islands.
Parent means Noble Energy Inc.
Partners means:

(a)	Avner Oil Exploration LP bearing registration number 550011340;

(b)	Delek Drilling LP bearing registration number 550013098;

(c)	the Sponsor;

(d)	Ratio Oil Exploration (1992) Limited Partnership bearing registration number 550012777; and
any other entity to whom all or part of any working interest in the Project Leases is transferred after the Signing Date.
Party means a party to this Agreement.
Paying Party has the meaning given to it in Clause 31.5(a) (Impaired Agent).
Paz Refinery GSPA means the gas sale and purchase agreement governed by Israeli law dated 24 November 2016 entered into by the Partners and Paz Ashdod Refinery Limited.
Permitted Hedging Transaction means any hedging transaction approved by:

(a)	if the obligations of the Borrower to its counterparty in respect of any hedging transaction are unsecured, the Majority Lenders; and

(b)	if the obligation of the Borrower to its counterparty in respect of any hedging transaction are secured, all of the Lenders.
Permitted Indebtedness means:

(a)	Financial Indebtedness of the Borrower under the Finance Documents; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            42

(b)	Financial Indebtedness of the Borrower to the Sponsor that is subordinated in accordance with the Equity Support and Subordination Deed; and

(c)	Financial Indebtedness of the Borrower to the Sponsor pursuant to any Permitted Hedging Transaction.
Permitted Investments has the meaning given to it in the Accounts Agreement.
Permitted Security means:

(a)	Security created or evidenced by the Finance Documents;

(b)	arrangements (including set-off and netting) set out in the standard terms of business of the Borrower’s bankers;

(c)	any payment or close out netting or set-off arrangement pursuant to any Permitted Hedging Transaction; and

(d)	any lien arising by operation of law and in the ordinary course of the Borrower’s business.
Petroleum has the meaning given to it in section 1 of the Petroleum Law.
Petroleum Commissioner has the meaning assigned to it in the Petroleum Law and the Israeli Petroleum Regulations 5713-1953 as re-enacted and amended from time to time.
Petroleum Commissioner Submission means a submission substantially in the form set out in Schedule 21 (Form of Petroleum Commissioner Submission).
Petroleum Law shall mean the Israeli Petroleum Law 5712-1952, including all regulations applicable by virtue thereof, and as shall be updated or replaced from time to time.
Pledged Borrower Shares has the meaning given to it in the Sponsor Pledge.
Potential Event of Default means any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
Price Control Event means the issuance, imposition or enactment of any decree, ruling, declaration, regulation, order, directive, instruction or other legal instrument pursuant to the Israeli Prices of Commodities and Services (Supervision) Law, 5756-1996, the effect of which is the reduction of the amount to be received by the Sponsor under a Designated DSM GSPA for gas to be delivered under that Designated DSM GSPA.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            43

Probable Reserves means, in respect of the Leviathan Field, that quantity of Petroleum which has a probability equal to or greater than 50 per cent. (but less than 90 per cent.) of being recovered from the Leviathan Field (as determined in accordance with the guidelines of the Society of Petroleum Engineers).
Proceeds Account has the meaning given to it in the Accounts Agreement.
Project means:

(a)	the Exploration, appraisal, development, production and disposition of Petroleum from the Leviathan Field;

(b)	the processing, separating and transporting of Petroleum and condensates from the Leviathan Field;

(c)	the development, operation and maintenance of infrastructure necessary for the activities described in paragraphs (a) and (b) above;

(d)	the sales and marketing of Petroleum from the Leviathan Field; and

(e)	activities ancillary to the activities described in paragraphs (a) to (d) above.
Project Accounts has the meaning given to it in the Accounts Agreement.
Project Document means:

(a)	the Material Project Documents;

(b)	each Non-Designated DSM GSPA; and

(c)	such other documents as are designated by the Facility Agent (acting reasonably) and the Borrower (acting reasonably) as Project Documents by virtue of their importance to the DSM Project.
Project Insurance Policies means the insurances to be implemented in respect of the Sponsor Percentage and maintained by the Sponsor (or by the Operator on behalf of the Sponsor) in accordance with the Joint Operating Agreement which, as at the Signing Date, are those detailed in schedule 2 (Details of Project Insurance Policies) of the Equity Support and Subordination Deed.
Project Leases means:

(a)	the Leviathan North Lease; and

(b)	the Leviathan South Lease.
Project Party means each party to a Material Project Document.
Proposed Commitment Increase has the meaning given to it in Clause 2.2(a) (Increase of Total Commitments).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            44

Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
Proven plus Probable Reserves means Proven Reserves plus Probable Reserves.
Proven Reserves means, in respect of the Leviathan Field, that quantity of Petroleum which has a 90 per cent. or greater probability of being recovered from the Leviathan Field (as determined in accordance with the guidelines of the Society of Petroleum Engineers).
Qualifying Lender means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(a)	a Financial Institution Lender; or

(b)	a Treaty Lender.
Quarter means a period commencing on January 1 and ending on the following March 31, commencing on April 1 and ending on the following June 30, commencing on July 1 and ending on the following September 30, or commencing on October 1 and ending on the following December 31, each inclusive and all in accordance with the Gregorian calendar.
Quarter Date means the last day of a Quarter.
Quarterly Project Construction Report means the quarterly report on the DSM Project prepared by the Technical and Environmental Consultant to be provided to the Finance Parties in accordance with Clause 18.5(a) (Project Reports), in the form set out in Schedule 13 (Form of Quarterly Project Construction Report).
Quotation Day means, in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period.
Reasonable Commercial Terms in relation to any insurance means commercial insurance market terms which are reasonable having regard to the nature of the risk insured, the cost of maintaining insurance against that risk and the interests of the Sponsor and the Finance Parties under the Finance Documents.
Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Collateral.
Recipient has the meaning given to it in Clause 12.6(b) (VAT).
Recipient Party or Recipient Parties has the meaning given to it in Clause 31.5(a) (Impaired Agent).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            45

Recovered Amount has the meaning given to it in Clause 30.1 (Payments to Finance Parties).
Recoveries has the meaning given to it in Clause 25.4(b) (Proceeds of enforcement of Security).
Recovering Finance Party has the meaning given to it in Clause 30.1 (Payments to Finance Parties).
Redistributed Amount has the meaning given to it in Clause 30.5(a) (Reversal of redistribution).
Reduced Facility Amount has the meaning given to it in Clause 7.8(e)(iii) (Leviathan Disposal).
Reduced Rate Treaty has the meaning given to it in the definition of Reduced Rate Treaty State.
Reduced Rate Treaty Lender means a Lender which satisfies all of the following:

(a)	is treated as a resident of a Reduced Rate Treaty State for the purposes of the Reduced Rate Treaty; and

(b)
is the beneficial owner of payments under this Agreement for the purposes of that Reduced Rate Treaty and therefore is entitled to the reduced rate of withholding tax provided in that Reduced Rate Treaty for such payments; and

(c)	does not carry on a business in Israel through a permanent establishment with which that Lender’s participation in the Loan is effectively connected, and for the purposes of this definition (but without prejudice to any other form of evidence which can be produced by a Lender to establish whether it satisfies any of the conditions set out in this definition), a Lender which presents a valid certificate from the Israel Tax Authority, according to which it is entitled to receive payments under this Agreement subject to withholding tax at the Reduced Rate Treaty Lender Tax Deduction Rate, shall be considered as having satisfied conditions (a) and (b).
Reduced Rate Treaty Lender Tax Deduction Rate has the meaning given to it in the definition of Reduced Rate Treaty State.
Reduced Rate Treaty State means a jurisdiction having a double taxation agreement with Israel which makes provision for a reduced rate of Tax (the Reduced Rate Treaty Lender Tax Deduction Rate) imposed by Israel on interest (a Reduced Rate Treaty).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            46

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
Relevant Expert means any consultant experienced and expert in the matter which is under dispute and appointed pursuant to Clause 18.11(h) (Reference to Relevant Expert) or Clause 18.12(b)(iv) (Amendments proposed by the Borrower) (as applicable).
Relevant Jurisdiction means, in relation to the Sponsor and the Borrower:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Collateral to be created by it is situated; and

(c)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.
Relevant Obligations has the meaning given to it in Clause 22.5(c)(ii) (Procedure for assignment).
Relevant Party has the meaning given to it in Clause 12.6(b) (VAT).
REM Debt has the meaning given to it in the Equity Support and Subordination Deed.
REM Lenders has the meaning given to it in the Equity Support and Subordination Deed.
REM Project means that portion of the Project which does not include the DSM Project to be constructed for the purposes of increasing processing and flow capacity for the Project (including the “Regional Export Module” described in the Field Development Plan).
REM Project Completion Date means:

(a)
the date on which the material facilities in the Field Development Plan for the REM Project which are planned to be installed before first gas have been constructed, installed, completed, commissioned, tested and are In Operation; or

(b)	if any REM Shared Security has been granted by the Sponsor, the “project completion date” as defined in the relevant financing documents in respect of REM Debt, in each case, as certified by the Sponsor to the Facility Agent.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            47

REM Project Sanction Date means the date on which the Partners make the final investment decision in respect of the REM Project (being the first date on which the Partners have approved the Development Plan and the multi-year Work Program and Budget in respect of the budget required for the REM Project until completion and the commissioning of the facilities underlying the REM Project, in each case in accordance with the Joint Operating Agreement).
REM Shared Security means, to the extent approved in accordance with the provisions of part B (Collateral sharing with REM Lenders) of schedule 3 (REM Project) of the Equity Support and Subordination Deed, Security over the Shared Collateral Assets granted by the Sponsor in favour of REM Lenders.
Repayment Date means:

(a)	the First Repayment Date; and

(b)	thereafter, each Quarter Date.
Repayment Instalment has the meaning given to it in Clause 6.1(a) (Repayment of Loans).
Repayment Schedule means:

(a)
if the DSM Project Completion Date occurs on or before the Initial Scheduled DSM Project Completion Date, the repayment schedule set out in Part A (Base Case Repayment Schedule) of Schedule 10 (Repayment Schedule); or

(b)	if the DSM Project Completion Date occurs on the Long Stop DSM Project Completion Date, the repayment schedule set out in Part B (Longstop Repayment Schedule) of Schedule 10 (Repayment Schedule); or

(c)	any replacement repayment schedule approved in accordance with Clause 6.1(b) (Repayment of Loans).
Repeating Representations means each of the representations set out in Clauses 17.1 (Legal status) to 17.7 (Tax) (excluding Clauses 17.7(a) and 17.7(e) (Tax)) inclusive, 17.11 (Financial statements), 17.13 (Pari passu ranking), 17.16 (Projections), 17.17 (Dissolution), 17.19 (No immunity), 17.20 (Private and commercial purposes), 17.21 (b), (c) and (d) (Ownership of the Borrower), 17.22 (a) and (b) (Security) and 17.23 (Corrupt practices and Sanctions).
Replacement Consultant has the meaning given to it in Clause 40.3(a) (Termination and replacement).
Replacement Lender has the meaning given to it in Clause 7.14 (Replacement of a Defaulting Lender).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            48

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
Reserves Report means any report prepared and delivered in accordance with Clause 18.7 (Reserves Report) by the Independent Engineer and (if the Finance Parties have countersigned reliance letters in the form agreed by the Facility Agent and the Independent Engineer) addressed to and/or capable of being relied upon by the Facility Agent, the Security Trustee and the other Finance Parties.
Residency Certificate means, in respect of a Lender, a tax residency certification in the form normally issued by the jurisdiction in which the Lender is resident for Tax purposes.
S&P means S&P Global Ratings, a division of S&P Global Inc., and includes any successor to its rating business.
Sanctioned Person means a person that is:

(a)	the subject of, or controlled by a person that is the subject of Sanctions, or a person acting on behalf of such a person; or

(b)	located, organised or resident in any country or territory that is the subject of Sanctions, or whose government is the subject of Sanctions.
Sanctions means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, imposed, enacted or enforced by a Sanctions Authority.
Sanctions Authority means:

(a)	the Security Council of the United Nations;

(b)	the government of the US;

(c)	the EU;

(d)	the United Kingdom, France, and all other member states of the EU;

(e)	Israel; and

(f)
the respective governmental institutions and agencies of any of the foregoing which are responsible for administering, imposing, enacting or enforcing Sanctions including OFAC, the United States Department of State and Her Majesty’s Treasury.

Scheduled DSM Project Completion Date means the Initial Scheduled DSM Project Completion Date, or the different date indicated as such in the then-current Final Forecast.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            49

Screen Rate means, in relation to any Loan, the London interbank offered rate administered as of 11.00a.m. on the Quotation Day for that Loan by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US dollars and for the relevant period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
Second Currency has the meaning given to it in Clause 14.1(a) (Currency indemnity).
Secured Accounts has the meaning given to it in the Accounts Agreement.
Secured Obligations means at any time, all present and future obligations and liabilities (both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity) of the Borrower or the Sponsor (whether or not for the payment of money and including any obligation to pay damages for breach of contract) which are, or are expressed to be, or may become, due, owing or payable to any or all of the Finance Parties under or in connection with any of the Finance Documents (including all obligations and liabilities of the Borrower due, owing or payable to any or all of the Finance Parties under or in connection with any of the Finance Documents under or pursuant to Clause 2.2 (Increase of Total Commitments)), together with all costs, charges and expenses incurred by the Agents or any other Finance Party which the Borrower or the Sponsor is obliged to pay under any Finance Document.
Security means a mortgage, charge, pledge, lien, assignment, encumbrance or any other security interest having the effect of securing any obligation of any person or any other agreement or arrangement having a similar effect.
Security Document means:

(a)	the Borrower Pledge;

(b)	the Borrower Account Charge;

(c)	the Sponsor Pledge (and any additional or supplemental pledge over a New Asset (as defined in the Sponsor Pledge) created in accordance with the terms thereof);

(d)	the Sponsor Account Charge;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            50

(e)	unless and until the NEPCO GSPA becomes a Non-Designated DSM GSPA, the NEPCO Security Documents;

(f)	each Direct Agreement; and

(g)	any other document designated as a Security Document by the Facility Agent and the Borrower.
Selection Notice means a notice substantially in the form set out in Schedule 5 (Selection Notice) given in accordance with Clause 9 (Interest Periods) in relation to a Loan.
Semi Annual Project Operating Report means each report prepared for the purposes of Clause 18.5(b) (Project Reports) by the Technical and Environmental Consultant in the form set out in Schedule 15 (Form of Semi Annual Project Operating Report).
Sharing Finance Parties has the meaning given to it in Clause 30.3 (Redistribution of payments).
Sharing Payment has the meaning given to it in Clause 30.1(c) (Payments to Finance Parties).
Signing Date means the date of this Agreement.
Sponsor means Noble Energy Mediterranean Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands with registration no. 86524 and registered at the Companies' Registrar in Israel as a foreign company with registration number 560017162 and its registered office address at PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1 1104, Cayman Islands.
Sponsor Account Charge means the charge over accounts governed by English law to be entered into between the Sponsor and the Security Trustee in respect of the Project Accounts.
Sponsor Affiliate means the Parent, each of its Affiliates, any trust of which the Parent or any of its Affiliates is a trustee, any partnership of which the Parent or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, the Parent or any of its Affiliates provided that any such trust, fund or other entity which has been established for at least six months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by the Parent or any of its Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Sponsor Affiliate.
Sponsor Change of Control means that:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            51

(a)	on or prior to the DSM Project Completion Date; or

(b)	if the REM Project Sanction Date has occurred, on or prior to the REM Project Completion Date, the Sponsor ceases to be a Subsidiary of the Parent.
Sponsor Collateral means all assets expressed to be the subject of Security granted by the Sponsor pursuant to the Security Documents.
Sponsor Funding Certificate has the meaning given to it in the Equity Support and Subordination Deed.
Sponsor Loan Agreement means the loan agreement governed by Israeli law to be entered into between the Borrower (as lender) and the Sponsor (as borrower).
Sponsor Percentage means the Sponsor’s participating interest under the Joint Operating Agreement and each of the Project Leases expressed as a percentage of the total interest of all Partners, being 39.66 per cent. at the Signing Date.
Sponsor Pledge means the deed of pledges governed by Israeli law to be entered into between the Sponsor and the Security Trustee and any Security Document applicable to the Sponsor entered into for the purposes of maintaining, replacing or supplementing the aforementioned pledge agreement, in accordance with the terms of the Finance Documents.
Sponsor Repeating Representations has the meaning given to it in the Equity Support and Subordination Deed.
Sponsor’s Environmental Consultant means ERM (Environmental Resource Management) or any other technical and environmental consultant appointed by the Sponsor in respect of Environmental and Social Matters.
Spot Rate of Exchange means on any day, in respect of the conversion of the First Currency into the Second Currency, the Facility Agent's spot rate of exchange for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11:00 a.m. (London time) on such day.
Stakeholder Engagement means the IFC Performance Standards’ provisions on external communication, environmental and social information disclosure, participation, informed consultation, and grievance mechanisms.
Statutory Royalty means the statutory right of the State of Israel to receive from the Sponsor any royalties pursuant to the provisions of the Petroleum Law on account of Petroleum produced from the area covered by the Project Leases.
Subsidiary means, with respect to any person, an entity:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            52

(a)	of which such person has direct or indirect control; or

(b)	of which such person owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership.
Sum has the meaning given to it in Clause 14.1(a) (Currency indemnity).
Super Majority Lenders means:

(a)
if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than (i) 80 per cent. of the Total Commitments or (ii) if the Total Commitments have been increased to US$1,000,000,000 in accordance with Clause 2.2 (Increase of Total Commitments), 75 per cent. ((i) and (ii) each a relevant percentage) (or, if the Total Commitments have been reduced to zero, aggregated more than the relevant percentage of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than the relevant percentage of all the Loans then outstanding.
Supplier has the meaning given to it in Clause 12.6(b) (VAT).
Tamar Disposal Proceeds has the meaning given to it in the Equity Support and Subordination Deed.
Tamar Lease has the meaning given to it in the Equity Support and Subordination Deed.
Tax means any tax, withholding tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest or linkage differences payable in connection with any failure to pay in full or any delay in paying any of the same).
Tax Authority means any governmental, state, provincial, local governmental or municipal authority, or other authority, body or official competent to impose Tax in the relevant jurisdiction.
Tax Credit means a credit against, or repayment of, any Tax.
Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
Tax Payment means either the increase in a payment made by the Borrower to a Finance Party under Clause 12.1 (Tax gross-up) or a payment under Clause 12.2 (Tax indemnity) or Clause 12.7 (Indemnity for failure to withhold).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            53

Tax Ruling means a written approval of the application issued on 6 December 2016, to be issued by the Israel Tax Authority to the Borrower in accordance with Section 16(4) of the Ordinance.
Technical and Environmental Consultant means Lummus Consultants or any other technical and environmental consultant appointed by the Borrower (and approved by the Facility Agent) acting for and on behalf of the Lenders, in respect of, among other things, Environmental and Social Matters.
Technical Assumptions means the original technical assumptions set out in the Initial Forecast in the Financial Model delivered as an Initial Condition Precedent, as updated from time to time in accordance with Clause 18.11 (Financial projections).
Technical Completion has the meaning given to it in Part B (Technical Completion) of Schedule 14 (Project Completion).
ToP Amount means, in respect of any DSM GSPA for any period, the Sponsor Percentage of that quantity of Petroleum which the buyer thereunder is obliged to take and pay for, or pay for if not taken (typically calculated as a percentage of the “annual contract quantity” under such DSM GSPA, and sometimes referred to as a “minimum bill quantity”). For purposes of determining the ToP Amount it shall be assumed that:

(a)
such quantity is not reduced by planned or unplanned maintenance of facilities, force majeure affecting, or by default or failure on the part of, any party to such DSM GSPA, or the exercise of any suspension or similar remedy as a consequence of any such default or failure, or as a result of such Petroleum being off-specification;

(b)	deductions for "carry forward" and "make up gas" shall not be applied; and

(c)
in the case of a domestic Israeli buyer, that the buyer will not exercise any right to reduce such quantity in accordance with the terms of such DSM GSPA (unless and until such right has actually been exercised).

To the extent that the period for which a ToP Amount is calculated for the purposes of the Finance Documents does not correspond to the period in respect of which the applicable quantities are determined under a DSM GSPA, the DSM GSPA quantities shall be applied on a pro rata basis.
Total Commitments means the aggregate of the Commitments, being US$625,000,000 at the Signing Date.
Transaction Costs means:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            54

(a)
costs and expenses (including legal and other advisory fees) reasonably incurred in connection with the negotiation, preparation, printing, and execution of the Finance Documents and any other documents referred to therein (including Finance Documents entered into after the Signing Date), so long as the appointment of the relevant advisor or consultant has been approved by the Sponsor and the fees are within the levels agreed with the Sponsor; and

(b)
costs and expenses incurred in respect of consultant and advisory fees reasonably incurred in connection with the performance of the Finance Documents so long as the appointment of the relevant advisor or consultant has been approved by the Sponsor and the fees are, unless incurred while an Event of Default is continuing or in investigating a Default or whether or not a Default has occurred, within the levels agreed with the Sponsor.

Transaction Documents means the Project Documents and the Finance Documents.
Transfer Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.
Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.
Tranmission License means the transmission license granted to the Leviathan SPV on 21 February 2017 pursuant to section 10 of the Natural Gas Sector Law, 5762 - 2002 for the transfer of Natural Gas from the Leviathan Platform to the entry point to INGL's transmission system.
Treaty has the meaning given to it in the definition of Treaty State.
Treaty Lender means a Lender which satisfies all of the following:

(a)	is treated as a resident of a Treaty State for the purposes of that Treaty;

(b)	is the beneficial owner of payments under this Agreement for the purposes of that Treaty and therefore is entitled to the withholding tax exemption provided in that Treaty for such payments; and

(c)	does not carry on a business in Israel through a permanent establishment with which that Lender’s participation in a Loan is effectively connected,

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            55

and for the purposes of this definition (but without prejudice to any other form of evidence which can be produced by a Lender to establish whether it satisfies any of the conditions set out in this definition), a Lender which presents a valid certificate from the Israel Tax Authority, according to which it is entitled to the withholding tax exemption under that Treaty for payments under this Agreement, shall be considered as having satisfied conditions (a) and (b).
Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with Israel which gives residents of that jurisdiction with the same status as the relevant Lender, full exemption from tax imposed by Israel on interest.
TSCF means Trillion Cubic Feet at Standard Conditions (60°F – 14,696 psi).
Unlevered Sponsor Percentage means that part (if any) of the Sponsor Percentage (expressed as a percentage of the total interest of all Partners) which exceeds the Levered Sponsor Percentage, being 14.66 per cent. as at the Signing Date.
Unlevered Sponsor Percentage Amount means, at any time when there is an Unlevered Sponsor Percentage, an amount calculated in accordance with the following formula:
USPA = (CFAUSPA * USP) / SP
where:
CFAUSPA is the lower of (i) DSM Project Revenues minus DSM Operating Costs (including any Taxes payable in connection with the Project Leases) for any period and (ii) amounts standing to the credit of the Proceeds Account after payments under paragraph (d) of the Cash Waterfall have been made in full:
USP is the Unlevered Sponsor Percentage; and
SP is the Sponsor Percentage.
Unpaid Sum means any sum due and payable but unpaid by the Borrower under the Finance Documents.
US means the United States of America.
Utilisation means a utilisation of the Facility.
Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made.
Utilisation Request means a notice substantially in the form set out in Schedule 4 (Utilisation Request).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            56

VAT means value added tax as provided for in the Israeli VAT Law 1975 and any other tax of a similar nature in any relevant jurisdiction.
Willing Lender has the meaning given to it in Clause 2.2(d) (Increase of Total Commitments).
Work Program and Budget has the meaning given to it in the Joint Operating Agreement.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)
the Facility Agent, any Mandated Lead Arranger, the Technical Bank, the Modelling Bank, the Account Bank, any Finance Party, any Lender, the Borrower, the Security Trustee, the Sponsor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Trustee, any person from the time appointed as Security Trustee or Security Trustees in accordance with the Finance Documents;

(ii)	a document in agreed form is a document which is previously agreed in writing and initialled (for the purposes of identification only) by or on behalf of the Borrower and the Facility Agent;

(iii)	assets includes present and future properties, revenues and rights of every description;

(iv)	control means, in relation to a person:

(A)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(I)	cast, or control the casting of, more than 50 per cent. of the voting capital or partnership interests of the person;

(II)	appoint or remove all, or the majority, of the directors or other equivalent officers of such person; or

(III)	give directions with respect to the operating and financial policies of the person with which the directors or other equivalent officers of the person are obliged to comply;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            57

(B)
the holding beneficially of more than 50 per cent. of the issued share capital or partnership interests of the person (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); or

(C)	the power, in the case of a limited partnership, to control the actions of the general partner, and controlled and other such derivatives shall be construed accordingly;

(v)	a Transaction Document or any other agreement or instrument is a reference to that Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vi)	dollars, USD, US$ or US dollars is to the lawful currency of the United States of America;

(vii)	Israeli Shekels is to the lawful currency of Israel;

(viii)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)	repay (or any derivative form thereof) shall, subject to any contrary indication, be construed to include prepay (or, as the case may be, the corresponding derivative form thereof);

(x)
a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, which it is customary for a person in the position of the relevant person to comply with) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiii)	a time of day is a reference to London time;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            58

(xiv)
a certified copy of a document shall be construed as a reference to a copy of that document, (A) certified by an authorised officer of the Borrower or the Sponsor (as applicable) to be a complete, accurate and up-to-date copy of the original document or (B) certified by an attorney qualified in England, the United States or Israel to be a true and correct copy of the original document; and

(xv)	a group of Lenders includes all the Lenders.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default or an Event of Default is continuing if it has not been (i) remedied or (ii) waived in writing by the Facility Agent.

(e)
Unless a contrary indication appears, in Clause 12 (Tax Gross-Up and Indemnities) a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

(f)	The words include or including shall be deemed to be followed by without limitation or but not limited to whether or not they are followed by such phrases or words of like import.

(g)	Words importing the plural include the singular and vice versa.

(h)
The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

1.3	Third Party Rights

(a)
Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	Any Receiver, Delegate, custodian, nominee, separate security agent or co-agent appointed by the Security Trustee in accordance with the Finance

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            59

Documents may, subject to this Clause 1.3 and the Contracts (Rights of Third Parties) Act 1999, rely on any Clause of this Agreement which expressly confers rights on it.

2.	The Facility

2.1	The Facility
Subject to the terms of this Agreement, the Lenders make available to the Borrower a term loan facility in an aggregate amount equal to the Total Commitments.

2.2	Increase of Total Commitments

(a)	Subject to this Clause 2.2, the Borrower may, at any time during the Availability Period:

(i)	provided that no Default is continuing and no Default would result from such Increase Request Notice (unless otherwise waived in accordance with the terms of this Agreement);

(ii)
subject to the provision to the Facility Agent (which may be provided in conjunction with an Increase Request Notice) of the most recent Quarterly Project Construction Report showing that there are no facts or circumstances which would cause a Material Adverse Effect; and

(iii)
provided that any Forecast required to be delivered pursuant to Clause 18.11 (Financial projections) has been delivered and such Forecast has been finally determined in accordance with Clause 18.11(k) (Final Forecast), by prior written notice to the Facility Agent (on behalf of the Existing Lenders) (an Increase Request Notice), announce its intention to increase the Total Commitments by an amount (such amount being the Proposed Commitment Increase) which would not cause (1) the ratio of (aa) Discounted Cash Flow (as calculated in the Forecast delivered pursuant to Clause 18.11(a)(ix) (Forecasts) in connection with that Increase Request Notice) to (bb) Total Commitments to be less than 1.20x or (2) the Total Commitments to exceed the lower of (aa) US$1,000,000,000, and (bb) an amount in US$ calculated in accordance with the following formula:
ITC = (US$1,000,000,000 * LSP) / OSP
where:
ITC is the Total Commitments after the Proposed Commitment Increase;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            60

LSP is the Levered Sponsor Percentage immediately before that Increase Request Notice (taking into account any increase made by the Sponsor after the Signing Date in accordance with Clause 18.9 (Designation of Levered Sponsor Percentage); and
OSP is 39.66 per cent.

(b)	In relation to paragraph (a) above:

(i)
each Existing Lender shall have a right of first refusal to assume an amount of the Proposed Commitment Increase in the proportion borne by its share of the Total Commitments to the Total Commitments immediately prior to the relevant increase;

(ii)
if an Existing Lender indicates that it is not willing to assume, or (subject to its Necessary Approvals) is otherwise willing to assume a proportion only of, its share of the Proposed Commitment Increase (pro rata to its share of the then existing Total Commitments), then the Borrower shall offer such share or proportion of such share, as applicable, to those Existing Lenders who have not made such indication under this paragraph (ii); and

(iii)
following an offer by the Borrower under paragraph (c)(ii) above, if the full amount of the Proposed Commitment Increase has not been assumed by the Existing Lenders, then the Borrower shall be entitled to offer any share of the Proposed Commitment Increase that has not been so assumed to:

(A)	one or more banks or financial institutions; or

(B)	to the extent acceptable to the Petroleum Commissioner, to one or more trusts, funds or other entities, who, in each case, is:

(I)	not a Sponsor Affiliate or a member of the Group;

(II)	in respect of which the Facility Agent is satisfied that it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations; and

(III)	incorporated in and managed from a country which has diplomatic relations with Israel and is controlled by persons located in such a country
(a New Party).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            61

(c)
Subject to paragraph (b) above and paragraph (d) below, by a date falling no later than 15 Business Days after the date of an Increase Request Notice, the Facility Agent shall confirm to the Borrower the indicative amount (if any) of the Proposed Commitment Increase that an Existing Lender is willing to assume subject to:

(i)
execution and delivery of documentation necessary (including, if required, capacity and enforceability legal opinions, provided that each Finance Party shall use reasonable endeavours to minimise the costs of such opinions and consult with the Borrower before incurring any such costs) to implement the increase in Commitments in form and substance satisfactory to such Existing Lender (acting reasonably); and

(ii)	the Existing Lender having obtained the Necessary Approvals, and, for the avoidance of doubt, any Lender which has not indicated its willingness to assume a proportion of the Proposed Commitment Increase within such period shall not be permitted to participate in such Proposed Commitment Increase.

(d)
No earlier than the date falling 15 Business Days after the date of an Increase Request Notice (or, if earlier, the date that the Facility Agent has provided its confirmation pursuant to paragraph (c) above) and no later than 10 Business Days thereafter, the Borrower shall determine and notify each Lender that has confirmed its willingness to assume a share of the Proposed Commitment Increase pursuant to paragraph (c) above (each, a Willing Lender) the amount in US$ of such Willing Lender’s share of the Proposed Commitment Increase that the Borrower wishes such Willing Lender to assume to increase the Total Commitments as requested by the Borrower in the relevant Increase Request Notice, provided that:

(i)
the amount of each Willing Lender’s share of the Proposed Commitment Increase determined and notified by the Borrower pursuant to this paragraph (d) shall not be more than the indicative amount of the share of the Proposed Commitment Increase confirmed by the Facility Agent (on behalf of the relevant Willing Lender) pursuant to paragraph (c) above;

(ii)
unless otherwise notified by the Facility Agent (on behalf of the relevant Willing Lender) under paragraph (c) above, the amount of each Willing Lender’s share of the Proposed Commitment Increase will be at least equal to the proportion borne by its share of the Total Commitments to the Total Commitments immediately prior to such increase; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            62

(iii)
if any Lender has indicated that it is only willing (subject to the Necessary Approvals) to assume a proportion of the Proposed Commitment Increase which is less than its share of the Proposed Commitment Increase (pro rata to its share of the then existing Total Commitments), then the Borrower shall offer the relevant shortfall to the Willing Lenders who have not made such an indication under this paragraph (iii) (with each Willing Lender being offered an amount of the shortfall that is pro rata to its share of the then existing Total Commitments).

(e)	Each Willing Lender notified under paragraph (d) shall within 15 Business Days of such notification:

(i)	seek to obtain the Necessary Approvals required for a Willing Lender to assume its share of the Proposed Commitment Increase; and

(ii)	confirm to the Borrower (through the Facility Agent) whether or not such Willing Lender’s Necessary Approvals have been obtained.

(f)
If a Willing Lender does not obtain the Necessary Approvals or does not approve the documentation to effect the Proposed Commitment Increase, the Borrower shall offer the portion of its share of the Proposed Commitment Increase in relation to which the Necessary Approvals have not been obtained to one or more other Willing Lenders (with each Willing Lender being offered an amount of such share that is pro rata to its share of the then existing Total Commitments, provided that any Willing Lender which intends to accept such offer must confirm such intention to the Borrower (through the Facility Agent) promptly (and in any event within five Business Days) after receipt of notice from the Borrower).

(g)	If the Borrower is unable to allocate fully an amount equal to the Proposed Commitment Increase among those Willing Lenders who have obtained their Necessary Approvals, the Borrower shall following:

(i)	a determination and notification under paragraph (d) above; and

(ii)	confirmation from all Willing Lenders under paragraph (e) above, promptly inform the Lenders (through the Facility Agent) of the same and the Borrower may:

(A)	select one or more New Parties to assume the unallocated amount of the Proposed Commitment Increase; or

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            63

(B)
increase Commitments up to the aggregate amount allocated to the Willing Lenders (and for the purposes of the following provisions of this Clause 2.2, references to the Proposed Commitment Increase shall be interpreted as references to such lower amount nominated by the Borrower and notified in writing to the Facility Agent).

(h)
After the date on which the Borrower has received confirmation under paragraph (e)(ii) above, the Borrower shall notify each Lender and each New Party of its share of the Proposed Commitment Increase which will be assumed by each Willing Lender and/or each New Party to increase the Total Commitments as requested by the Borrower under paragraph (a) above, provided that in respect of a Willing Lender and unless otherwise notified by a Willing Lender under paragraph (d) above, the amount of each Willing Lender’s share of the Proposed Commitment Increase will be at least equal to the proportion borne by its share of the Total Commitments to the Total Commitments immediately prior to such increase.

(i)	Following notification by the Borrower in accordance with paragraph (h) above:

(i)
on the date nominated (in a notice delivered by the Facility Agent to the Lenders) by the Facility Agent and the Borrower as the date on which such increase is to take effect (the Nominated Increase Date):

(A)	the Borrower shall, and shall procure that the Sponsor shall:

(I)	confirm that:

(aa)
any Security created by it under the Security Documents extends to the obligations of the Borrower under the Finance Documents (including as a result of the assumption by Lenders of the Commitments that are the subject of the relevant Proposed Commitment Increase) subject to any limitations set out in the Security Documents;

(bb)	the obligations of the Borrower and the Sponsor, as applicable, arising under the Finance Documents (including as a result of the assumption by Lenders of the

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            64

Commitments that are the subject of the relevant Proposed Commitment Increase) are included in the Secured Obligations (as defined in the Sponsor Pledge);

(cc)	the security interests created under the Security Documents continue in full force and effect on the terms of the Security Documents; and

(dd)	the increase of the Total Commitments is an integral part of this Agreement; and

(II)
execute such documentation as is reasonably required to ensure that the Security Documents adequately cover any increase in the Secured Obligations (as defined in the Sponsor Pledge) as a result of an increase in Total Commitments (including, if required, capacity and enforceability legal opinions, provided that each Finance Party shall use reasonable endeavours to minimise the costs of such opinions and consult with the Borrower before incurring any such costs);

(B)	the Commitment of each Lender shall be increased to, or maintained at, the amount so approved by that Lender and the Total Commitments shall be increased by a corresponding amount;

(C)
any Willing Lender or New Party (as the case may be) shall become a Party as a “Lender” and such Willing Lender or New Party (as the case may be) and each of the other Finance Parties shall assume obligations towards one another and/or acquire rights against one another as the Borrower and the Willing Lender or New Party (as the case may be) and those Finance Parties would have assumed and/or acquired had the Willing Lender or New Party (as the case may be) been an Original Lender;

(ii)
if the Borrower has sent an Increase Request Notice, the Borrower must supply to the Facility Agent promptly upon request by the Facility Agent, such information as any Finance Party (through the Facility Agent) may reasonably require in connection with the Proposed Commitment Increase (including in order to enable a Lender to satisfy all necessary “know your customer” or similar

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            65

checks under all applicable laws and regulations (such information not to be unreasonably withheld, delayed or conditioned)); and

(iii)
following the Nominated Increase Date, the Facility Agent shall circulate an update of Schedule 1 (The Original Lenders) to the Finance Parties taking account of the increase in Commitments under paragraph (a) above.

(j)	The Borrower may pay to each Willing Lender and/or the New Party a fee in the amount and at the times agreed between the Borrower and the relevant Willing Lender and/or New Party in a Fee Letter.

(k)	Each Increase Request Notice shall be accompanied by a Forecast prepared by the Borrower in accordance with Clause 18.11(a)(ix) (Forecasts).

(l)	Subject to the terms of this Clause 2.2 (Increase of Total Commitments):

(i)	the Borrower may deliver a maximum of two Increase Request Notices; and

(ii)	no Nominated Increase Date shall occur after the last day of the Availability Period.

(m)
The Borrower shall within five Business Days of written demand pay each Finance Party the amount of all out-of-pocket costs and expenses (including legal fees) reasonably incurred by that Finance Party (and in the case of the Security Trustee, by any Receiver or Delegate) in connection with any increase in Commitments under paragraph (a)(i) above (provided that each Finance Party shall use reasonable endeavours to minimise such costs and consult with the Borrower before incurring any such costs);

(n)	An Increase of Total Commitments pursuant to this Clause 2.2 will only be effective upon:

(i)	each Willing Lender confirming its share of the Proposed Commitment Increase agreed in this Clause 2.2 by delivering a Lender Accession Letter;

(ii)
if applicable, each New Party acceding to this Agreement as a Lender with such Commitments as they have respectively agreed in accordance with this Clause 2.2 by delivering a Lender Accession Letter; and

(iii)	in respect of any New Party, the Security Trustee providing the Petroleum Commissioner with an executed Petroleum

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            66

Commissioner Submission, together with any other documents or evidence that may be requested by the Petroleum Commissioner.

(o)	Clause 22.3 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to a Willing Lender and/or the New Party as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Willing Lender” and/or the “New Party”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3	Increase due to cancellation

(a)	Subject to this Clause 2.3, the Borrower may, by giving prior notice to the Facility Agent by no later than the date falling five Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 7.15 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 7.1 (Illegality); or

(B)	Clause 7.13(a) (Right of replacement in relation to a single Lender), request that the Total Commitments be increased (and the Total Commitments shall be so increased) in an aggregate amount of up to the amount of the Available Commitments or Commitments so cancelled as set out in this Clause 2.3 (Increase due to cancellation).

(b)	The Total Commitments shall be increased in an aggregate amount of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(i)	the increased Commitments will be assumed by:

(A)	one or more Lenders (in each case, on a pro rata basis to the Total Commitments under the Facility);

(B)	other banks or financial institutions; or

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            67

(C)	to the extent acceptable to the Petroleum Commissioner, one or more trusts, funds or other entities, who, in each case:

(I)	is not a Sponsor Affiliate or a member of the Group;

(II)	is acceptable to the Facility Agent (acting reasonably);

(III)	is incorporated in and managed from a country which has diplomatic relations with Israel and is controlled by persons located in such a country; and

(IV)	confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender
(each such entity being an Increase Lender);

(ii)
the Borrower and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Borrower and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iii)
each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iv)	the Commitments of the other Lenders shall continue in full force and effect; and

(v)
any increase in the Total Commitments shall take effect on the date specified by the Borrower in the notice referred to above or any later date on which the conditions set out in paragraph (c) below are satisfied.

(c)	An increase in the Total Commitments pursuant to paragraph (b) above will only be effective on:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            68

(i)	execution by the Facility Agent and the Security Trustee of an executed Increase Confirmation from the relevant Increase Lender;

(ii)
in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the Facility Agent being satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Facility Agent shall promptly notify the Borrower and the Increase Lender upon being so satisfied; and

(iii)
in respect of any Increase Lender which is not a Lender immediately prior to the proposed increase date, the Security Trustee providing the Petroleum Commissioner with an executed Petroleum Commissioner Submission, together with any other documents or evidence that may be requested by the Petroleum Commissioner.

(d)	The Borrower may pay to the Increase Lender a fee in the amount and at the times agreed between the Borrower and the Increase Lender in a Fee Letter.

(e)	Clause 22.3 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that "Increase Lender"; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.4	Finance Parties’ rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            69

and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Borrower which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by the Borrower.

(c)	A Finance Party may, subject to the restrictions set out in Clause 21.32 (Facility Agent’s sole authority), separately enforce its rights under the Finance Documents.

3.	Purpose

3.1	Purpose

(a)	The Borrower shall apply all amounts borrowed by it under the Facility in payment of remaining DSM Project Costs.

(b)	Amounts borrowed under the Facility shall not be used to reimburse the Sponsor for payments that it has made on or prior to Financial Close in respect of DSM Project Costs.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial Conditions Precedent to the Facility

(a)
The Borrower may not deliver a Utilisation Request unless the Facility Agent has issued a CP Satisfaction Notice confirming that it has received all of the documents and other evidence listed in Schedule 2 (Initial Conditions Precedent) in form and substance satisfactory to the Facility Agent (Financial Close). The Facility Agent shall deliver the CP Satisfaction Notice to the Borrower and the Original Lenders promptly upon being so satisfied.

(b)
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            70

4.2	Further conditions precedent
The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default has occurred and is continuing and no Default would result from the proposed Loan;

(b)	on the proposed Utilisation Date, taking into account the amount of the proposed Loan the Debt Funding Ratio will not exceed 57.5 per cent.;

(c)	the amount of the proposed Loan is not more than the Available Amount;

(d)	the Repeating Representations and the Sponsor Repeating Representations are true and correct in all material respects;

(e)
any Forecast required to be delivered pursuant to Clause 18.11 (Financial projections) has been delivered and such Forecast has been finally determined in accordance with Clause 18.11(k) (Final Forecast); and

(f)	the Sponsor has delivered a completeness status for the actions referred to in the Equator Principles Action Plan that should have been carried out as of the date of the proposed Utilisation Date.

4.3	Maximum number of Loans
The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than six Loans would be outstanding.

5.	Utilisation

5.1	Delivery of a Utilisation Request

(a)	The Borrower may utilise the Facility during the Availability Period.

(b)	Each Utilisation Request must be delivered to the Facility Agent prior to 11:00 a.m. on the third Business Day prior to the proposed Utilisation Date for such Utilisation.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)
it provides details of the purpose to which the Loan will be applied in accordance with Clause 3.1 (Purpose) and, if the Loan or any part of the Loan is to be applied to DSM Project Costs, it provides detail of the DSM Project Costs to which the proposed Loan will be applied which shall be payable within 30 days and, if the DSM

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            71

Project Costs fall within paragraphs (a) or (e) (where the on-lending thereunder is for the purpose of paragraph (a)) of the definition thereof, it attaches evidence that (A) the Operator has requested an Advance under a Cash Call in such an amount in accordance with the Joint Operating Agreement and (B) that the due date for payment of such Advance is the proposed Utilisation Date;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period; and

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be US dollars.

(b)	The amount of the proposed Loan must be not less than US$5,000,000.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

5.5	Cancellation of Commitment
The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6.	Repayment

6.1	Repayment of Loans

(a)
The Borrower shall repay the Facility on each Repayment Date in the amount specified opposite such Repayment Date in the Repayment Schedule, as adjusted as a result of any prepayment in accordance with Clause 7 (Prepayment and Cancellation) or in accordance with paragraph (b) below (each such repayment, a Repayment Instalment).

(b)	If (x) the repayment profile in the audited Financial Model delivered as an Initial Condition Precedent shows any material deviation compared

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            72

to the Repayment Schedule or (y) the DSM Project Completion Date occurs after the Initial Scheduled DSM Project Completion Date but before the Long Stop DSM Project Completion Date, the Modelling Bank shall prepare, in consultation with the Borrower, a revised Repayment Schedule on the following basis:

(i)	constant annuity payments (fixed repayment mortgage-style) from the First Repayment Date until the Final Maturity Date;

(ii)	a Repayment Instalment is payable on each Repayment Date;

(iii)
a Balloon Repayment equal to 35%, or lower if adjusted pursuant to Clause 7.9(a) (Application of mandatory prepayments), payable on the Final Maturity Date in addition to the Repayment Instalment due on such date;

(iv)
the first Repayment Instalment will be downsized so that the Debt Service payable on the First Repayment Date is downsized pro-rata to the ratio of (A) the number of days after the DSM Project Completion Date and until the First Repayment Date and (B) the total number of days in the Quarter immediately preceding the First Repayment Date; and

(v)
the last Repayment Instalment will be downsized so that the Debt Service payable on the Final Maturity Date is downsized pro-rata to the ratio of (A) the number of days after the Repayment Date immediately preceding the Final Maturity Date and until the Final Maturity Date and (B) the total number of days in the Quarter in which the Final Maturity Date falls.

(c)	Any Repayment Schedule prepared in accordance with paragraph (b) above will become the Repayment Schedule for the purposes of the Finance Documents.

(d)	The Borrower shall repay the Facility in full on the Final Maturity Date.

(e)
Any irrevocable and unconditional payment by the Sponsor of an amount owing by the Borrower under the Finance Documents shall be good discharge of the Borrower’s liability under the Finance Documents in respect of such amount.

6.2	No reborrowing
The Borrower may not reborrow any part of the Facility which is repaid.

7.	Prepayment and Cancellation

7.1	Illegality

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            73

If:

(a)
in any applicable jurisdiction that, as at the Signing Date, is not an enemy country under the Israeli Trade with the Enemy Ordinance 1939, (i) it becomes unlawful (including as a result of any Sanctions) for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan or (ii) it becomes unlawful for any Affiliate of a Lender for that Lender to do so; or

(b)

(i)	a Lender has received a notice from a Government Entity;

(ii)	a Government Entity has provided guidelines or a notice to banks not incorporated in Israel, generally; or

(iii)	an Israeli court ruling is issued,
in any case, requiring a Lender or any internationally recognised bank not incorporated in Israel to incorporate a local Israeli entity or to obtain a licence from any Government Entity, the Bank of Israel or the Israeli Ministry of Finance in order to participate in the Facility, then:

(A)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(B)	upon the Facility Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and

(C)
to the extent that the Lender's participation has not been transferred pursuant to Clause 7.13 (Right of replacement in relation to a single Lender), the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participations repaid.

7.2	Borrower Change of Control
If a Borrower Change of Control occurs:

(a)	the Borrower shall promptly notify the Facility Agent upon becoming aware of that event; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            74

(b)
the Total Commitments will immediately be cancelled and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents will become immediately due and payable.

7.3	Sponsor Change of Control
If a Sponsor Change of Control occurs:

(a)	the Borrower shall promptly notify the Facility Agent upon becoming aware of that event; and

(b)
the Total Commitments will immediately be cancelled and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents will become immediately due and payable.

7.4	Insurance Proceeds
Subject to Clause 7.16 (Restrictions), if the Borrower or the Sponsor receives any Insurance Proceeds in relation to the DSM Project, the Borrower shall ensure that an amount equal to such amount is immediately credited to the Insurance and Compensation Account and, if so required pursuant to clause 6.5(b)(vi) (Debits from Insurance and Compensation Account) of the Accounts Agreement, applied in prepayment of the Facility on the last day of the then current Interest Period.

7.5	Expropriation Event Proceeds
Subject to Clause 7.16 (Restrictions), the Borrower shall ensure that any Expropriation Event Proceeds received by the Borrower or the Sponsor shall be immediately credited to the Insurance and Compensation Account and applied in mandatory prepayment on the last day of the then current Interest Period pursuant to clause 6.5(b)(v) (Debits from Insurance and Compensation Account) of the Accounts Agreement.

7.6	Cash Sweep

(a)
Subject to Clause 7.16 (Restrictions) and to paragraph (b), on each Repayment Date, the Borrower shall (or shall procure that the Sponsor shall, as applicable) apply the Cash Available for Sweep for such Repayment Date in mandatory prepayment of the Facility.

(b)	Paragraph (a) shall not apply to the extent the aggregate amount prepaid by the Borrower under this Clause 7.6 exceeds the amount of the Balloon Instalment.

7.7	Borrowing Base Deficiency Amount

(a)	Subject to Clause 7.16 (Restrictions), if on any Repayment Date there is a Borrowing Base Deficiency Amount, the Borrower shall (or shall

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            75

procure that the Sponsor shall, as applicable) apply the Borrowing Base Deficiency Prepayment Amount in mandatory prepayment of the Facility.

(b)	Any prepayment made in accordance with this Clause 7.7 shall reduce the Borrowing Base Deficiency Amount by a corresponding amount.

7.8	Leviathan Disposal

(a)	The Borrower shall promptly notify the Facility Agent upon becoming aware of the occurrence of a Leviathan Disposal.

(b)	Clauses 7.8(c) and 7.8(d) (Leviathan Disposal) shall not apply if, immediately following a Leviathan Disposal:

(i)	the Sponsor Percentage is equal to or higher than the Levered Sponsor Percentage; and

(ii)
the Borrowing Base Amount included in the Forecast prepared pursuant to Clause 18.11(a)(v) (Forecasts) is equal to or higher than the aggregate amount of the Loans outstanding immediately following such Leviathan Disposal.

(c)	Immediately following the completion of a Leviathan Disposal:

(i)	the Borrower shall procure that the Sponsor:

(A)
promptly credits an amount equal to the Leviathan Disposal Prepayment Amount (if any) to an account designated by the Facility Agent and held by the Sponsor with the Account Bank in London (the Leviathan Disposal Account);

(B)	delivers the details of the Leviathan Disposal Account to the Security Trustee; and

(C)
gives notice of the Security over the Leviathan Disposal Account and the Leviathan Disposal Prepayment Amount under the Sponsor Account Charge to the Account Bank in the form of notice set out in the Sponsor Account Charge and uses reasonable endeavours to procure that the Account Bank acknowledges such notice to the Security Trustee in the form of acknowledgement set out in the Sponsor Account Charge; and

(ii)	the Available Commitments of each Lender (at the date of the cancellation) shall be immediately cancelled by an amount which is equal to the Leviathan Disposal Cancellation Amount (if any).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            76

Any cancellation under this Clause 7.8 shall reduce the Commitments of the Lenders rateably.

(d)	On the last day of the then current Interest Period, the Borrower shall apply the Leviathan Disposal Prepayment Amount in mandatory prepayment of the Facility.

(e)	In this Clause 7.8:

(i)
Leviathan Disposal Cancellation Amount means, in respect of a Leviathan Disposal, the amount (if any) by which the Available Facility exceeds the Reduced Facility Amount immediately after that Leviathan Disposal;

(ii)	Leviathan Disposal Prepayment Amount means, in respect of a Leviathan Disposal, the amount (if any) by which the outstanding principal amount of the Loans exceeds the lower of:

(A)	the Borrowing Base Amount; and

(B)	the Reduced Facility Amount,
in each case immediately after that Leviathan Disposal; and

(iii)	Reduced Facility Amount means at any time after a Leviathan Disposal an amount in US$ calculated in accordance with the following formula:
RFA = (TC * RSP) / LSP
where:
TC is the Total Commitments immediately prior to that Leviathan Disposal;
RSP is the Sponsor Percentage immediately after that Leviathan Disposal; and
LSP is the Levered Sponsor Percentage immediately prior to that Leviathan Disposal.

7.9	Application of mandatory prepayments

(a)
Each mandatory prepayment made by the Borrower pursuant to Clauses 7.1 (Illegality) to 7.7 (Borrowing Base Deficiency Amount) shall be applied (i) firstly, to reduce the Balloon Repayment and (ii) secondly, to reduce the amount of Repayment Instalments in inverse order of maturity.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            77

(b)	Any prepayment made under Clause 7.8 (Leviathan Disposal) will be applied to the remaining Repayment Instalments and the Balloon Repayment pro rata.

7.10	Voluntary cancellation

(a)
Subject to paragraph (b) below, the Borrower may if it gives the Facility Agent not less than 15 days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$5,000,000) of the Available Facility.

(b)	Prior to the DSM Project Completion Date, the Borrower may only make a voluntary cancellation in accordance with paragraph (a) above if:

(i)	the Base Equity Commitment has been increased by an amount equal to the amount of the Available Facility which is cancelled;

(ii)
the Borrower has delivered a DSM Funding Certificate, showing that the Borrower has sufficient Borrower Available Funds (after such cancellation) to meet the remaining DSM Project Costs payable until the DSM Project Completion Date; and

(iii)
the Sponsor has delivered a Sponsor Funding Certificate showing that its Eligible Funds exceed its Obligations (after such voluntary cancellation) for the relevant Certification Period in accordance with clause 7.3 (Sponsor Funding Certificate) of the Equity Support and Subordination Deed.

(c)	Any cancellation under this Clause 7.10 shall reduce the Commitments of the Lenders rateably.

7.11	Voluntary prepayment

(a)
Subject to paragraph (b) below, the Borrower may, if it gives the Facility Agent not less than 10 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$5,000,000).

(b)	Prior to the DSM Project Completion Date, the Borrower may only make a voluntary prepayment in accordance with paragraph (a) above if either:

(i)	all outstanding Loans are prepaid (and all commitments cancelled); or
(ii)

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            78

(A)	the Base Equity Commitment has been increased by an amount equal to the amount of such voluntary prepayment;

(B)
the Borrower has delivered a DSM Funding Certificate, showing that the Borrower has sufficient Borrower Available Funds (after such voluntary prepayment) to meet the remaining DSM Project Costs payable until the DSM Project Completion Date; and

(C)
the Sponsor has delivered a Sponsor Funding Certificate showing that its Eligible Funds exceed its Obligations (after such voluntary prepayment) for the relevant Certification Period in accordance with clause 7.3 (Sponsor Funding Certificate) of the Equity Support and Subordination Deed.

(c)	Voluntary prepayments under paragraph (a) above will be applied to reduce pro rata each Repayment Instalment and the Balloon Repayment.

7.12	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under Clause 12.1(c) (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clauses 12.2 (Tax indemnity), 12.7 (Indemnity for failure to withhold) or 13.1 (Increased Costs), the Borrower may, subject to paragraph (d) below, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans (and if the Borrower gives notice of its intention to procure the repayment of that Lender’s participation in the Loans, it shall also terminate or close-out all Permitted Hedging Transactions of that Lender simultaneously with such prepayment).

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            79

date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Loan.

(d)	Prior to the DSM Project Completion Date, the Borrower may only repay and cancel the Commitments of a Lender in accordance with paragraph (a) above if:

(i)	the Base Equity Commitment has been increased by an amount equal to the amount of the Available Facility which is repaid and/or cancelled (as the case may be);

(ii)
the Borrower has delivered a DSM Funding Certificate, showing that the Borrower has sufficient Borrower Available Funds (after such repayment and/or cancellation as the case may be) to meet the remaining DSM Project Costs payable until the DSM Project Completion Date; and

(iii)
the Sponsor has delivered a Sponsor Funding Certificate showing that its Eligible Funds exceed its Obligations (after such repayment and/or cancellation as the case may be) for the relevant Certification Period in accordance with clause 7.3 (Sponsor Funding Certificate) of the Equity Support and Subordination Deed.

7.13	Right of replacement in relation to a single Lender

(a)	If at any time:

(i)	any Lender becomes a Non-Consenting Lender;

(ii)	the Borrower becomes obliged to repay any amount to any Lender in accordance with Clause 7.1 (Illegality); or

(iii)	the circumstances set out in Clause 7.12(a) (Right of repayment and cancellation in relation to a single Lender) apply in relation to any Lender, the Borrower may give the Facility Agent notice of its intention to replace that Lender (and if the Borrower gives notice of its intention to replace that Lender, it shall also replace that Lender under any Permitted Hedging Transaction of that Lender) in accordance with paragraph (b) below.

(b)
The Borrower may, in the circumstances set out in paragraph (a) above, on five Business Days’ prior notice to the Facility Agent and that Lender, replace that Lender to (and, to the extent permitted by law, that Lender shall transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement (and simultaneously transfer all (and not part only) of its rights and obligations

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            80

under any Permitted Hedging Transaction)) to a Lender or other bank, financial institution or, to the extent acceptable to the Petroleum Commissioner, to a trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 22 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 22.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(c)	In the event that:

(i)
the Borrower or the Facility Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)	the Super Majority Lenders have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a Non-Consenting Lender.

(d)	The replacement of a Lender pursuant to paragraph (b) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Facility Agent, the Security Trustee, the Technical Bank, or the Modelling Bank in their respective capacities as such;

(ii)	neither the Facility Agent nor any Lender shall have any obligation to find a Replacement Lender;

(iii)	the transfer must take place no later than 30 days after the notice referred to in paragraph (a) above;

(iv)
in no event shall the Lender replaced under paragraph (b) above be required to take any steps which it considers prejudicial to it or to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (b) above once it is satisfied

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            81

that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

(e)
A Lender shall perform the checks described in paragraph (d)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.

7.14	Replacement of a Defaulting Lender

(a)	The Borrower may, at any time after a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Facility Agent and such Lender:

(i)
replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)
require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or

(iii)
require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facility, to, in the case of the transfer pursuant to Clause 22 (Changes to the Lenders), an Eligible Institution (a Replacement Lender) which (unless the Facility Agent is an Impaired Agent) is acceptable to the Facility Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 22.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            82

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 7.14 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Facility Agent or Security Trustee;

(ii)	none of the Facility Agent, the Defaulting Lender or any other Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)	the transfer must take place no later than 30 days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)
the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)
The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.

7.15	Right of cancellation in relation to a Defaulting Lender

(a)
If any Lender becomes a Defaulting Lender, the Borrower may (to the extent that the Facility Agent is satisfied that such cancellation would not cause a breach of Clause 21.4 (Available Borrower liquidity) when the next DSM Funding Certificate is delivered pursuant to Clause 18.13 (DSM Funding Certificate)), at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Facility Agent shall, as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

7.16	Restrictions

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            83

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid, Break Costs (if any) and otherwise without premium or penalty, and any fixed amount prepayable under this Clause 7 shall include any such amounts.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except in the manner expressly provided for in this Agreement.

(e)	Subject to Clauses 2.2 (Increase of Total Commitments) and 2.3 (Increase due to cancellation), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Facility Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to the Borrower or the affected Lender as appropriate.

(g)
If all or part of any Lender's participation in a Loan is repaid or prepaid an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

8.	Interest

8.1	Calculation of interest
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR.

8.2	Payment of interest
The Borrower shall pay accrued interest on a Loan on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three-monthly intervals after the first day of the Interest Period).

8.3	Default interest

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            84

(a)
If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Facility Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest

(a)	The Facility Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)	The Facility Agent shall promptly notify the relevant Borrower (or the Sponsor) of each Funding Rate relating to a Loan.

9.	Interest Periods

9.1	Interest Periods

(a)	Subject to paragraphs (d) and (e) below, all Interest Periods under the Facility shall be one, three or six Months (or any other period agreed between the Borrower and all of the Lenders).

(b)	The Borrower may select an Interest Period for a Loan in a Selection Notice.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            85

(c)
Each Selection Notice for a Loan is irrevocable and must be delivered to the Facility Agent by the Borrower not less than three Business Days prior to the last day of the current Interest Period relating to that Loan.

(d)	If a Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (c) above, the relevant Interest Period will be three Months.

(e)
If an Interest Period would otherwise extend beyond the last day of another Interest Period, a Nominated Increase Date or a Repayment Date, it shall be shortened so that it ends on such last day, such Nominated Increase Date or such Repayment Date (as the case may be).

9.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Consolidation of Loans
Each Loan which has an Interest Period ending on the same date as another Loan shall, on the last day of that Interest Period, be consolidated with that other Loan and treated as a single Loan.

10.	Changes to the Calculation of Interest

10.1	Unavailability of Screen Rate

(a)	If no Screen Rate is available for LIBOR for the Interest Period of a Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)
If paragraph (a) applies but it is not possible to calculate the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan, there shall be no LIBOR for that Loan and Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2	Market disruption
If before close of business in London on the Quotation Day for the relevant Interest Period the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR, then Clause 10.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

10.3	Cost of funds

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            86

(a)	If this Clause 10.3 applies, the rate of interest on each Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified to the Facility Agent by that Lender as soon as practicable and, in any event, before the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)
If this Clause 10.3 applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	If this Clause 10.3 applies pursuant to Clause 10.2 (Market disruption) and:

(i)	the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above is less than LIBOR; or

(ii)	a Lender has not notified the Facility Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

10.4	Notification to Borrower
If Clause 10.3 (Cost of funds) applies the Facility Agent shall, as soon as is practicable, notify the Borrower.

10.5	Break Costs

(a)
The Borrower shall, within five Business Days of a demand by a Lender accompanied by a copy of the certificate referred to in paragraph (b) below, pay to that Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            87

(b)
Each Lender shall, provide, with any demand under paragraph (a) above, a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue (together with reasonable details of the calculation thereof).

11.	Fees
Other than the fees described in Clause 11.1 (Commitment Fee), the fees set out in this Clause 11 (Fees) and any other fees payable by the Borrower shall be documented in Fee Letters.

11.1	Commitment Fee

(a)
The Borrower shall pay to the Facility Agent (for the account of each Lender in accordance with the proportion borne by the relevant Lender's Commitments to the Total Commitments) a fee in dollars computed at the rate of 1.00 per cent. per cent. per annum on that Lender's Available Commitment under the Facility (the Commitment Fee), provided that no Lender shall have any entitlement to any such Commitment Fee in respect of the period where it is a Defaulting Lender.

(b)
The Commitment Fee shall accrue from the Signing Date and is payable quarterly in arrears on each Quarter Date and on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

11.2	Upfront fee
The Borrower shall pay to each Mandated Lead Arranger an upfront fee in the amount and at the times agreed in the Fee Letters.

11.3	Agency fee
The Borrower shall pay to each Agent (for its own account) an agency fee in the amount and at the times agreed in the Fee Letters.

11.4	Technical Bank’s Fee
The Borrower shall pay to the Technical Bank (for its own account) a fee in the amount and at the times agreed in the Fee Letters.

11.5	Modelling Bank’s Fee
The Borrower shall pay to the Modelling Bank (for its own account) a fee in the amount and at the times agreed in the relevant Fee Letter.

11.6	Account Bank's fee

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            88

The Borrower shall pay to the Account Bank (for its own account) a fee in the amount and at the times agreed in the relevant Fee Letter.

12.	Tax Gross-Up and Indemnities

12.1	Tax gross-up

(a)	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate, the basis, the timing or any other relevant details of a Tax Deduction) notify the Facility Agent accordingly. Similarly, and without prejudice to the aforementioned obligation of the Borrower, a Lender shall notify the Facility Agent promptly upon becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower.

(c)
Subject to Clauses 12.1(d) (Tax gross-up) and 22.2(g) (Conditions of assignment or transfer), if a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due shall be increased by an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under Clause 12.1(c) (Tax gross-up) by reason of a Tax Deduction on account of Tax imposed by Israel if, on the date on which the payment falls due:

(i)
the relevant Lender is not an Israeli Lender and is not a Qualifying Lender, unless on that date that Lender is not or has ceased to be a Qualifying Lender as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant Tax Authority; or

(ii)
the relevant Lender is an Israeli Lender unless, as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or published concession of the Israel Tax Authority, that Israeli Lender is not entitled to receive a Tax Credit from the Israel Tax Authority in the amount of the Tax Deduction; or

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            89

(iii)
the relevant Lender is a Qualifying Lender by virtue of being a Treaty Lender and the Borrower is able to demonstrate that the payment could have been made to the Lender without a Tax Deduction had that Lender complied with its obligations and satisfied the conditions under Clause 12.1(h) (Tax gross-up) below; or

(iv)
other than in the case described in Clause 12.1(d)(iii) (Tax gross-up), the relevant Lender is a Qualifying Lender by virtue of being a Financial Institution Lender and the Borrower is able to demonstrate that the payment could have been made to the Lender with only the Financial Institution Tax Deduction if that Lender had complied with its obligations and satisfied the conditions under Clause 12.1(i) (Tax gross-up); or

(v)	the relevant Lender is a Reduced Rate Treaty Lender which is a Qualifying Lender by virtue of being a Financial Institution Lender and either the Financial Institution Tax Deduction:

(A)	does not apply as a result of the Tax Ruling not being obtained by the Borrower; or

(B)	has ceased to apply as a result of:

(I)	the Tax Ruling ceasing to apply; or

(II)	a change in the Ordinance (or in any interpretation, administration, or application thereof) or in any published practice or published concession of the Israel Tax Authority, and the Borrower is able to demonstrate that the payment could have been made to the Lender with a Reduced Rate Treaty Lender Tax Deduction Rate if that Lender had complied with its obligations and satisfied the conditions under Clause 12.1(j) (Tax gross-up).

(e)
If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)
In the event that the Borrower is not required to increase any payments made by it to a Lender in accordance with this Clause 12.1, the Borrower will allow that Lender to provide the Borrower with an approval from the Israel Tax Authority providing for a reduced rate of withholding tax or an exemption from withholding in respect of that Lender and the Borrower shall co-operate with that Lender in completing promptly any

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            90

procedural formalities reasonably necessary for that Lender to obtain such approval.

(g)
Within 45 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made.

(h)
Each Treaty Lender and the Borrower shall co-operate in completing promptly any procedural formalities reasonably necessary for the Borrower to obtain authorisation from the Israel Tax Authority to make a payment to which that Treaty Lender is entitled without a Tax Deduction and for such purpose that Lender shall send to the Borrower any forms, certificates or information which are reasonably requested by the Borrower as soon as reasonably practicable following such request by the Borrower, provided that such forms, certificates or other information can be legally obtained by the Treaty Lender within the relevant timeframe and/or such information can be provided to the Borrower without breaching any confidentiality obligations. Without limiting the generality of the foregoing, the conditions referred to in Clause 12.1(d)(iii) (Tax gross-up) are that such a Treaty Lender must have:

(i)	notified the Facility Agent in accordance with Clause 12.4 (Lender Status Confirmation) of the Treaty on which it is or will be relying;

(ii)
sent to the Borrower: (1) if that Lender is an Original Lender, by the date falling 15 Business Days after the Signing Date; or (2) if that Lender is not an Original Lender, by the date which is 30 Business Days prior to the date on which the first payment to that Lender is due under this Agreement, either: (x) a Non-Resident Recipient Application; or (y) an uncertified Non-Resident Recipient Application together with the relevant Residency Certificate; and

(iii)
sent to the Borrower (within 30 days of a request by the Borrower) a further Non-Resident Recipient Application, a further uncertified Non-Resident Recipient Application and Residency Certificate or a further Residency Certificate (as relevant), provided that the condition specified in this Clause 12.1(h)(iii) shall only apply if, following the date on which the Treaty Lender has already complied with the condition specified in Clause 12.1(h)(ii) (Tax gross-up), a Government Entity requires the provision of any such further documentation,

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            91

provided that where a Treaty Lender has failed to comply with the condition specified in Clause 12.1(h)(ii) (Tax gross-up) or in Clause 12.1(h)(iii) (Tax gross-up) within the time limit stipulated by the relevant Clause but such condition has been complied with by the Treaty Lender at least 30 Business Days prior to any subsequent date on which a payment is due under this Agreement to that Treaty Lender, then the Treaty Lender shall be treated as having satisfied the relevant condition in relation to such payment and any subsequent payments.

(i)
Each Financial Institution Lender and the Borrower shall co-operate in completing promptly any procedural formalities reasonably necessary for the Borrower to obtain authorisation from the Israel Tax Authority to make a payment to which that Financial Institution Lender is entitled subject to the Financial Institution Tax Deduction and for such purpose that Lender shall send to the Borrower any forms, certificates or information which are reasonably requested by the Borrower as soon as reasonably practicable following such request by the Borrower, provided that such forms, certificates or other information can be legally obtained by the Financial Institution Lender within the relevant timeframe and/or such information can be provided to the Borrower without breaching any confidentiality obligations. Without limiting the generality of the foregoing, the conditions referred to in Clause 12.1(d)(iv) (Tax gross-up) are that such a Financial Institution Lender must have:

(i)	notified the Facility Agent in accordance with Clause 12.4 (Lender Status Confirmation) into which category it falls; and

(ii)
sent to the Borrower: (1) if that Lender is an Original Lender, by the date falling 15 Business Days after the Signing Date; or (2) if that Lender is not an Original Lender, by the date which is 30 Business Days prior to the date on which the first payment to that Lender is due under this Agreement:

(A)	a Financial Institution Tax Confirmation; and

(B)	either: (x) a Non-Resident Recipient Application; or (y) an uncertified Non-Resident Recipient Application together with the relevant Residency Certificate; and

(iii)
sent to the Borrower (within 30 days of a request by the Borrower) a further Non-Resident Recipient Application, a further uncertified Non-Resident Recipient Application and Residency Certificate or a further Residency Certificate (as relevant) provided that the condition specified in this Clause 12.1(i)(iii) shall only apply if, following the date on which the Financial

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            92

Institution Lender has already complied with the condition specified in Clause 12.1(i)(ii)(B) (Tax gross-up), a Government Entity requires the provision of any such further documentation, provided that where a Financial Institution Lender has failed to comply with the condition specified in Clause 12.1(i)(ii)(B) (Tax gross-up) or in Clause 12.1(i)(iii) within the time limit stipulated by the relevant Clause but such condition has been complied with by the Financial Institution Lender at least 30 Business Days prior to any subsequent date on which a payment is due under this Agreement to that Financial Institution Lender, then the Financial Institution Lender shall be treated as having satisfied the relevant condition in relation to such payment and any subsequent payments.

(j)
In the circumstances set out in Clause 12.1(d)(v) (Tax gross-up), each Reduced Rate Treaty Lender which is a Financial Institution Lender and the Borrower shall co-operate in completing promptly any procedural formalities reasonably necessary for the Borrower to obtain authorisation from the Israel Tax Authority to make a payment to which that Reduced Rate Treaty Lender is entitled subject to the Reduced Rate Treaty Lender Tax Deduction Rate, and for such purpose that Lender shall send to the Borrower any forms, certificates or information which are reasonably requested by the Borrower as soon as reasonably practicable following such request by the Borrower, provided that such forms, certificates or other information can be legally obtained by the Treaty Lender within the relevant timeframe and/or such information can be provided to the Borrower without breaching any confidentiality obligations. Without limiting the generality of the foregoing, the conditions referred to in Clause 12.1(d)(v) (Tax gross-up) are that such a Reduced Rate Treaty Lender must have:

(i)	notified the Facility Agent in accordance with Clause 12.4 (Lender Status Confirmation) of the Reduced Rate Treaty on which it is or will be relying;

(i)
sent to the Borrower: (1) if that Lender is an Original Lender, by the date falling 15 Business Days after the Signing Date; or (2) if that Lender is not an Original Lender, by the date which is 30 Business Days prior to the date on which the first payment to that Lender is due under this Agreement:

(A)	a Financial Institution Tax Confirmation; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            93

(B)	either: (x) a Non-Resident Recipient Application; or (y) an uncertified Non-Resident Recipient Application together with the relevant Residency Certificate; and

(ii)
sent to the Borrower (within 30 days of a request by the Borrower) a further Non-Resident Recipient Application, a further uncertified Non-Resident Recipient Application and Residency Certificate or a further Residency Certificate (as relevant) provided that the condition specified in this Clause 12.1(j)(iii) shall only apply if, following the date on which the Financial Institution Lender has already complied with the condition specified in Clause 12.1(j)(ii)(B) (Tax gross-up), a Government Entity requires the provision of any such further documentation, provided that where a Financial Institution Lender has failed to comply with the condition specified in Clause 12.1(j)(ii)(B) (Tax gross-up) or in Clause 12.1(i)(iii) (Tax gross-up) within the time limit stipulated by the relevant Clause but such condition has been complied with by the Financial Institution Lender at least 30 Business Days prior to any subsequent date on which a payment is due under this Agreement to that Financial Institution Lender, then the Financial Institution Lender shall be treated as having satisfied the relevant condition in relation to such payment and any subsequent payments.

(k)
Should Israel enter into a Beneficial Rate Treaty, Clause 12.1(d)(iii) (Tax gross-up) shall apply to a Financial Institution Lender which is also a Beneficial Rate Treaty Lender for the purposes of that Beneficial Rate Treaty, mutatis mutandis, as that Clause applies in respect of a Treaty Lender. For the avoidance of doubt, a Beneficial Rate Treaty Lender who is not a Financial Institution Lender will not be treated as a Qualifying Lender for the purposes of this Agreement.

(l)
Nothing in this Clause 12.1 shall require any Lender to provide to the Borrower or any relevant Tax Authority, the financial statements of the Lender or of any other company affiliated with the Lender, or any other information or documents which cannot be legally obtained by the Lender.

(m)
The Borrower agrees to use its best endeavours to obtain the Tax Ruling in the most timely and effective manner, and will immediately notify the Lenders if the Tax Ruling has not been obtained or is obtained, setting out its material terms. Once the Tax Ruling is obtained, the Borrower will notify the Lenders if the Tax Ruling ceases to apply or is amended in any manner.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            94

(n)	A Financial Institution Lender shall promptly notify the Borrower if there is any change in the position from that set out in its Financial Institution Tax Confirmation.

(o)
Within three Business Days of the Signing Date the Borrower shall provide each of the Original Lenders with a draft and uncertified form A/114 (non-resident recipient application for reduction of withholding tax rates) as issued by the Israel Tax Authority and each such form shall have been completed by the Borrower in respect of Parts D and F.

12.2	Tax indemnity

(a)
The Borrower shall (within five Business Days of written demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Clause 12.2(a) (Tax indemnity) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for Tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)
is compensated for by an increased payment under Clause 12.1 (Tax gross-up), including where the relevant Tax Deduction according to Clause 12.1(a) (Tax gross-up) was higher than the gross-up amount made according to Clause 12.1(c) (Tax gross-up) or Clause 22.2(g) (Conditions of assignment or transfer), or a payment under Clause 12.7 (Indemnity for failure to withhold);

(B)	would have been compensated for by an increased payment under Clause 12.1 (Tax gross-up) but was not so compensated solely because one of the exclusions in

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            95

Clause 12.1(d) (Tax gross-up) applied or where any increased payment in respect of the relevant Tax Deduction was limited in accordance with Clause 22.2(g) (Conditions of assignment or transfer); or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.2, notify the Facility Agent.

12.3	Tax Credit
If the Borrower makes a Tax Payment and the relevant Finance Party (acting in good faith) determines that:

(a)	a Tax Credit is attributable by that Finance Party to the amount of the Tax Payment; and

(b)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

12.4	Lender Status Confirmation

(a)
Each Lender shall indicate (1) in writing on or prior to the date falling 15 Business Days after the Signing Date or (2) if it becomes a Party to this Agreement after the Signing Date, in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Facility Agent and without liability to the Borrower, into which of the following categories it falls:

(i)	a Financial Institution Lender which is a Treaty Lender or a Reduced Rate Treaty Lender (stating the relevant Treaty State or the Reduced Rate Treaty State, as relevant);

(ii)	a Financial Institution Lender, other than a Treaty Lender or a Reduced Rate Treaty Lender;

(iii)	a Treaty Lender which is not a Financial Institution Lender (stating the relevant Treaty);

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            96

(iv)	an Israeli Lender;

(v)	a Reduced Rate Treaty Lender (stating the relevant Reduced Rate Treaty State) which is not a Financial Institution Lender; or

(vi)	none of the entities set out in Clauses 12.4(a)(i) (Lender Status Confirmation) to 12.4(a)(v) (Lender Status Confirmation).

(b)
If a New Lender or an Increase Lender fails to indicate its status in accordance with this Clause 12.4, then such New Lender or Increase Lender shall be treated for the purposes of this Agreement (including by the Borrower) as if it is not a Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall inform the Borrower).

12.5	Stamp taxes
The Borrower shall pay and, within five Business Days of written demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, other than, in each case, as a result of any assignment or transfer by a Finance Party.

12.6	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 12.6(b) (VAT) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant Tax Authority for the VAT, either in itself or by virtue of a "reverse charge" mechanism under regulation 6D to the Israeli Value Added Tax Regulations 5736-1976 that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT.

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            97

(i)
(where the Supplier is the person required to account to the relevant Tax Authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause 12.6(b)(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant Tax Authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant Tax Authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant Tax Authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, and shall add to such amount an additional amount as represents VAT, save to the extent that such Finance Party reasonably determines that the reimbursed party is entitled to recover such VAT paid by it on the cost or expense from the relevant Tax Authority, if applicable.

(d)
Any reference in this Clause 12.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time.

(e)
In relation to any supply made by a Finance Party to any party under a Finance Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.7	Indemnity for failure to withhold
The Borrower shall (within five Business Days of written demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered as a result of any Tax liability imposed by the Israel Tax Authority, due to the Borrower's failure to comply with its obligations under Clause 12.1(e) (Tax

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            98

gross-up) above, on the Facility Agent (or on any other Protected Party by or through whom the payment, in respect of which the Borrower's obligations under Clause 12.1(e) (Tax gross-up) above arise, is made).

12.8	FATCA Information

(a)	Subject to Clause 12.8(c) (FATCA Deduction) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA;

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to Clause 12.8(a)(i) (FATCA Information) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Clause 12.8(a) (FATCA Information) shall not oblige any Finance Party to do anything, and Clause 12.8(a)(iii) (FATCA Information) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.8(a)(i) (FATCA Information) or Clause 12.8(a)(ii) (FATCA Information) (including where Clause 12.8(c) (FATCA Information) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            99

provides the requested confirmation, forms, documentation or other information.

12.9	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

13.	Increased Costs

13.1	Increased Costs
Subject to Clause 13.3 (Exceptions) the Borrower shall, within five Business Days of a written demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(b)	compliance with any law or regulation made after the Signing Date (or, if later, the date upon which it became a Party); or

(c)
the implementation or application of or compliance with Basel III, CRD IV or any other law or regulation which implements Basel III (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

13.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower and provide a copy of the certificate referred to in paragraph (b) below.

(b)
Each Finance Party shall, with any notice given under paragraph (a) above, provide a certificate confirming the amount of its Increased Costs (which certificate shall give reasonable detail regarding the calculation

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            100

of those Increased Costs to the extent that such details are permitted to be disclosed pursuant to the relevant Finance Party's internal policies).

13.3	Exceptions
Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)
compensated for by Clause 12.2 (Tax indemnity) or would have been compensated for under Clause 12.2 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 12.2(b) (Tax indemnity) applied;

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(e)
attributable to the implementation or application of Basel II (but excluding any amendment arising out of Basel III) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(f)
attributable to the implementation or application of, or compliance with, Basel III or CRD IV or any other law or regulation that implements or applies Basel III or CRD IV where the relevant Finance Party confirms that it seeks to recover such Increased Costs to a similar extent from other similar borrowers in relation to similar facilities provided that similarity in this respect is determined by that Finance Party on the basis of all aspects of the relationship between that Finance Party and its clients.

14.	Other Indemnities

14.1	Currency indemnity

(a)
If any sum due from the Borrower under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            101

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Borrower shall as an independent obligation, within five Business Days of written demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency; and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities
The Borrower shall, within five Business Days of written demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)
a failure by the Borrower or the Sponsor to pay any amount due under a Finance Document on its due date, including any cost, loss or liability arising as a result of Clause 29 (Conduct of business by the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3	Indemnity to the Facility Agent, the Technical Bank and the Modelling Bank
The Borrower shall promptly on written demand indemnify the Facility Agent, the Technical Bank and the Modelling Bank against any documented out of pocket cost, loss or liability (including legal fees) incurred by the Facility Agent or the Technical Bank or the Modelling Bank, if applicable (acting reasonably) as a result of:

(a)	(in the case of the Facility Agent) investigating any event which it reasonably believes is a Default;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            102

(b)	acting or relying on any notice, request or instruction under a Finance Document which it reasonably believes to be genuine, correct and appropriately authorised;

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(d)
any cost, loss or liability incurred by the Facility Agent, Technical Bank or Modelling Bank (otherwise than by reason of the Facility Agent's, Technical Bank's or Modelling Bank's gross negligence or wilful misconduct (as the case may be)) in acting as Facility Agent, Technical Bank and Modelling Bank (as the case may be) under the Finance Documents.

14.4	Indemnity to the Security Trustee

(a)
The Borrower shall promptly on written demand indemnify the Security Trustee and every Receiver and Delegate against any documented out of pocket cost, loss or liability (including legal fees) incurred by them (acting reasonably) as a result of:

(i)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Collateral pursuant to the Security Documents;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Trustee and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by the Borrower or the Sponsor in the performance of any of the obligations expressed to be assumed by the Borrower or the Sponsor in the Finance Documents; or

(vi)
acting as Security Trustee, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Collateral (otherwise, in each case, than by reason of the Security Trustee's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)
The Borrower expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 14.4 will not be prejudiced by any release or disposal under Clause 25.3(f) (Security) taking into account the operation of that Clause.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            103

(c)
The Security Trustee and every Receiver and Delegate may, in priority to any payment to the Finance Parties, indemnify itself out of the Collateral in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 and shall have a lien on the Collateral and the proceeds of the enforcement of the Collateral for all moneys payable to it.

14.5	Continuing obligation
Each indemnity given by a party under or in connection with a Finance Document is a continuing obligation, independent of the party’s other obligations under or in connection with that or any other Finance Document and survives after that Finance Document is terminated. It is not necessary for a Finance Party to pay any amount or incur any expense before enforcing an indemnity under or in connection with a Finance Document.

14.6	Priority of indemnity
The Security Trustee and each receiver appointed by the Security Trustee pursuant to the Finance Documents may, in priority to any payment to the Finance Parties, indemnify itself out of the Collateral in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 14.3 (Indemnity to the Facility Agent, the Technical Bank and the Modelling Bank) and shall have a lien on the Collateral and the proceeds of the enforcement of the Collateral for all moneys payable to it.

15.	Mitigation by the Lenders

15.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrower and the Sponsor, take all reasonable endeavours to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross-Up and Indemnities), Clause 10.3 (Cost of funds) or Clause 13 (Increased Costs) including transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office (but excluding establishing a new Subsidiary or branch, or obtaining a new licence from any Government Entity, the Bank of Israel or the Israeli Ministry of Finance).

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2	Limitation of liability

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            104

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	Costs and Expenses

16.1	Transaction expenses
The Borrower shall promptly on written demand pay each Agent, Mandated Lead Arranger, the Technical Bank, the Account Bank and the Modelling Bank the amount of all Transaction Costs due to them (and, in the case of the Security Trustee, due to any Receiver or Delegate), provided that Transaction Costs payable on the Signing Date shall be paid on the earlier of the Initial Utilisation Date and 90 days after the Signing Date.

16.2	Amendment costs
If the Borrower requests an amendment, waiver or consent, it shall, within 10 Business Days of written demand, reimburse the Facility Agent and/or the Security Trustee (including any Receiver or Delegate of the Security Trustee) (if applicable) for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent and/or the Security Trustee (if applicable) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement costs
The Borrower shall, within 10 Business Days of written demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document, provided that any such amount relating to preservation of rights prior to enforcement must be properly incurred.

16.4	Representatives costs
Without prejudice to the indemnities in Clause 14 (Other Indemnities), Borrower shall, within five Business Days of demand by any Agent, the Technical Bank or the Modelling Bank, pay, or reimburse that Agent, the Technical Bank or the Modelling Bank for any payments that it has made in relation to, any reasonable fees, costs and expenses (in each case up to the amount (if any) agreed by the Borrower (such consent not to be unreasonably withheld), unless an Event of Default is continuing) of any legal adviser, Consultant or other independent adviser or consultant that has been appointed by that Agent, the Technical Bank

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            105

or the Modelling Bank in connection with the exercise of the rights and discretions, or the performance of the duties and obligations, of that Agent, the Technical Bank or the Modelling Bank under the Finance Documents.

17.	Representations and Warranties
The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the Signing Date and as described in Clause 17.26 (Repetition).

17.1	Legal status

(a)	It is a corporation, duly incorporated and validly existing under the laws of Israel.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

17.2	Binding obligations
The obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.

17.3	Non-conflict
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

17.4	Power and authority
It has the power to enter into, perform and deliver, and has taken all necessary actions to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.5	Validity and admissibility

(a)	All Borrower Authorisations have been obtained or effected and are in full force and effect.

(b)	No steps have been taken to terminate, suspend, revoke or cancel any Borrower Authorisation.

17.6	Governing law and enforcement

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            106

Subject to the Legal Reservations:

(a)	the governing law of each Finance Document to which the Borrower is a party will be recognised and enforced in its Relevant Jurisdictions; and

(b)	any judgment obtained in the jurisdiction of the governing law in each Finance Document to which the Borrower is a party will be recognised and enforced in its Relevant Jurisdictions.

17.7	Tax

(a)	As at the Signing Date, the Borrower is not responsible for the payment of any Taxes.

(b)	The Borrower has filed or caused to be filed all Tax reports and returns required to be filed by or on behalf of it.

(c)
All Taxes required to be paid and that have become due and payable by or on its behalf have been paid (save to the extent that payment is being contested in good faith and by appropriate proceedings and has been adequately provided for).

(d)
The Borrower has disclosed all material Tax claims against it which the Borrower is aware of and is not aware of any Tax claim against it which, if adversely determined, has or would reasonably be expected to have a Material Adverse Effect.

(e)	The Borrower is not required to make any Tax Deduction from any payment it may make under any Finance Document to a Finance Party, except as contemplated in Clause 12.1 (Tax gross-up).

17.8	No filing or stamp Taxes
Under the laws of its Relevant Jurisdiction and the Relevant Jurisdiction of the Sponsor, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that Jurisdiction or that any stamp, registration or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except:

(a)	registration of particulars of the Borrower Pledge at the Israeli Registrar of Companies and payment of associated fees;

(b)	registration of particulars of the Sponsor Pledge at the Israeli Registrar of Companies and at the Petroleum Registry and payment of associated fees;

(c)	registration of particulars of the NEPCO Marketing Company Share Mortgage (i) in the register of members of the NEPCO Marketing Company as required under the NEPCO Marketing Company Share

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            107

Mortgage; and (ii) at the Israeli Registrar of Companies and payment of associated fees;

(d)	registration of particulars of the Borrower Account Charge at the Israeli Registrar of Companies and payment of associated fees;

(e)	registration of particulars of the Sponsor Account Charge at the Israeli Registrar of Companies and payment of associated fees;

(f)	registration of particulars of any Security granted by the Sponsor pursuant to the Security Documents in the Sponsor's register of mortgages and charges;

(g)	registration of particulars of any Security granted by the NEPCO Marketing Company pursuant to the Security Documents in the NEPCO Marketing Company's register of mortgages and charges; and

(h)	payment of Cayman Islands stamp duty on any Finance Document executed in, or brought into, the Cayman Islands.

17.9	No Insolvency
No:

(a)	corporate action, legal proceeding or other procedure or step described in Clause 21.11 (Insolvency proceedings); or

(b)	creditors' process described in Clause 21.12 (Creditors’ process), has been taken or, to the knowledge of the Borrower, threatened in relation to the Borrower; and none of the circumstances described in Clause 21.10 (Insolvency) applies to the Borrower.

17.10	No Default

(a)	No Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which has or is likely to have a Material Adverse Effect.

17.11	Financial statements
The most recent financial statements delivered by the Borrower were prepared in accordance with the Accounting Principles consistently applied and give a true and fair view of (if audited) or fairly represent (if unaudited), in all material respects, the Borrower’s financial position as at the end of, and results of

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            108

operations for, the period to which they relate in accordance with the Accounting Principles.

17.12	Financial Indebtedness
It has no Financial Indebtedness outstanding other than Permitted Indebtedness.

17.13	Pari passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.14	No proceedings pending or threatened
As at the Signing Date, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have (to the best of its knowledge and belief) been started or threatened against it.

17.15	No breach of laws
It has not breached any Applicable Law.

17.16	Projections
Each of the financial and operating projections in the Financial Model and each Forecast by or on its behalf as at the date provided:

(a)	was prepared with due care and in good faith; and

(b)
represents a good faith, reasonable estimate as of the date such projection was provided, on the basis of, among others, recent historical information and based on reasonable assumptions (where such assumptions are not stated to have been provided by a third party) as to all matters materially affecting the estimates therein.

17.17	Dissolution

(a)
No meeting of the Borrower’s shareholders, directors or other officers has been convened for the purpose of considering any resolution, to petition for or to file documents with a court or any registrar, for its winding-up, administration, liquidation or dissolution and no such resolution has been passed.

(b)
So far as the Borrower is aware (having made due enquiry), no person has presented a petition, or filed documents with a court or any registrar, nor have any legal proceedings otherwise been started, for the Borrower’s winding-up, administration, liquidation, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            109

(c)	No order has been made for the winding up, administration, liquidation or dissolution or similar event of the Borrower.

17.18	No other business
As at the Signing Date:

(a)	it has not traded or carried on any business since the date of its incorporation other than financing the development of the DSM Project.

(b)	it has no material liabilities and has not entered into any material contracts or agreements (other than the Borrower’s Documents).

17.19	No immunity
It is not entitled to claim immunity from suit, execution, attachment or any other legal process in Israel.

17.20	Private and commercial purposes
Entry by the Borrower into the Borrower’s Documents and exercise of its respective rights and performance of obligations thereunder shall constitute private and commercial acts performed for private and commercial purposes.

17.21	Ownership of the Borrower

(a)	The Sponsor is the legal and beneficial owner of 100 per cent. of the total issued share capital of the Borrower.

(b)	No person has any right to call for the issue or transfer of any share capital or loan stock in the Borrower other than in accordance with the Security Documents.

(c)	The shares in the capital of the Borrower are fully paid.

(d)	The Borrower does not have any employees.

17.22	Security

(a)
Subject to the Legal Reservations and the provisions of the Joint Operating Agreement, each of the Security Documents creates first priority Security of the type it purports to create in all material respects, over the assets referred to in such Security Document and those assets are not subject to any other Security (other than Permitted Security) and are not liable to avoidance on the insolvency of the Borrower or the Sponsor.

(b)	It is the legal and beneficial owner of the assets over which it purports to grant Security.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            110

(c)
Subject to the Legal Reservations, the provisions of the Joint Operating Agreement and any perfection requirements as set out in that Security Document, the Security created by each Security Document to which it is a party is, on the date of such Security Document, valid and effective.

17.23	Corrupt practices and Sanctions

(a)
Neither the Borrower nor any of its officers, directors or authorised employees, agents or Representatives has directly or indirectly paid or received or authorised, offered or promised to make any unlawful payment, commission, bribe, pay-off or kickback or similar payment directly or indirectly in connection with the DSM Project (or entered into any agreement or arrangement under which any such unlawful payment will at any time be directly or indirectly made).

(b)
The Borrower has not entered into any transaction, contract or arrangement or agreed to enter into any of the preceding with any person that is, or is controlled by, a person located, resident in, organised under the laws of, or owned or controlled by the government of, a country or territory that is an enemy country under the Israeli Sanctions Laws or that is the subject of Sanctions.

(c)
It is not a person or entity that is, or is owned or controlled by, a person that is (i) the target of any Sanctions or (ii) is located, resident in, organised under the laws of, or owned or controlled by the government of, a country or territory that is an enemy country under the Israeli Sanctions Laws or that is the subject of Sanctions.

(d)
It is in compliance with the applicable requirements of all anti-money laundering and anti-bribery laws and the regulations issued by OFAC and all other applicable anti-bribery, export control, anti-boycott and economic sanctions laws of the United States of America, the EU, the United Kingdom and the other member states of the EU, Israel and other jurisdictions relating to its business and facilities.

17.24	No misleading information
As at the Signing Date:

(a)
any written factual information provided by it (excluding any information described as being provided by third parties) for the purposes of the DSM Project was true and accurate in all material respects; and

(b)	nothing has occurred and no information has been withheld that results in the written factual information provided by it being untrue or misleading in any material respect.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            111

17.25	Group structure chart
As at the Signing Date, Schedule 3 (Group Structure Chart) accurately sets out the ownership structure of the Group.

17.26	Repetition

(a)
The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date hereof, the date of each Utilisation Request, on each Utilisation Date and the first day of each Interest Period.

(b)	The representation set out in Clause 17.22(c) is deemed to be made by the Borrower on each date on which a Security Document is entered into with respect to that Security Document only.

18.	Information Undertakings
The undertakings in this Clause 18 remain in force from the Signing Date until the Final Discharge Date.

18.1	Financial Statements
The Borrower shall supply to the Facility Agent in sufficient copies for all the Finance Parties:

(a)	as soon as they become available, but in any event within 120 days of the end of the relevant financial year, its audited financial statements as prepared in accordance with the Accounting Principles.

(b)
as soon as they become available, but in any event within 70 days of the end of each half of each of its financial years, its unaudited financial statements prepared in respect of each half year in accordance with the Accounting Principles.

18.2	Requirements as to financial statements
Each set of financial statements delivered by the Borrower in accordance with Clause 18.1 (Financial Statements) above:

(a)
shall be certified by one of its directors as giving a true and fair view of (if audited) or fairly representing (if unaudited) its financial condition as at the date those financial statements were drawn up; and

(b)
shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, the Borrower notifies the Facility Agent that there has been a change in the Accounting Principles, the accounting

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            112

practices or reference periods and the Borrower's auditors deliver to the Facility Agent:

(i)
a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices or reference periods upon which the prior financial statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to make an accurate comparison between the financial position indicated in those financial statements and the prior financial statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the previous financial statements were prepared.

18.3	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signing Date;

(ii)	any change in the status of the Borrower or the composition of the shareholders of the Borrower after the Signing Date;

(iii)	any law or regulation or internal policy of a Finance Party; or

(iv)
a proposed assignment or transfer by a Finance Party of any of its rights and/or obligations under any of the Finance Documents to a party that is not a Finance Party prior to such assignment or transfer, obliges the Facility Agent or any Finance Party (or, in the case of paragraph (a)(iv) above, any prospective new Finance Party) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Facility Agent or any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Finance Party) or any Finance Party (for itself or, in the case of the event described in paragraph (a)(iv) above, on behalf of any prospective new Finance Party) in order for the Facility Agent, such Finance Party or, in the case of the event described in paragraph (a)

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            113

(iv) above, any prospective new Finance Party to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents, provided, that in the case of the event described in paragraph (a)(iii) above, the Borrower shall not be obliged to supply information (or confirm the correctness of information previously supplied) more than once in each calendar year.

(b)
Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18.4	Notification of Default

(a)
The Borrower shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) as soon as reasonably practicable and, in any event, within three days of becoming aware of its occurrence.

(b)
Promptly upon a request by the Facility Agent, if the Facility Agent considers that a Default may be continuing, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.5	Project Reports

(a)
The Borrower shall procure that the Technical and Environmental Consultant provides to the Technical Bank and the Facility Agent (in sufficient copies for all the Finance Parties if so requested by the Facility Agent):

(i)	prior to the DSM Project Completion Date, within 30 days of each Quarter Date, the Quarterly Project Construction Report; and

(ii)	following the DSM Project Completion Date, within 30 days of the first Quarter Date and the third Quarter Date of each year, the Semi Annual Project Operating Report.

(b)	The Borrower shall provide to the Technical and Environmental Consultant such information (including in relation to any Major Construction Contract) as it shall request (acting reasonably) in order to

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            114

prepare the Quarterly Project Construction Report and the Semi Annual Project Operating Report.

18.6	Progress Reports
The Borrower shall supply to the Technical and Environmental Consultant and the Facility Agent (in sufficient copies for all the Finance Parties, if the Facility Agent so requests) on an annual basis commencing on the anniversary of Financial Close a progress report prepared by the Sponsor’s Environmental Consultant, that shall contain:

(a)	monitoring and reporting against the Environmental and Social Requirements, Environmental Monitoring and Management Program and Equator Principles Action Plan; and

(b)
the actions, including timeframe for completion, which the Sponsor has taken or intends to take in order to rectify non-compliance, if any, during the period to which the report relates, as presented in a Corrective Action Plan.

18.7	Reserves Report

(a)	The Borrower shall, at its own expense and upon the request of the Facility Agent, procure that an updated Reserves Report is delivered to the Facility Agent and the Technical Bank:

(i)	on the occurrence of any event which has, or is reasonably likely to have, a Material Adverse Effect that relates to the DSM Project's reserves;

(ii)	within 90 days of the end of each calendar year following the Signing Date; and

(iii)
where the Technical Bank believes (acting reasonably) that if a new Reserves Report were to be prepared, it is likely to include data, analyses or other information which demonstrates a material deterioration from that contained in the latest Reserves Report delivered under this Agreement in one or more material respects.

(b)
The Borrower shall ensure that each Reserves Report that is prepared pursuant to this Clause 18.7 is substantially in the form of the Initial Reserves Report (or such other form as the Technical Bank, the Borrower and the Independent Engineer may agree).

18.8	Designation of DSM GSPAs

(a)	The Borrower may notify the Facility Agent in writing from time to time of:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            115

(i)	the DSM GSPAs which it has designated as Designated DSM GSPAs; and

(ii)	the DSM GSPAs which it has designated as Non-Designated DSM GSPAs.

(b)	The Borrower may change any such designation by issuing a further notice under paragraph (a) above at any time.

(c)
The designation of a DSM GSPA as a Designated DSM GSPA or a Non-Designated DSM GSPA shall take effect on the date on which the relevant notice under Clause 18.8(a) or 18.8(b) has been deemed to be received by the Facility Agent in accordance with Clause 33.3 (Delivery).

(d)	The Borrower may only designate a DSM GSPA as a Designated DSM GSPA if:

(i)	that DSM GSPA is entered into with a DSM Acceptable Offtaker;

(ii)	that DSM GSPA satisfies the criteria to be a DSM Acceptable GSPA; and

(iii)	prior to that DSM GSPA being designated as a Designated DSM GSPA:

(A)
to the extent required under the Sponsor Pledge or clause 8.11 (Security) of the Equity Support and Subordination Deed, the Sponsor has granted Security over that Designated DSM GSPA in favour of the Security Trustee; and

(B)
to the extent required under clause 8.6 (Project Document Security) of the Equity Support and Subordination Deed, the Sponsor has entered into, and has procured that the offtaker under that Designated DSM GSPA has entered into, a Direct Agreement with the Security Trustee.

(e)	The Borrower may not designate the NEPCO GSPA Back to Back Agreement as a Designated DSM GSPA.

(f)
The Borrower may not designate the IPM GSPA as a Designated DSM GSPA unless and until IPM’s provisional electricity licence has been reinstated by the Israeli Electricity Authority, or a new provisional electricity licence is issued by the Israeli Electricity Authority to IPM.

(g)	As at the Signing Date, the Borrower has designated the Initial Designated DSM GSPAs as Designated DSM GSPAs.

18.9	Designation of Levered Sponsor Percentage

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            116

(a)	The Borrower may notify the Facility Agent in writing from time to time of the Sponsor Percentage that it has designated as Levered Sponsor Percentage.

(b)	The Borrower may change any such designation by issuing a further notice under paragraph (a) above at any time.

(c)	The Borrower may not designate a Levered Sponsor Percentage that is:

(i)
lower than (A) 25 per cent. or any higher percentage designated as the Levered Sponsor Percentage in connection with Clause 2.2(a) (Increase of Total Commitments) or (B) (if lower) the Sponsor Percentage at such time;

(ii)	higher than the Sponsor Percentage; or

(iii)
lower than the previously designated Levered Sponsor Percentage, if the Forecast provided pursuant to Clause 18.11(a)(v) (Forecasts) would show that the Borrowing Base Amount is equal to or less than the aggregate amount of Loans outstanding as at the date of the relevant Forecast (after any prepayment required pursuant to Clause 7.8 (Leviathan Disposal)).

18.10	Historic Statements

(a)	Historic Statement
The Borrower shall, no later than 30 days after each Calculation Date, prepare and deliver to the Technical Bank and the Facility Agent a Historic Statement for the relevant Calculation Date, for the Calculation Period ending on that date.

(b)	Required information
Each Historic Statement shall include the following in respect of the relevant Calculation Period:

(i)	the nature and amount of DSM Project Revenues received;

(ii)	the amount of DSM Project Revenues received from Designated DSM GSPAs;

(iii)	the nature and amount of DSM Operating Costs paid;

(iv)	the amount of Unlevered Sponsor Percentage Amount paid;

(v)	the Cash Flow Available for Debt Service;

(vi)	the Debt Service;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            117

(vii)	a calculation of the Historic Debt Service Cover Ratio; and

(viii)	the Cash Available for Sweep (if any).

(c)	Additional Information
The Facility Agent may require additional information in order for the Majority Lenders to make a determination as to the accuracy of the calculations comprised in the Historic Statement by notifying the Borrower in writing not later than 15 days following receipt of the Historic Statement from the Borrower by the Technical Bank and the Facility Agent.

18.11	Financial projections

(a)	Forecasts
The Borrower shall:

(i)	as an Initial Condition Precedent;

(ii)	no later than 45 days prior to the DSM Project Completion Date;

(iii)
within 30 days of any designation of a DSM GSPA as a Designated DSM GSPA or a Designated DSM GSPA as a Non-Designated DSM GSPA made by the Borrower in accordance with Clause 18.8 (Designation of DSM GSPAs);

(iv)	within 30 days of any designation of a new Levered Sponsor Percentage made by the Borrower in accordance with Clause 18.9 (Designation of Levered Sponsor Percentage);

(v)	no later than 30 days prior to the closing of any Leviathan Disposal;

(vi)	within 15 days of a DSM GSPA Recalculation Event;

(vii)	within 15 days of a DSM GSPA Trigger Event;

(viii)	within five Business Days after any revision to the Financial Model pursuant to Clause 18.12 (Financial Model); and

(ix)	at the same time as the Borrower delivers any Increase Request Notice in accordance with Clause 2.2 (Increase of Total Commitments), prepare and deliver to the Technical Bank, the Modelling Bank and the Facility Agent a certificate comprising the forecasts, estimates, calculations and statements specified in paragraph (b) (the Forecast), in each case for the relevant Forecast Period.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            118

(b)	Required information
Each Forecast shall include the following:

(i)	the nature and amount of aggregate GSPA Minimum Revenue and Forecast Condensate Revenue which is associated with that GSPA Minimum Revenue expected to be received during such Forecast Period;

(ii)	the nature and amount of DSM Operating Costs (other than Taxes payable in relation to any Non-Designated DSM GSPAs) expected to be paid during such Forecast Period;

(iii)	the details of the Assumptions, including in relation to:

(A)	the nature and amount of aggregate GSPA Minimum Revenue and Forecast Condensate Revenue expected to be received during such Forecast Period;

(B)	the nature and amount of DSM Operating Costs expected to be paid during such Forecast Period;

(C)	the Scheduled DSM Project Completion Date; and

(D)	the price of Condensate (which shall be determined in consultation with the Technical Bank);

(iv)	the balance standing to the credit of the Debt Service Reserve Account;

(v)	a calculation of the Discounted Cash Flow;

(vi)
the aggregate amount outstanding or projected to be outstanding under the Facility at the DSM Project Completion Date or, if the DSM Project Completion Date has occurred, at the date of the relevant Forecast;

(vii)	a calculation of the Borrowing Base Amount;

(viii)	if such Forecast is being delivered pursuant to Clause 18.11(a)(iii) (Forecasts) and the Borrower has designated any DSM GSPA as a Designated DSM GSPA:

(A)	details of: (I) the identity of the DSM Acceptable Offtaker that is a counterparty to that Designated DSM GSPA; and (II) the Designated DSM GSPA entered into;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            119

(B)	subject to clause 7.12 (Disclosure of price information) of the Equity Support and Subordination Deed, the floor price or effective floor price of that DSM GSPA;

(C)	details of the GSPA Minimum Revenue expected to be received during the Forecast Period under the Designated DSM GSPA; and

(D)	confirmation that the Designated DSM GSPA is a DSM Acceptable GSPA;

(ix)
if such Forecast is being delivered pursuant to Clause 18.11(a)(ii) (Forecasts), if applicable, the Borrowing Base Deficiency Amount and the GSPA Reserve Amount, in each case, on the DSM Project Completion Date; and

(x)	until the DSM Project Completion Date, the Scheduled DSM Project Completion Date.

(c)	Assumptions

(i)	The Assumptions used in each Forecast shall be:

(A)	reasonable in the circumstances;

(B)	compliant with paragraphs (ii) to (ix) below; and

(C)	consistent with the Transaction Documents.

(ii)
If the Forecast delivered pursuant to Clause 18.11(a)(ii) (Forecasts) includes any Defaulting GSPA, the Borrower shall, at the same time as it delivers the Forecast pursuant to Clause 18.11(a)(ii) (Forecasts), deliver a second forecast, removing all revenues and costs associated with that Defaulting GSPA, for the purposes of calculating the GSPA Reserve Amount. Clause 6.6 (GSPA Reserve Account) of the Accounts Agreement shall apply upon delivery of that second forecast.

(iii)
For the purposes of a Forecast being delivered pursuant to Clause 18.11(a)(iii) (Forecasts), the Borrower shall not be entitled to use Assumptions different from the Assumptions used in the then current Final Forecast, except (x) with the consent of the Technical Bank; or (y) to take into account:

(A)	where a DSM GSPA is being designated as a Designated DSM GSPA:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            120

(I)	the ToP Amount and the floor price or effective floor price under any new Designated DSM GSPA; and

(II)	any increase in DSM Operating Costs directly related to any new Designated DSM GSPA;

(B)	where a DSM GSPA is being de-designated as a Designated DSM GSPA:

(I)	the removal of all revenues attributed to that DSM GSPA; and

(II)	any decrease in DSM Operating Costs directly related to the de-designation of the relevant Designated DSM GSPA; and

(C)	material changes to the DSM Project or any Material Project Document since the date of the prior Final Forecast.

(iv)
For the purposes of a Forecast being delivered pursuant to Clause 18.11(a)(iv) (Forecasts), the Borrower shall not be entitled to use Assumptions different from the Assumptions used in the then current Final Forecast, except (x) with the consent of the Technical Bank; or (y) as adjusted to take into account any designation of a new Levered Sponsor Percentage.

(v)
For the purposes of a Forecast being delivered pursuant to Clause 18.11(a)(v) (Forecasts), the Borrower shall not be entitled to use Assumptions different from the Assumptions used in the then current Final Forecast, except (x) with the consent of the Technical Bank; or (y) as adjusted to take into account any Leviathan Disposal.

(vi)
For the purposes of a Forecast being delivered pursuant to Clause 18.11(a)(vi) (Forecasts) and 18.11(a)(vii) (Forecasts), the Borrower shall not be entitled to use Assumptions different from the Assumptions used in the then current Final Forecast, except (x) with the consent of the Technical Bank; or (y) as adjusted to take into account the occurrence of a DSM GSPA Trigger Event or DSM GSPA Recalculation Event.

(vii)
For the purposes of a Forecast being delivered pursuant to Clause 18.11(a)(vii) (Forecasts), such Forecast shall take into account all amendments that have been made to all Designated DSM GSPAs (if any) (including the amendments resulting in the

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            121

production of the relevant Forecast), to the extent such amendments would but for Clause 21.26 (Breach and/or termination of Material Project Documents, result in an Event of Default under Clause 21.26 (Breach and/or termination of Material Project Documents).

(viii)
For the purposes of a Forecast being delivered pursuant to Clause 18.11(a)(viii) (Forecasts), the Borrower shall not be entitled to use Assumptions different from the Assumptions used in the then current Final Forecast, except (x) with the consent of the Technical Bank; or (y) as adjusted to take into account any revision to the Financial Model.

(ix)
For the purposes of a Forecast being delivered pursuant to Clause 18.11(a)(ix) (Forecasts), the Borrower shall not be entitled to use Assumptions different from the Assumptions used in the then current Final Forecast, except (x) with the consent of the Technical Bank; or (y) as adjusted to take into account any Proposed Commitment Increase.

(x)	Each Forecast shall:

(A)	be prepared using the Financial Model; and

(B)
be in a form similar to the Initial Forecast delivered as an Initial Condition Precedent and include the same type of information (and in the same level of detail) as that included in the Initial Forecast delivered as an Initial Condition Precedent.

(d)	Consultation

(i)	The Technical Bank and the Modelling Bank shall have the right to consult with:

(A)	the Borrower; and

(B)	the Technical and Environmental Consultant and the Market Consultants,
in each case, for the purpose of establishing the Assumptions, and in order to decide whether to recommend to the other Finance Parties, on the date on which the Forecast is delivered by the Facility Agent to the Finance Parties under paragraph (e)(i) below, that a Dispute Notice should be delivered pursuant to paragraph (f) below in relation to the Assumptions.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            122

(ii)
The Technical Bank or the Modelling Bank may require additional information in order for the Majority Lenders to make a determination as to the reasonableness of any Assumptions or as to the accuracy of the calculations comprised in the Forecast by notifying the Borrower in writing not later than 10 days following receipt of the Forecast from the Borrower by the Technical Bank and the Modelling Bank.

(iii)
Following the consultation with the Technical Bank and the Modelling Bank referred to in paragraph (d)(i) above, the Borrower may, in its discretion, prepare and deliver a revised Forecast for the relevant Forecast Period to the Technical Bank, Modelling Bank and the Facility Agent within 14 days of the Forecast delivered by the Borrower under Clause 18.11(a) (Forecasts) (and such revised Forecast shall constitute the Forecast for the following paragraphs of this Clause 18.11).

(e)	Approval by Lenders

(i)	The Facility Agent shall deliver to each Finance Party:

(A)
in the case of a Forecast that is delivered by the Borrower under Clause 18.11(a) (Forecasts) which has not been revised under Clause18.11(d)(iii) (Consultation), on the 15th day (or, if that is not a Business Day, on the next Business Day) following receipt of that Forecast from the Borrower; or

(B)
in the case of a Forecast that is delivered by the Borrower under Clause 18.11(a) (Forecasts) which has been revised under Clause18.11(d)(iii) (Consultation), on the next day (or, if that is not a Business Day, on the next Business Day) following receipt of that revised Forecast from the Borrower.

(ii)
Each Lender shall, within 10 Business Days of receipt of a Forecast under paragraph (e)(i) above, notify the Facility Agent and the Technical Bank whether or not it approves the Assumptions in that Forecast. If a Lender fails to provide the notification required under this paragraph (ii) within 10 Business Days of receipt of that Forecast, that Lender shall be deemed to have approved the Assumptions used in the preparation of that Forecast.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            123

(f)	Dispute Notice
If the Majority Lenders do not approve the Assumptions in accordance with paragraph (e)(ii) (Approval by Lenders) above, the Technical Bank shall (unless otherwise instructed by the Majority Lenders) dispute the reasonableness of the Assumptions by notifying the Borrower in writing (a Dispute Notice) not later than 15 Business Days following receipt by Lenders of a Forecast under paragraph (e)(i) (Approval by Lenders).

(g)	Contents of Dispute Notice
If the Technical Bank (in consultation with the Modelling Bank) rejects any Assumptions or calculations, the Technical Bank shall set out in the Dispute Notice its proposals in respect of such Assumptions or calculations.

(h)	Reference to Relevant Expert

(i)
If the Borrower and the Technical Bank cannot resolve the matter on or before the date falling five days following receipt of the Dispute Notice by the Borrower, the Borrower shall refer the matter to a Relevant Expert for determination pursuant to paragraph (h)(ii) below.

(ii)
The Relevant Expert shall, for the purposes of this Clause 18.11 (Financial projections), be a consultant experienced and expert in the matter which is under dispute and agreed between the Borrower and the Technical Bank or, failing agreement within three Business Days, nominated (on the application of either party) by the Appointing Body within five days.

(i)	Procedure for determination by Relevant Expert

(i)	The Relevant Expert shall be instructed by the Borrower and the Technical Bank jointly and shall be appointed on terms that:

(A)	such Relevant Expert shall act as an independent expert and not as an arbitrator; and

(B)
such Relevant Expert shall be required to deliver his determination within 10 days of instruction or within such longer period as may be agreed in writing between the Relevant Expert, the Borrower and the Technical Bank (acting on the instructions of the Majority Lenders).

(ii)	The Borrower and the Technical Bank may provide such Relevant Expert with whatever supporting evidence they each consider appropriate.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            124

(iii)
The Relevant Expert’s determination as to the relevant Assumptions shall be within the range of possible Assumptions which fall between and include those Assumptions proposed by the Technical Bank (in consultation with the Modelling Bank) and those Assumptions proposed by the Borrower.

(j)	Decision by Relevant Expert
The Relevant Expert’s determination, which must include the reasons for reaching such determination, shall (absent fraud or undisclosed bias) be final and binding on all parties to this Agreement and shall be used for the purpose of revising the Forecast to which the matter relates.

(k)	Final Forecast

(i)
Upon any revision of the Forecast pursuant to Clause 18.11(i) (Procedure for determination by Relevant Expert) and subject to the incorporation of any modifications thereto which the Borrower and the Technical Bank have previously agreed, such Forecast shall constitute the Final Forecast as at the relevant date.

(ii)
If the Technical Bank has not given a Dispute Notice by the date referred to in Clause 18.11(f) (Dispute Notice) above, the Forecast shall (subject to the incorporation of any modifications which the Borrower and the Technical Bank have agreed prior to that date) constitute the Final Forecast and the projections contained in such Final Forecast shall constitute the final financial projections on the date on which the Majority Lenders approve the Assumptions used in the preparation of that Forecast and, in the case of any Forecast delivered pursuant to Clause 18.11(a)(ix) (Forecasts), provided that the relevant Proposed Commitment Increase occurs.

18.12	Financial Model

(a)	Custody and utilisation
The Financial Model in the form delivered as an Initial Condition Precedent shall be deposited with and shall remain in the custody of the Facility Agent.

(b)	Amendments proposed by the Borrower

(i)
The Borrower may (acting reasonably) from time to time propose to amend the structure of or formulae in the Financial Model by giving a notice to the Modelling Bank, specifying the proposed amendments and the reasons for its request.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            125

(ii)
The Modelling Bank shall accept such amendments either (A) where such amendments are to remedy any manifest or technical error or (B) if such amendments are authorised by the Majority Lenders. The Finance Parties may (to be coordinated by the Modelling Bank) consult with the Model Auditor in relation to their consideration of any such proposed amendment. Any such amendment accepted by the Modelling Bank shall be used for the purpose of revising the then current Forecast to which the matter relates pursuant to Clause 18.11(a)(viii) (Forecasts) and that Forecast, following revision, shall constitute the Final Forecast.

(iii)
If the Modelling Bank or Majority Lenders (as applicable) do not agree to any such proposed change to the Financial Model, the Modelling Bank shall notify the Borrower within 30 days of receipt of the relevant request from the Borrower, giving the reasons for such disagreement.

(iv)
If the Borrower and the Modelling Bank (acting reasonably on the instructions of the Majority Lenders) cannot agree to the proposed changes to the Financial Model within 21 days of such notice from the Modelling Bank, the matter shall be referred for determination by a Relevant Expert who, for the purposes of this Clause 18.12, shall be a consultant experienced and expert in the matter which is under dispute and agreed between the Borrower and the Facility Agent or, failing agreement within three Business Days, nominated (on the application of either party) by the Appointing Body within five days, whose decision shall be final and binding on all parties.

(v)	The Relevant Expert shall be instructed by the Borrower and the Modelling Bank jointly and shall be appointed on terms that:

(A)	such Relevant Expert shall act as an independent expert and not as an arbitrator;

(B)
such Relevant Expert shall be required to deliver his determination within 21 days of instruction or within such longer period as may be agreed in writing between the Relevant Expert, the Borrower and the Modelling Bank (acting on the instructions of the Majority Lenders);

(C)	any instructions shall state the context in which the referral is made; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            126

(D)	the Borrower and the Modelling Bank may provide the Relevant Expert with whatever supporting evidence they consider appropriate.

(vi)
The Relevant Expert’s determination, which must include the reasons for reaching such determination, shall (absent fraud or undisclosed bias) be final and binding on all parties to this Agreement and shall be used for the purpose of revising the Forecast to which the matter relates and that Forecast, following revision, shall constitute the Final Forecast.

(c)	Required Amendments
The Borrower shall update the Financial Model:

(i)	for the purposes of calculation of each Forecast; and

(ii)	if requested by the Technical Bank or the Modelling Bank, in order to take into account any manifest error, provided that, to the extent such update requires an amendment to that structure of formulae in the Financial Model, such update shall be subject to the procedures set out in Clauses 18.12(b)(ii) to 18.12(b)(v) (Amendments proposed by the Borrower) above.

18.13	DSM Funding Certificate

(a)
On Financial Close, the first Quarter Date after Financial Close and each Quarter Date falling six months thereafter until the DSM Project Completion Date, the Borrower shall provide to the Facility Agent a DSM Funding Certificate, showing that the Borrower has sufficient Borrower Available Funds to meet the remaining DSM Project Costs (on the basis of the Agreed Source) payable until the Scheduled DSM Project Completion Date at such time (on the basis of the Agreed Source).

(b)	Each DSM Funding Certificate shall identify in reasonable detail any reasonable management assumptions used to prepare it.

(c)
Where any Borrower Available Funds or DSM Project Costs are denominated in a currency other than US$, they shall be converted into US$ at the then market rate of exchange in the London foreign exchange market.

18.14	Borrower Authorisations
The Borrower shall promptly notify the Facility Agent and provide details in writing of:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            127

(a)	any reason why any Borrower Authorisation the renewal of which is required may not be renewed without the imposition of any new restriction or condition;

(b)	of any steps on the part of any relevant authority to revoke or cancel a Borrower Authorisation; or

(c)	of any non-renewal, revocation or cancellation of any Borrower Authorisation.

18.15	Miscellaneous
The Borrower shall (or, where appropriate, procure that the Sponsor shall) supply to the Facility Agent (in sufficient copies for all the Finance Parties, if the Facility Agent so requests):

(a)	all documents dispatched by the Borrower and the Sponsor to its creditors generally;

(b)
as soon as reasonably practicable and, in any event, within three days of becoming aware of the same, reasonably detailed information in writing of any litigation, arbitration, disputes or administrative proceedings (including in relation to any dispute with the applicable Tax authorities) which are current, pending or threatened against the Borrower and which might, if adversely determined, have a Material Adverse Effect;

(c)	promptly, reasonably detailed information in writing of any contested claim for Tax liabilities against the Borrower from any relevant Tax authority in excess of US$1,000,000;

(d)	a copy of each Borrower’s Document entered into and amendments thereto;

(e)	a copy of each notice sent to a shareholder of the Borrower;

(f)
a copy of any amendment, variation or modification to (i) a constitutional document of the Borrower and (ii) to the extent such amendment, variation or modification affects the Finance Parties' rights and interests under the Finance Documents, or under a constitutional document of the Sponsor;

(g)	promptly, information in reasonable detail of any material change in proposed Tax or Petroleum laws or regulations in Israel after the Signing Date; and

(h)	such other information regarding the financial condition, business and operations of the Borrower as any Finance Party may reasonably request.

18.16	Use of websites

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            128

(a)
The Borrower acknowledges and agrees that any information which is required to be delivered by the Borrower under this Agreement may be delivered to a Lender (through the Facility Agent) on to an electronic website if:

(i)	the Facility Agent and the Lender agree;

(ii)	the Facility Agent appoints a website provider and designates an electronic website (the Designated Website) for this purpose;

(iii)	the designated website is used for communication between the Facility Agent and the Lenders;

(iv)	the Facility Agent notifies the Lenders of the address and password for the website;

(v)	the information can only be posted on the website by the Facility Agent; and

(vi)	the information posted is in a format agreed between the Borrower and the Facility Agent.

(b)
All costs and expenses in relation to the establishing and maintaining the website shall be borne by the Borrower, subject to such cost being agreed by the Borrower prior to such website being established.

(c)
Any Website Finance Party may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

19.	Positive Covenants
The undertakings in this Clause 19 remain in force from the Signing Date until the Final Discharge Date.

19.1	Corporate existence

(a)	The Borrower shall maintain its corporate existence and its powers to operate its business.

(b)	The Borrower shall not make or permit any material amendments to its memorandum or articles of association or other constitutional documents without the prior consent of the Facility Agent.

19.2	Purpose
The Borrower shall only use the proceeds of the Loans in accordance with Clause 3.1 (Purpose).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            129

19.3	Compliance with laws
The Borrower shall comply in all material respects with all laws applicable to it.

19.4	Authorisations
The Borrower shall:

(a)	as soon as reasonably practicable, obtain, comply with and do all that is necessary to maintain in full force and effect all Borrower Authorisations; and

(b)	promptly supply certified copies to the Facility Agent of such Borrower Authorisation.

19.5	Tax affairs
The Borrower shall:

(a)	as soon as reasonably practicable file all Tax reports and returns required to be filed by it in any jurisdiction;

(b)
to the extent it becomes liable for the payment of any Taxes, as soon as reasonably practicable pay all Taxes or, if any Tax is being contested in good faith and by appropriate means, ensure an adequate reserve is set aside for payment of that Tax; and

(c)	not change its residence for Tax purposes.

19.6	Security
The Borrower shall:

(a)
undertake all actions necessary (including the making or delivery of filings and payment of fees) to maintain the Security under the Security Documents to which it is a party in full force and effect (including the first ranking priority thereof); and

(b)
in respect of any Security Document, complete (where necessary) all steps in relation to the registration of any Security Document to which it is a party within the time period within which registration of that Security Document is to be completed by applicable law.

19.7	Borrower Account
The Borrower shall open and maintain the Borrower Account in accordance with Applicable Law.

19.8	Consultants

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            130

The Borrower shall fully cooperate with each Consultant as reasonably required in the performance of its obligations under such Consultant’s engagement letter and scope of work in relation to the DSM Project.

19.9	Auditors
The Borrower shall appoint and maintain auditors acceptable to the Facility Agent (acting on the instructions of the Majority Lenders), provided that any of Ernst and Young Global Limited, KPMG International Cooperative, Deloitte Global Services Limited, PricewaterhouseCoopers International Limited or BDO LLP shall be deemed acceptable to the Facility Agent.

19.10	Pari passu ranking
The Borrower shall ensure its payment obligations under the Finance Documents will rank at least pari passu with all its other present and future payment obligations save those obligations preferred by mandatory operation of law applying to companies generally.

19.11	Further assurance

(a)
The Borrower shall, and shall procure that the Sponsor shall, promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may reasonably specify (and in such form as the Security Trustee may reasonably require in favour of the Security Trustee or its nominee(s)):

(i)
to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Security) or for the exercise of any rights, powers and remedies of the Security Trustee or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Trustee or confer on the Finance Parties Security over any property and assets of the Borrower located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security.

(b)
The Borrower shall, and shall procure that the Sponsor shall, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            131

or maintenance of any Security conferred or intended to be conferred on the Security Trustee or the Finance Parties by or pursuant to the Finance Documents.

19.12	Claims
The Borrower shall take all reasonable steps to defend itself against any claims, litigation, arbitration or administrative proceedings where payment under the relevant claims, litigation, arbitration or administrative proceedings would be above US$1,000,000.

19.13	NEPCO Security Documents
No later than the date falling six months before the date on which the Flow Date under (and as defined in) the NEPCO GSPA is expected to occur, the Borrower shall:

(a)	procure that the INGL GTA is entered into;

(b)	procure that each NEPCO Security Document is entered into;

(c)
deliver to the Facility Agent, or procure the delivery to the Facility Agent of, evidence of compliance with all necessary registration and other perfection requirements necessary to perfect the Security to be granted under the NEPCO Security Documents; and

(d)
deliver to the Facility Agent, or procure the delivery to the Facility Agent of, any legal opinion that the Facility Agent may reasonably require in connection with the entry by the Sponsor into and the enforceability of the NEPCO Security Documents, in each case consistent with the terms of the NEPCO Security Term Sheet and otherwise in form and substance satisfactory to the Facility Agent (acting reasonably).

20.	Negative Covenants
The undertakings in this Clause 20 shall remain in force from the Signing Date until the Final Discharge Date.

20.1	Negative Pledge
The Borrower shall not create or permit to exist any Security over its assets other than Permitted Security.

20.2	Financial Indebtedness
The Borrower shall not incur any Financial Indebtedness other than Permitted Indebtedness.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            132

20.3	Distributions

(a)
The Borrower shall not make any distributions or withdrawals from the Borrower Account or payments to the Sponsor other than in respect of any loan to the Sponsor under the Sponsor Loan Agreement which shall be paid into the Proceeds Account or any other agreement by which the Borrower extends a loan to the Sponsor pursuant to Clause 20.5 (Loans; guarantees).

(b)	The Borrower shall ensure that any Financial Indebtedness made available by the Borrower to the Sponsor is by way of loan under the Sponsor Loan Agreement.

20.4	Exploration
The Borrower shall not incur any costs (including on-lending amounts to the Sponsor for the purposes of such costs) in relation to Exploration.

20.5	Loans; guarantees
The Borrower shall not make any loan, grant any credit or give any guarantee or indemnity or voluntarily self-insure any liability in respect of an obligation of any other person or allow any such loan, credit, guarantee, indemnity or insurance to be outstanding unless:

(a)	it is a loan to, or liability of, the Sponsor under the Sponsor Loan Agreement and such loan shall be paid into the Proceeds Account;

(b)	the relevant indemnity is not of Financial Indebtedness and is granted under a contract permitted under the Finance Documents; or

(c)	it obtains the consent of the Facility Agent (acting on the instructions of the Majority Lenders).

20.6	Disposals

(a)
The Borrower shall not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made under the Borrower’s Documents;

(ii)	in accordance with the Work Program and Budget or, following the DSM Project Commercial Operations Date, the Annual Budget; or

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            133

(iii)	constituting DSM Project Costs or the funding of DSM Project Costs.

20.7	No other business
The Borrower shall procure that no change is made to the nature of its business (the financing of the development of the DSM Project) from that carried on at the Signing Date, other than the entering into and performance of the Borrower’s Documents and the maintenance and operation of the Borrower Account and any other accounts opened pursuant to the Finance Documents to which it is a party.

20.8	Constitutional documents; share capital

(a)	Except to the extent required to give effect to the transactions required by the Finance Documents, the Borrower shall not alter any right attaching to any share capital of the Borrower.

(b)	The Borrower shall not repurchase, cancel or redeem its shares or otherwise reduce or increase its share capital or make payments in respect of any convertible or hybrid instrument.

20.9	Corporate structure

(a)	The Borrower shall not enter into any amalgamation, demerger, merger, corporate reconstruction, joint venture or winding-up without the consent of the Facility Agent.

(b)	The Borrower shall not acquire or incorporate any Subsidiary or have any interest or investment in any other person other than under the Borrower’s Documents.

20.10	Borrower’s Documents
The Borrower shall not make any material amendment or waiver to or of any Borrower’s Document:

(a)	in a manner or to an extent which materially and adversely affects the interests of the Finance Parties under the Finance Documents; or

(b)	in the case of a Finance Document, other than as permitted thereunder.

20.11	Acquisitions
The Borrower shall not acquire or invest in any assets, revenues, shares, company, business or undertaking, other than as expressly permitted by this Agreement.

20.12	Tax losses
The Borrower shall not surrender any Tax losses to which it is entitled.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            134

20.13	Head office
The Borrower's centre of main interests shall be situated in Israel and the Borrower shall not relocate its centre of main interests to any other jurisdiction.

20.14	Hedging
The Borrower shall not enter into any hedging arrangements other than Permitted Hedging Transactions.

20.15	Accounts
The Borrower shall not open any account other than the Borrower Account and any other account permitted under the Finance Documents.

20.16	Financial year end
The Borrower shall not change its financial year end from 31 December.

20.17	New contracts
The Borrower shall not enter into any new material contracts other than as required or permitted under the Borrower’s Documents or unless otherwise agreed by the Facility Agent.

20.18	Settlement of claims
The Borrower shall not and shall not agree to, waive, settle or compromise any claims, litigation, arbitration or administrative proceedings where payment under the relevant claims, litigation, arbitration or administrative proceedings would either have or be reasonably likely to have a Material Adverse Effect or be above US$1,000,000.

20.19	Transactions with Affiliates
The Borrower shall not enter into any transactions with any Affiliate except for the Sponsor Loan Agreement or otherwise on arm's length terms.

20.20	Sanctions

(a)
The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds (i) to fund any activities or business of or with any Sanctioned Person, or (ii) in any other manner that will result in a violation of Sanctions by the Borrower or the Sponsor, or that would reasonably be expected to result in a violation of Sanctions by any Finance Party.

(b)
The Borrower shall ensure that (i) no person that is a Sanctioned Person will have any legal or beneficial interest in any funds repaid or remitted by the Borrower to any Finance Party in connection with the Facility, and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            135

(ii) it shall not use any revenue or benefit derived from any activity or dealing of the Borrower or the Sponsor with a Sanctioned Person for the purpose of discharging amounts owing to any Finance Party in respect of the Facility.

20.21	Anti-corruption laws

(a)
The Borrower shall not directly or indirectly use the proceeds of any Loan for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)	The Borrower shall conduct its businesses in compliance with applicable anti-corruption laws.

21.	Events of Default
Each of the events or circumstances set out in this Clause 21 is an Event of Default (save for Clauses 21.31 (Consequences of an Event of Default) and 21.32 (Facility Agent’s sole authority)).

21.1	Non-payment by the Borrower
The Borrower does not pay any amount due under a Finance Document on the due date, unless such failure to pay is caused by:

(a)	a Disruption Event; or

(b)	an administrative or technical error,
and in either case payment is made within three Business Days of its due date.

21.2	Non-payment by the Sponsor
The Sponsor does not pay any amount due under a Finance Document on the due date, unless such failure to pay is caused by:

(a)	a Disruption Event; or

(b)	an administrative or technical error,
and in either case payment is made within three Business Days of its due date.

21.3	Breach of financial covenants
The Borrower or the Sponsor, as applicable, does not comply with any provision of Clause 18.13 (DSM Funding Certificate), Clause 20.2 (Financial Indebtedness) or clause 7.3 (Sponsor Funding Certificate) of the Equity Support and Subordination Deed.

21.4	Available Borrower liquidity

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            136

(a)
Subject to paragraph (b) below, the latest DSM Funding Certificate shows that the Borrower Available Funds is not sufficient to meet the DSM Project Costs at such time (on the basis of the Agreed Source) which remain to be paid from such time in order to achieve the Scheduled DSM Project Completion Date at such time (on the basis of the Agreed Source).

(b)
No Event of Default under paragraph (a) above will occur if the Sponsor presents to the Facility Agent, within 30 days of the earlier of the Facility Agent giving notice to the Borrower of a breach of paragraph (a) and the Borrower becoming aware of the failure to comply with paragraph (a), a plan in relation to restoring the shortfall amount and either:

(i)	the Facility Agent (acting on the instructions of the Majority Lenders) approves such plan within 15 days of receipt thereof and the Sponsor effects such plan in compliance with its terms; or

(ii)
if the plan is not approved within 15 days of receipt thereof, the Sponsor funds the shortfall with cash into a separate account designated by the Facility Agent (and secured in favour of the Security Trustee such that the Facility Agent is satisfied debits therefrom may only be made for payment of DSM Project Costs) within 15 days of the expiry of the 15 day period for acceptance of the plan by the Facility Agent.

21.5	Available Sponsor liquidity

(a)	Subject to paragraph (b) below, the latest Sponsor Funding Certificate shows that the Sponsor’s Eligible Funds are not sufficient to meet the Sponsor’s Obligations.

(b)
No Event of Default under paragraph (a) above will occur if the Sponsor presents to the Facility Agent, within 30 days of the earlier of the Facility Agent giving notice to the Borrower and the Sponsor of a breach of paragraph (a) and the Sponsor becoming aware of the failure to comply with paragraph (a), a plan in respect of restoring the shortfall amount and either:

(i)	the Facility Agent (acting on the instructions of the Majority Lenders) approves such plan within 15 days of receipt thereof and the Sponsor effects the such plan in compliance with its terms; or

(ii)
until the DSM Project Completion Date, if the plan is not approved within 15 days of receipt thereof, within 15 days of the expiry of the 15 day period for acceptance of the plan by the Facility Agent, the Sponsor delivers a new Sponsor Funding Certificate showing that its Eligible Funds exceed its Obligations and such new

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            137

Sponsor Funding Certificate is approved by the Majority Lenders within 15 days of delivery.

21.6	Financial Ratios
The Historic Debt Service Cover Ratio in respect of any Calculation Date is lower than 1.05:1.00.

21.7	Breach of other obligations

(a)	The Borrower or the Sponsor does not comply with any of:

(i)
Clauses 19.1 (Corporate existence), 19.5 (Tax affairs), 19.7 (Borrower Account), 19.13 (NEPCO Security Documents), 20.1 (Negative Pledge), 20.3 (Distributions) to 20.12 (Tax losses) (inclusive), 20.15 (Accounts), 20.17 (New contracts) to 20.21 (Anti-corruption laws) (inclusive); and

(ii)	clauses 8.4 (Title) to 8.6 (Project Document Security), 8.13 (Royalties), 9.1 (Change of Business) and 9.9 (Sanctions) of the Equity Support and Subordination Deed.

(b)
The Borrower or the Sponsor does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment by the Borrower), Clause 21.2 (Non-payment by the Sponsor), Clause 21.3 (Breach of financial covenants) and paragraph (a) above).

(c)
No Event of Default under paragraph (b) will occur if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of (i) the Facility Agent giving notice to the Borrower; and (ii) the Borrower or Sponsor becoming aware of the failure to comply.

21.8	Misrepresentation

(a)
Any representation or warranty made or deemed to be made by the Borrower or the Sponsor in the Finance Documents or any other document delivered by or on behalf of the Borrower or the Sponsor under any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)
Subject to paragraph (c), no Event of Default under paragraph (a) above will occur if the event or circumstances giving rise to the misrepresentation are capable of remedy and are remedied within 30 days of the earlier of (i) the Facility Agent giving notice to the Borrower or the Sponsor; and (ii) the Borrower or Sponsor becoming aware of the misrepresentation.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            138

(c)
Paragraph (b) will not apply if any of the circumstances set out in paragraph (a) occur with respect to the representations made or deemed to be made under Clause 17.23 (Corrupt practices and Sanctions) or clause 9.9 (Sanctions) of the Equity Support and Subordination Deed.

21.9	Cross-default; Cross-acceleration

(a)	In respect of the Borrower:

(i)	any of its Financial Indebtedness is not paid when due nor within any originally applicable grace period;

(ii)
any of its Financial Indebtedness is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or any provision having a similar effect (howsoever described);

(iii)	any commitment of its Financial Indebtedness is cancelled or suspended by its creditors as a result of an event of default or any provision having a similar effect (howsoever described); or

(iv)	any of its creditors becomes entitled to declare any of its Financial Indebtedness due and payable prior to its specified maturity as a result of an event of default (however described).

(b)	In respect of the Sponsor, any of its Financial Indebtedness (other than in respect of Limited Recourse Financing):

(i)	is not paid when due nor within any originally applicable grace period; or

(ii)	is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	No Event of Default will occur under paragraph (b) above if:

(i)	such Financial Indebtedness does not in aggregate exceed US$50,000,000 (or its equivalent in one or more other currencies); or

(ii)	any of the events in paragraph (b) above occurs after the DSM Project Completion Date.

21.10	Insolvency

(a)
The Borrower or the Sponsor (other than, in the case of the Sponsor, in relation to Limited Recourse Financing), is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            139

debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)
A moratorium is declared in respect of any indebtedness of the Borrower or all or substantially all of the Financial Indebtedness (excluding, in the case of the Sponsor, Limited Recourse Financing) of the Sponsor.

21.11	Insolvency proceedings
Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments or a moratorium of any indebtedness of the Borrower or the Sponsor (other than relating to Limited Recourse Financing);

(b)	the winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or the Sponsor;

(c)
an assignment for the benefit of creditors or similar arrangement with any creditor of the Borrower or the Sponsor (other than in respect of any Limited Recourse Financing) in respect of the assets the subject thereof;

(d)
the Borrower or the Sponsor becomes subject to any administration or reorganisation with its creditors under the chapter 3 of part 9 of the Israeli Companies Law 1999 (Compromise or Arrangement) or under any similar law in Israel or any other jurisdiction;

(e)
the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or the Sponsor or any of their respective assets other than in respect of assets subject to Security for Limited Recourse Financing; or

(f)	enforcement of any Security over any assets of the Borrower or the Sponsor other than in respect of assets subject to Security for Limited Recourse Financing, or any analogous procedure or step is taken in any jurisdiction, other than any such action or proceedings not initiated by the Borrower or the Sponsor (as applicable) which are frivolous or vexatious and which are discharged, stayed or dismissed within 60 days of commencement.

21.12	Creditors’ process

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            140

Any attachment, sequestration, distress or execution affects any material asset or assets of the Borrower or the Sponsor other than where such action relates to assets subject to Security for Limited Recourse Financing or is frivolous or vexatious and is discharged, stayed or dismissed within 45 days of commencement.

21.13	Invalidity

(a)	Subject to the Legal Reservations, any material provision of a Finance Document is not legal, valid, binding and enforceable in accordance with its terms.

(b)	A Security Document does not create the Security it purports to create.

(c)	Subject to the Legal Reservations, a Security created or purported to be created under a Security Document is not, or ceases to be, first ranking Security in favour of the Security Trustee.

21.14	Repudiation
The Borrower or Sponsor repudiates (or evidences an intention to repudiate) a Finance Document.

21.15	Cessation of business
Except for projects (other than the DSM Project and the REM Project) of the Sponsor which are financed through Limited Recourse Financing, the Borrower or the Sponsor ceases or threatens to cease to carry on or to suspend all operations under its business or a substantial part of its business to an extent which has or might have a Material Adverse Effect.

21.16	Long Stop DSM Project Completion Date

(a)	The DSM Project Completion Date is not achieved by the Long Stop DSM Project Completion Date.

(b)
No Event of Default will occur under paragraph (a) if (i) the failure to achieve the DSM Project Completion Date by the Long Stop DSM Project Completion Date is due to a failure to meet condition (a)(v) of Administrative Completion; and (ii) article 3.3.7 of the NEPCO GSPA applies and NEPCO is in compliance with its “take-or-pay” obligations under article 10 of the NEPCO GSPA.

21.17	Project Insurance Policies

(a)	Any Project Insurance Policies:

(i)	are not, or cease to be, in full force and effect; or

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            141

(ii)	are cancelled, repudiated, avoided or suspended,
in each case, to any material extent and are not restored or substituted with other equivalent insurance within 30 days, other than when (and for so long as) a failure to restore or substitute is due to a Market Capacity Event.

(b)
An event or circumstance occurs or exists which is within the control of the Borrower or the Sponsor that would enable the insurers under the Project Insurance Policies to avoid or materially reduce their liability and such entitlement of the insurer is not removed within 30 days or such insurer is not substituted with another insurer with no such entitlement within 30 days.

21.18	Abandonment
Either:

(a)	the parties to the Joint Operating Agreement are deemed to have abandoned the DSM Project prior to the anticipated Abandonment Date for the DSM Project; or

(b)
the Sponsor ceases to participate in the Work Program and Budget for the DSM Project approved by the Joint Operating Committee and the Petroleum Commissioner in accordance with the Joint Operating Agreement.

21.19	Destruction
Any material destruction, loss or damage to the DSM Project occurs and there are insufficient Insurance Proceeds and Eligible Funds, and/or, where approved by the Majority Lenders, other funds of the Sponsor available in respect of such destruction, loss or damage for re-instatement or restoration of the DSM Project.

21.20	Judgments
Any judgment or arbitral award is rendered against the Borrower which is not dismissed, stayed or discharged within 60 days of the date of its entry.

21.21	Illegality
It is or becomes unlawful for the Borrower or the Sponsor to perform or otherwise comply with one or more of its payment or other material obligations under any Transaction Document to which it is a party.

21.22	Unenforceability of Material Project Documents
Subject to the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency,

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            142

reorganisation and other laws generally affecting the rights of creditors and the time barring of claims under applicable limitation laws:

(a)	the Joint Operating Agreement or any Project Lease; or

(b)	any other Material Project Document,
in either case, is by Applicable Law rendered invalid or unenforceable, provided that, such an event shall only constitute an Event of Default if:

(i)
in the case of paragraph (a), it is not remedied within 30 days of the earlier of (A) the Facility Agent giving notice to the Borrower of such event and (B) the Borrower becoming aware of such event; or

(ii)
in the case of paragraph (b), it is not remedied within 30 days of the earlier of (A) the Facility Agent giving notice to the Borrower of such event and (B) the Borrower becoming aware of such event and has, or could reasonably be expected to have, a Material Adverse Effect.

21.23	Authorisations
Any Authorisation (including any Environmental and Social Permits) required by the Borrower, the Sponsor or in relation to the DSM Project:

(a)	is forfeited, suspended or abrogated or is otherwise not or will not be available;

(b)	is not obtained or effected when required;

(c)	is revoked or cancelled, or otherwise ceases to be in full force and effect;

(d)	is not renewed when required or is renewed on revised terms; or

(e)	is varied from its original terms,
and any such circumstance has or is likely to have a Material Adverse Effect.

21.24	Expropriation
Any material part of the DSM Project is subject to any Expropriatory Action.

21.25	Reserves Material Adverse Effect
An updated Reserves Report discloses circumstances having a Material Adverse Effect.

21.26	Breach and/or termination of Material Project Documents

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            143

(a)
Any Material Project Document (other than the Joint Operating Agreement, any of the Project Leases or a Designated DSM GSPA) is terminated, suspended, revoked or repudiated (other than termination pursuant to the terms thereof following discharge of all obligations thereunder, replacement or expiry thereof), which would or would be reasonably likely to have a Material Adverse Effect, provided that no Event of Default under this paragraph (a) will occur if:

(i)
the Borrower presents to the Facility Agent a plan in respect of replacing or reinstating the relevant Material Project Document within 20 days of the earlier of (x) the Facility Agent giving notice to the Borrower and (y) the Borrower or the Sponsor becoming aware of the termination, suspension, revocation or repudiation (as the case may be) of the relevant Material Project Document;

(ii)	the Facility Agent (acting on the instructions of the Majority Lenders) approves such plan; and

(iii)	the Borrower effects such plan in compliance with its terms.

(b)	The Joint Operating Agreement or any of the Project Leases is terminated, suspended, revoked or repudiated.

(c)	A Project Party does not comply with any term of any Material Project Document and such non-compliance has a Material Adverse Effect.

(d)	Any DSM GSPA Trigger Event occurs in relation to a Designated DSM GSPA.

(e)	Where an event under paragraph (c) (in relation to a Designated DSM GSPA) or (d) occurs, no Event of Default will occur if:

(i)
the Borrowing Base Amount included in the Forecast prepared pursuant to Clause 18.11(a)(vii) (Forecasts) and as adjusted to take into account the occurrence of such event, is equal to or greater than the aggregate amount of Loans outstanding immediately following the occurrence of the event; or

(ii)	by the relevant DSM GSPA Cure Deadline:

(A)
the Borrower exercises its rights under (I) Clause 18.8 (Designation of DSM GSPAs) to designate a DSM GSPA as a Designated DSM GSPA or (II) Clause 18.9 (Designation of Levered Sponsor Percentage) to designate a new Levered Sponsor Percentage and the relevant Final Forecast provided pursuant to Clauses 18.11(a)(iii) (Forecasts) or 18.11(a)(iv) (Forecasts)

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            144

shows that the Borrowing Base Amount is equal to or greater than the aggregate amount of Loans outstanding as at the date of the relevant Final Forecast;

(B)
the Borrower makes a prepayment in accordance with Clause 7.11 (Voluntary prepayment) and following such prepayment the Borrowing Base Amount is equal to or greater than the aggregate amount of Loans outstanding immediately after such prepayment; or

(C)
the Borrower credits to the Debt Service Reserve Account an amount (the Additional DSRA Amount) such that the sum of (A) the Borrowing Base Amount and (B) such Additional DSRA Amount is equal to or greater than the aggregate amount of Loans outstanding immediately after payment of the Additional DSRA Amount.

In this paragraph (e), DSM GSPA Cure Deadline means the date falling 60 days after the relevant event occurring.

21.27	Government moratorium
A moratorium is declared by the Government of Israel affecting amounts outstanding under this Agreement.

21.28	Environmental and Social Claims
One or more Environmental and Social Claims are brought against the Sponsor in relation to the DSM Project, which the Facility Agent (acting on the instructions of the Majority Lenders and in consultation with the Sponsor and the Environmental and Technical Consultant) reasonably determines could, individually or in aggregate, be expected to result in a liability for the Sponsor (in its capacity as a Partner) greater than US$200,000,000.

21.29	Failure to comply with a Corrective Action Plan
The Borrower or the Sponsor fails to implement any remedial steps set out in any Corrective Action Plan, unless such failure is capable of remedy and is remedied within 90 days of the Borrower or the Sponsor becoming aware of such non-compliance.

21.30	Operator
The Sponsor ceases to be the Operator, except where the Sponsor resigns as Operator with the prior consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed).

21.31	Consequences of an Event of Default

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            145

(a)	The Facility Agent shall promptly, if instructed to do so by the Majority Lenders, notify the Security Trustee, the Lenders, the Account Bank and the Borrower of the cessation of an Event of Default.

(b)	On and at any time after the occurrence of an Event of Default which is continuing, the Facility Agent may, and shall, if so directed by the Majority Lenders, upon written notice to the Borrower:

(i)	take any of the following actions:

(A)	suspend or cancel the Total Commitments whereupon they shall immediately be suspended or, as applicable, cancelled;

(B)	instruct the Security Trustee to assume control of the Secured Accounts in accordance with clause 5 (Control of Project Accounts by the Security Trustee) of the Accounts Agreement;

(C)	set–off and apply all monies on deposit in any Secured Account to the satisfaction of the amounts outstanding under the Finance Documents;

(D)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable;

(E)	declare that all or part of the Loans be payable on demand;

(F)	exercise its rights in accordance with clause 5.4 (Acceleration of Base Equity) of the Equity Support and Subordination Deed; and/or

(G)	declare all or any of the Security to be enforceable and instruct the Security Trustee to exercise any of its rights under the Security Documents; or

(ii)	instruct the Security Trustee or the Account Bank to take any Enforcement Action.

(c)
If at any time the Facility Agent takes Enforcement Action pursuant to Clauses 21.31(b)(i)(D) or 21.31(b)(i)(E) (Consequences of an Event of Default) above, all or part (as applicable) of the Loans shall become (in the case of Clause 21.31(b)(i)(E) (Consequences of an Event of Default), on demand therefor by the Facility Agent) immediately due and payable thereafter.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            146

21.32	Facility Agent’s sole authority

(a)
Each of the Finance Parties agrees (for itself and each other person on whose behalf or for whose benefit it has entered into this Agreement) that it shall not have any independent power to enforce, or have recourse to, any of the Collateral or to exercise any right, power, authority or discretion arising under the Security Documents (other than this Agreement) except through the Security Trustee.

(b)
Each of the Finance Parties agrees (for itself and each other Finance Party and other person on whose behalf or for whose benefit it has entered into this Agreement) that it will not, and that no other person on its behalf or appointed by it (with exception of the Facility Agent or the Security Trustee acting in each case in accordance with the Finance Documents where appropriate) will:

(i)	cancel, as a consequence of the occurrence of any Event of Default, any Commitment;

(ii)
directly or indirectly take any action of whatsoever nature against the Borrower under or in respect of the Finance Documents, including the commencement, continuance or voluntary joining in of any proceedings or process of any court or other competent forum in order to enforce compliance of the Borrower with the terms of any Finance Document;

(iii)	demand that any liabilities owing to it (or to any of the other Finance Parties) under any Finance Document, be immediately due and payable;

(iv)	take any other action under any Finance Document which would require payment by the Borrower of any amount under such Finance Document in advance of any scheduled payment date;

(v)	subject to Clause 32 (Set-off) purport to set-off, at any time, any amount of any liabilities owing to it (or to any other Finance Party) against any amount payable by it to the Borrower;

(vi)	sell, repossess or take possession of any goods or assets of the Borrower;

(vii)	take any action for the winding-up, dissolution, liquidation, official management, receivership or dissolution of the Borrower or any analogous process;

(viii)	levy distress against the Borrower or its property or attach, levy execution, arrest or otherwise exercise any creditor's process in

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            147

respect of any asset of the Borrower in respect of any liabilities under any Finance Documents; or

(ix)	apply for any order for an injunction or specific performance in respect of the Borrower in relation to any of the Finance Documents, provided that nothing in this Clause 21.32 is intended to prevent a Lender from voting for or against enforcement of their rights under the Finance Documents or from giving instructions to the Facility Agent and/or the Security Trustee in accordance with the Finance Documents.

(c)	Paragraphs (a) and (b) above shall not prohibit:

(i)
the taking of any action by a Finance Party which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of the Secured Obligations, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods; and

(ii)	the bringing of legal proceedings by a Finance Party against any person solely for the purpose of:

(A)	obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Finance Document to which it is party;

(B)	obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(C)	requesting judicial interpretation of any provision of any Finance Document to which it is party with no claim for damages.

(d)
Notwithstanding any other provision in the Finance Documents, in the event that an Event of Default is continuing or the Facility Agent or the Security Trustee is of the reasonable opinion that any material part of the Collateral is in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy and that Enforcement Action is reasonably required to protect the same or is required to protect or preserve the Collateral then the Facility Agent

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            148

or the Security Trustee may take such Enforcement Action without the consent of any other Finance Party.
22.    Changes to the Lenders

22.1	Assignments and transfers by the Lenders
Subject to this Clause 22 and Clause 39 (Debt Purchase Transactions), a Lender (the Existing Lender) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,
to:

(i)	another bank or financial institution; or

(ii)
to the extent acceptable to the Petroleum Commissioner, insurer, reinsurer or, to the extent applicable, any other licensed entity subject to the terms of book II of the French Mutual Societies Code (Code de la Mutualité) or to a trust, fund, state entity, securitisation vehicle or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets,

(the New Lender).

22.2	Conditions of assignment or transfer

(a)	The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is made:

(i)	by an Original Lender to an Affiliate of that Original Lender or to another Original Lender;

(ii)	by an Affiliate of an Original Lender to another Affiliate of that Original Lender or to another Original Lender; or

(iii)	at a time when an Event of Default is continuing.

(b)
The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c)	A Finance Party may only transfer or assign any of its rights or obligations to a person which is incorporated in and managed from a country which

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            149

has diplomatic relations with Israel and is controlled by persons located in such a country.

(d)
Amounts may be assigned or transferred only in an amount of not less than US$ 5,000,000 or in such lesser amount as constitutes the entire participation of the Existing Lender under this Agreement, pursuant to the provisions of this Clause 22.2 (Conditions of assignment or transfer).

(e)	A transfer will only be effective if the procedure set out in Clause 22.4 (Procedure for transfer) is complied with.

(f)	An assignment will only be effective on:

(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)
performance by the Facility Agent of all necessary “know your customer” or other similar checks under all Applicable Laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(g)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross-Up and Indemnities) or Clause 13 (Increased Costs),

then, in relation to Clause 13 (Increased Costs) and Clauses 12.2 (Tax indemnity) to 12.9 (FATCA Deduction), the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred and, in relation to Clause 12.1 (Tax gross-up):

(A)	in case of: (i) an assignment or transfer by an Original Lender to an Affiliate of that Original Lender or an

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            150

assignment or transfer by an Affiliate of an Original Lender to another Affiliate of that Original Lender which, in either case, is a Financial Institution Lender and is resident for Tax purposes in the same jurisdiction as the Existing Lender; or (ii) a change by an Original Lender of the Facility Office through which it is acting to a new Facility Office in the same jurisdiction as the previous Facility Office, the New Lender or Original Lender acting through its new Facility Office is only entitled to receive payment under Clause 12.1 (Tax gross-up) to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred;

(B)
in case of: (i) an assignment or transfer by an Original Lender to an Affiliate of that Original Lender or an assignment or transfer by an Affiliate of an Original Lender to another Affiliate of that Original Lender which, in either case, is a Financial Institution Lender and is resident for Tax purposes in a different jurisdiction than that of the Existing Lender; or (ii) a change by an Original Lender of the Facility Office through which it is acting to a new Facility Office in a different jurisdiction as the previous Facility Office, the New Lender or Original Lender acting through its new Facility Office is only entitled to receive payment under Clause 12.1 (Tax gross-up) up to the higher of:

(I)	the increased payment which would have been due under this Agreement to the Existing Lender or Lender acting through it previous Facility Office as of the date of assignment, transfer or change; and

(II)
the increased payment which would be due under this Agreement on the assumption that the rate of the applicable Tax Deduction is 10 per cent. (irrespective of any higher Tax Deduction rate which the Borrower is actually required to apply in respect of payments to that New Lender or Original Lender acting through its new Facility Office)

unless, in each case:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            151

(aa)
on the date it became a Lender under this Agreement, payments to that New Lender were subject to a Tax Deduction rate of 10 per cent. or lower in accordance with a Reduced Rate Treaty between Israel and the jurisdiction in which that New Lender is resident for Tax purposes; and

(bb)
a Tax Deduction rate higher than 10 per cent. is required to be made by the Borrower in respect of payments to that New Lender as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law (including the Reduced Rate Treaty between Israel and the jurisdiction in which that New Lender is resident for Tax purposes) or any published practice or published concession of the Israel Tax Authority, and in the event of any such change, any payment that would be due to that New Lender under Clause 12.1 (Tax gross-up) shall not be subject to the restriction as set out in Clause 22.2(g)(ii)(B)(I) (Conditions of assignment or transfer) or Clause 22.2(g)(ii)(B)(II) (Conditions of assignment or transfer);

(C)
in case of an assignment or transfer to a New Lender which is a Financial Institution Lender or change by a Lender which is a Financial Institution Lender of its Facility Office (in either case, other than an assignment, transfer or change referred to in paragraphs (A) or (B)), that New Lender or Lender acting through its new Facility Office is only entitled to receive payment under Clause 12.1 (Tax gross-up) up to an amount that shall not exceed the increased payment which would be due to it under this Agreement on the assumption that the rate of the applicable Tax Deduction is 10 per cent. (irrespective of any higher Tax Deduction rate which the Borrower is actually required to apply in respect of payments to that New Lender or Lender acting through its new Facility Office); and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            152

(D)
in case of any assignment, transfer or change other than an assignment, transfer or change referred to in paragraphs (A) to (C), a New Lender will not be entitled to receive any payment under Clause 12.1 (Tax gross-up), irrespective of any Tax Deduction which the Borrower may be required to make in respect of payments to that New Lender.

(h)
Each New Lender, by executing the relevant Transfer Certificate, confirms that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(i)	A transfer or assignment will only be effective on the Security Trustee providing:

(i)	the Borrower with the relevant Transfer Certificate or Assignment Agreement (as the case may be); and

(ii)	the Petroleum Commissioner with an executed Petroleum Commissioner Submission, together with any other documents or evidence that may be requested by the Petroleum Commissioner.

22.3	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of the Borrower, the Sponsor or the DSM Project;

(iii)	the performance and observance by the Borrower and the Sponsor of their obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            153

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower, the Sponsor and the DSM Project and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of the Borrower, the Sponsor and the DSM Project and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

22.4	Procedure for transfer

(a)
Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all Applicable Laws and regulations in relation to the transfer to such New Lender.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            154

(c)	On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(ii)
the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(iii)
the Agents, the Mandated Lead Arrangers, the Technical Bank, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agents, the Technical Bank, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	the New Lender shall become a Party as a “Lender”.

22.5	Procedure for assignment

(a)
Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            155

(c)	Subject to Clause 22.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 22.5 to assign their rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with Clause 22.4 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 22.2 (Conditions of assignment or transfer).

22.6	Assignment or transfer fee

(a)	Subject to paragraph (b) below, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of US$2,500.

(b)	No fee is payable pursuant to paragraph (a) above if the assignment or transfer is made by an Existing Lender pursuant to Clause 22.8 (Security over Lenders' rights).

22.7	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, Assignment Agreement or Increase Confirmation, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

22.8	Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 22, but subject always to Clause 22.2(c) (Conditions of assignment or transfer), each Lender may without consulting with or obtaining consent from the Borrower or Sponsor, at any time charge, assign, pledge or otherwise create Security in or

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            156

over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)	any charge, assignment, pledge or other Security to secure obligations to a federal reserve or central bank; and

(b)
any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment, pledge or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by the Borrower or Sponsor, or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

22.9	Pro rata interest settlement
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a pro rata basis to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 22.4 (Procedure for transfer) or any assignment pursuant to Clause 22.5 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 22.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            157

(c)	In this Clause 22.9, references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.

(d)
An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 22.9 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

22.10	Disclosure of information
Any Lender may disclose to any of its Affiliates and any other person:

(a)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement; or

(b)
with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement, or the Borrower, any information about the Borrower and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

22.11	Register
The Facility Agent shall keep a register of all the Finance Parties and shall supply the Borrower and any Finance Party with a copy of the register on request.

23.	Changes to the Borrower
The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.	Agency Provisions

24.1	Appointment of the Facility Agent

(a)	Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            158

(c)
Each other Finance Party agrees that the Facility Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement, or in the other Finance Documents to which the Facility Agent is expressed to be a party (and no others implied).

(d)
In the event of inconsistencies between this Agreement and any other Finance Document relating to the duties, obligations and responsibilities of the Facility Agent, the provisions of this Agreement shall prevail over the provisions of any other Finance Document.

24.2	Role of the Mandated Lead Arrangers
Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

24.3	No fiduciary duties

(a)	Nothing in the Finance Documents constitutes any Agent or any Mandated Lead Arranger as an agent, trustee or fiduciary of the Borrower or any other person.

(b)	None of the Agents or the Mandated Lead Arrangers shall be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account.

24.4	Business with the Borrower and the Project Parties
The Finance Parties may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower, any of the Project Parties or the Group.

24.5	Duties of the Agents

(a)	Subject to paragraph (b) below, each Agent shall promptly forward to a Party the original or a copy of any document which is delivered to that Agent for that Party by any other Party.

(b)
Without prejudice to Clause 22.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower), paragraph (a) above shall apply to any Transfer Certificate, Assignment Agreement or Increase Confirmation.

(c)
Except where a Finance Document specifically provides otherwise, neither Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Finance Party.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            159

(d)
If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(e)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agents or the Mandated Lead Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(f)	If the Borrower so requests, the Facility Agent shall provide a list of all the Lenders of record to the Borrower.

(g)	Each Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

24.6	Rights and discretions of the Agents

(a)	Each of the Agents may:

(i)	rely on:

(A)
any representation, communication, notice or document (including any notice given by a Lender pursuant to Clauses 39.2(b) and 39.2(c) (Disenfranchisement of Sponsor Affiliates) believed by it to be genuine, correct and appropriately authorised; and

(B)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked;

(C)
in the case of the Security Trustee, if it receives any instructions to act in relation to the Security created pursuant to the Security Documents, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(D)	no Notifiable Debt Purchase Transaction:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            160

(I)	has been entered into;

(II)	has been terminated; or

(III)	has ceased to be with a Sponsor Affiliate;

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (a)(iii)(B) above, may assume the truth and accuracy of that certificate.

(b)	Each of the Agents may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment by the Borrower));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised.

(c)
Each Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. Without prejudice to the generality of this paragraph or paragraph (d) below, each Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to each Agent (and so separate from any lawyers instructed by the Lenders) if an Agent in its reasonable opinion deems this to be desirable.

(d)
Each Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by an Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(e)
Each Agent, any Receiver and any Delegate may act in relation to the Finance Documents and the Security created pursuant to the Security Documents through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            161

(ii)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by an Agent's, Receiver's or Delegate's gross negligence or wilful misconduct.

(f)	Unless a Finance Document expressly provides otherwise, each Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(g)
Without prejudice to the generality of paragraph (f) above, the Facility Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Borrower and shall disclose the same upon the written request of the Borrower or the Majority Lenders.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, neither Agent is obliged to do or omit to do anything if it would or might, in its opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)	None of the Agents shall be bound to enquire:

(i)	whether or not any Default has occurred;

(ii)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(iii)	whether any other event specified in any Finance Document has occurred.

24.7	Instructions

(a)	Each Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all the Lenders if the relevant Finance Document stipulates the matter requires the consent of all the Lenders; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with paragraph (a)(i) above.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            162

(b)
Each Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and such Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to an Agent by the Majority Lenders shall override any conflicting instructions given by any other Finance Party and will be binding on all the Finance Parties other than the Security Trustee which will act in accordance with Clause 25.2 (Security Trustee's Instructions).

(d)
Each Agent may refrain from acting in accordance with the instructions of any Lender or group of Lenders until it has received any indemnification and/or security as it may in its discretion require (which may be greater in extent that that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any associated VAT) which it may incur in complying with those instructions.

(e)
In the absence of instructions from the Majority Lenders (including when taking any decision under Clause 37.2(b) (Exceptions)), each Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(f)
The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security or the Security Documents.

(g)
Notwithstanding any other provision of any Finance Document to the contrary, the Facility Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(h)
Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties,

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            163

obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or Security for, such risk or liability is not reasonably assured to it.

24.8	Responsibility for documentation
Neither of the Agents (including any Receiver, Delegate, separate security agent or co-agent appointed by the Security Trustee in accordance with the Finance Documents) is responsible or liable for:

(a)
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Mandated Lead Arrangers, the Borrower or any other person given in or in connection with any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

24.9	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of an Agent, any Receiver or Delegate), no Agent, Receiver or any Delegate will be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security created under the Security Documents, unless directly caused by its gross negligence or wilful misconduct; or

(ii)
exercising or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security created under the Security Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security created pursuant to the Security Documents.

(b)	No Party (other than the relevant Agent, Receiver or Delegate) may take any proceedings against any officer, employee or agent of an Agent, a

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            164

Receiver or a Delegate in respect of any claim it might have against an Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of an Agent, a Receiver or a Delegate may rely on this Clause 24 as envisaged by Clause 1.3 (Third Party Rights).

(c)
The restriction against taking proceedings set out in paragraph (b) above shall not be construed as a waiver of any claim against such Agent, Receiver or Delegate as applicable, itself based on the conduct of such officer, employee or agent or of any right to take such proceedings solely to comply with any procedural requirement in order to pursue the relevant claim against such Agent, Receiver or Delegate as applicable (and provided no further action is taken or liability asserted against the individual concerned).

(d)
Any liability of an Agent, any Receiver or a Delegate arising under this Agreement shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of such Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to such Agent, Receiver or Delegate at the time of entering into this Agreement, or at the time of accepting any relevant instructions, which increase the amount of the loss. In no event shall an Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not such Agent, Receiver or Delegate has been advised of the possibility of such loss or damages. This paragraph (d) shall not apply in relation to the Security Trustee in the event that a court with jurisdiction determines that the Security Trustee has acted fraudulently or in breach of trust.

(e)
No Agent, Receiver or Delegate will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by an Agent, Receiver or Delegate if that Agent, Receiver or Delegate has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by that Agent, Receiver or Delegate for that purpose.

(f)
Without prejudice to the generality of paragraph (a) above, the liability of an Agent, Receiver or Delegate under this Agreement will not extend to any liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            165

investment in or the holding of assets in any jurisdiction, including liabilities arising from: nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

(g)	Nothing in this Agreement shall oblige any Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party or any Affiliate of a Finance Party,
on behalf of any Finance Party and each Finance Party confirms to the Agents that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agents.

(h)
Neither Agent shall be obliged to supervise any agent, receiver, custodian, nominee, separate security agent or co-security agent appointed in accordance with the Finance Documents or be in any way responsible or liable for any cost, expense, loss or liability incurred by reason of any act, omission, misconduct or default on the part of any such person appointed by it in connection with the Finance Document.

(i)
No Agent will be liable for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse.

(j)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of an Agent, any Receiver or Delegate, any liability of an Agent, any Receiver or Delegate arising under any Finance Document or the Security created pursuant to the Security Documents shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (such loss shall be determined by reference to the date of default of such Agent, Receiver or Delegate

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            166

(as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to such Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall an Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not such Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

24.10	Lenders’ indemnity to the Agents

(a)
Each Lender (other than an Agent) shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each Agent within three Business Days of demand, against any cost, loss or liability incurred by such Agent (otherwise than by reason of such Agent’s gross negligence or wilful misconduct) in acting as an Agent under the Finance Documents (unless such Agent has been reimbursed by the Borrower pursuant to a Finance Document). This Clause 24.10 shall also apply in respect of any cost, loss or liability incurred by a Receiver, Delegate, custodian or nominee appointed in accordance with the Finance Documents.

(b)
This Clause 24.10 shall survive the resignation or removal of an Agent, but only in respect of liabilities accrued and costs incurred prior to such resignation or removal and the Final Discharge Date and the termination of the other Finance Documents.

(c)
The obligations of each Lender under this Clause 24.10 are several, and not joint and several, and are separate and independent from the rights and obligations of each other Lender. Failure by a Lender to carry out its obligations under this Clause 24.10 shall not relieve any other Lender of any of its obligations under this Clause 24.10. If a Lender fails to carry out its obligations, the relevant Agent will have rights solely against that Lender. No Lender shall have any liability in respect of any deficiency in the aggregate amount of the indemnity received or receivable by the relevant Agent under paragraph (a) above to the extent such deficiency arises otherwise than as a consequence of failure by that Lender to perform its own several and independent obligations under this Clause 24.10.

(d)	The Borrower must, within three Business Days of demand, indemnify each Lender for any amount paid by that Lender in accordance with this Clause 24.10.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            167

24.11	Resignation of an Agent

(a)
Any of the Agents may resign and appoint one of its Affiliates as successor (provided such successor has a rating for its long term unsecured and non-credit enhanced debt obligations of A- or higher by Standard & Poor’s or Fitch or A3 or higher by Moody’s) by giving notice to the other Finance Parties and the Borrower.

(b)
Alternatively any of the Agents may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (c) above) but shall remain entitled to the benefit of this Clause 24 and, with respect to rights that have accrued up to the date of appointment of the successor, Clauses 14 (Other Indemnities) and 16 (Costs and Expenses) (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            168

(i)
the Facility Agent fails to respond to a request under Clause 12.8 (FATCA Information) and the Borrower or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Facility Agent pursuant to Clause 12.8 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and, in each case, the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Facility Agent, requires it to resign.

(h)
The Security Trustee shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Security Trustee pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Security Trustee under the Finance Documents, either:

(i)
the Security Trustee fails to respond to a request under Clause 12.8 (FATCA Information) and the Borrower or a Lender reasonably believes that the Security Trustee will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Security Trustee pursuant to Clause 12.8 (FATCA Information) indicates that the Security Trustee will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Security Trustee notifies the Borrower and the Lenders that the Security Trustee will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and, in each case, the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Security Trustee were a FATCA Exempt Party, and the

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            169

Borrower or that Lender, by notice to the Security Trustee, requires it to resign.

(i)	Other than:

(i)	if in any applicable jurisdiction it becomes unlawful (including as a result of Sanctions) for the Security Trustee to perform any of its obligations as contemplated in this Agreement; or

(ii)	in the circumstances set out in paragraph (h) above,
the Security Trustee may not resign or be replaced under this Clause 24.11 in the event that such resignation or replacement is reasonably likely (in the opinion of legal counsel to the Lenders) to jeopardise the enforceability of any Security granted to it under the Security Documents.

24.12	Replacement of an Agent

(a)
After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the relevant Agent (or, at any time an Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace that Agent by appointing a successor Agent (provided such successor has a rating for its long term unsecured and non-credit enhanced debt obligations of A- or higher by Standard & Poor’s of Fitch or A3 or higher by Moody’s).

(b)	In the event an Agent ceases to be a Lender, the Majority Lenders may after consultation with the Borrower as soon as practicable thereafter replace the relevant Agent by appointing a successor Agent.

(c)
The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Finance Parties) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(d)
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (c) above) but shall remain entitled to the benefit of this Clause 24 and, with respect to rights that have accrued up to the date of appointment of the successor, Clauses 14 (Other Indemnities) and 16 (Costs and Expenses) (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            170

(e)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

24.13	Confidentiality

(a)
In acting as agent for the Finance Parties, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of an Agent, it may be treated as confidential to that division or department and that Agent shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Trustee is not obliged to disclose to any other person: (i) any confidential information; or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

24.14	Relationship with the Lenders

(a)
Subject to Clause 22.9 (Pro rata interest settlement), each Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Lenders from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Any Lender may by notice to the Agents appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 33.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            171

as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clauses 33.2 (Addresses) and 33.6(a)(ii) (Electronic communication) and the Agents shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

(c)
Each Lender shall provide to the Security Trustee any information that the Security Trustee may reasonably specify (through, in the case of the Lenders, the Facility Agent) as being necessary or desirable to enable the Security Trustee to perform its functions as Security Trustee.

(d)
Each Lender shall deal with the Security Trustee exclusively through the Facility Agent and that the Security Trustee may assume that the Facility Agent is acting duly in accordance with the Finance Documents on the instructions of the requisite majority of the Lenders where required.

24.15	Credit appraisal by the Lenders
Without affecting the responsibility of any Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agents and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, including:

(a)	the financial condition, status and nature of the Borrower, the Sponsor, each other Project Party, the Group and the DSM Project;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party, the Borrower or the Sponsor or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Security created pursuant to the Security Documents; and

(d)
the adequacy, accuracy and/or completeness of any information provided by any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            172

into, made or executed in anticipation of, under or in connection with any Finance Document.

24.16	Deduction from amounts payable by an Agent
If any Finance Party owes an amount to an Agent under the Finance Documents such Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Finance Party which that Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Finance Party shall be regarded as having received any amount so deducted.

24.17	Financial Conduct Authority
The Facility Agent is authorised and regulated by the Financial Conduct Authority. Nothing in this Agreement shall require the Facility Agent to carry on an activity of the kind specified by any provision of part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 or to lend money to the Borrower in its capacity as Facility Agent.

25.	Security Trustee Provisions

25.1	Appointment of the Security Trustee

(a)	Each other Finance Party appoints the Security Trustee to act as its trustee and agent under and in connection with the Finance Documents.

(b)
Each other Finance Party authorises the Security Trustee to exercise the rights, powers, authorities and discretions specifically given to the Security Trustee under or in connection with the Finance Documents, together with any other incidental rights, powers, authorities and discretions.

(c)
The Security Trustee agrees that it holds the Security granted to it under the Security Documents, any proceeds of such Security and any other amounts it receives or recovers in its capacity as Security Trustee on trust for the Finance Parties on the terms contained in this Agreement.

(d)
Each of the Parties agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents to which the Security Trustee is expressed to be a party (and no others implied).

(e)	In the event of inconsistencies between this Agreement and any other Finance Document relating to the duties, obligations and responsibilities

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            173

of the Security Trustee, the provisions of this Agreement shall prevail over the provisions of any other Finance Document.

25.2	Security Trustee's Instructions

(a)	Subject to paragraph (f) below, the Security Trustee shall:

(i)
exercise any right, power, authority or discretion vested in it as Security Trustee in accordance with any instructions given to it by the Facility Agent (or, if so instructed by the Facility Agent, refrain from exercising any rights, powers, authorities or discretions vested in it as Security Trustee) and shall be entitled to assume that (i) any instructions received from the Facility Agent are duly given in accordance with the Finance Documents (including that, where required, the Facility Agent is acting on the instructions of the Majority Lenders) and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked;

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Facility Agent; and

(iii)	not be liable for any shortfall which arises on the enforcement or realisation of the Collateral.

(b)
The Security Trustee shall be entitled to request instructions, directions, or clarification of any instructions, from the Facility Agent (to the extent it is entitled to give instructions to the Security Trustee pursuant to this Agreement) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it.

(c)
The Security Trustee may refrain from acting in accordance with the instructions of the Facility Agent (including bringing any legal action or proceedings arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)
In the absence of instructions from the Facility Agent, the Security Trustee may, subject to the terms of the Finance Documents, act (or refrain from taking action) as it considers in its discretion to be appropriate.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            174

(e)
Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability and the Security Trustee shall not be obliged to do or omit anything, including entering into any transaction or incurring any liability if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or Security against such risk or liability is not assured to it.

(f)
Notwithstanding anything contained in this Agreement, the Security Trustee is entitled at all times to act without having been instructed in relation to matters for the purpose of enabling the Security Trustee to protect its own position and interests in its personal capacity (including its own personal financial interest) or which the Security Trustee determines to be necessary or appropriate to exercise for the protection of its position and interests in its personal capacity.

25.3	Security

(a)	The Security Trustee is neither liable nor responsible to any other Finance Party for:

(i)	any failure in perfecting or protecting the Security created or evidenced by any Security Document; or

(ii)	any other action taken or not taken by it in connection with any Security Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	The Security Trustee may accept, without enquiry, the title (if any) the Borrower or the Sponsor may have to any asset over which Security is intended to be created by any Security Document.

(c)
The Security Trustee is not obliged to hold in its own possession any Security Document, title deed or other document in connection with any asset over which Security is intended to be created or evidenced by a Security Document. Without prejudice to the above, the Security Trustee may allow any bank providing safe custody services or any professional adviser to the Security Trustee to retain any of those documents in its possession.

(d)
Except as otherwise provided in any Security Document, all moneys received by the Security Trustee under a Security Document may be (but the Security Trustee shall not be obliged to) invested in the name of, or under the control of, the Security Trustee in any investments selected by the Security Trustee in accordance with the provisions applicable to

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            175

investment by trustees of trust moneys under the relevant laws of England. Additionally, those moneys may be placed on deposit in the name of, or under the control of, the Security Trustee at any bank or institution (including itself) and upon such terms as it may think fit.

(e)	Each Finance Party confirms its approval of each Security Document.

(f)	If a disposal of any asset subject to Security created or evidenced by a Security Document is made to any person in the following circumstances:

(i)	a Leviathan Disposal;

(ii)
the disposal is being made at the request of the Facility Agent (with the approval of the Majority Lenders) in circumstances where any Security created by the Security Documents has become enforceable; or

(iii)	the disposal is being effected by enforcement of a Security Document, the asset(s) being disposed of will be released from any Security over it created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents.

(g)
If the Secured Obligations have been fully and finally discharged and no Lender is under any commitment, obligation or liability (actual or contingent) to make advances under this Agreement, then the trusts set out in the Security Documents shall be wound up and the Security Trustee shall, at the costs of the Borrower, release promptly without delay, without recourse or warranty, all of the Security created under the Security Documents. Each other Finance Party irrevocably authorises the Security Trustee to execute any document effecting the same.

(h)
The Security Trustee may, in consultation with the Borrower and with the Borrower’s consent (not to be unreasonably withheld or delayed), appoint a separate security trustee, co-security trustee or representative in any jurisdiction:

(i)	if the Security Trustee considers that without the appointment the interests of the Lenders under the Finance Documents might be materially and adversely affected;

(ii)	for the purpose of complying with any law, regulation or other condition in any jurisdiction; or

(iii)	for the purpose of obtaining or enforcing a judgment or enforcing any Finance Document in any jurisdiction.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            176

Any appointment under this Clause 25.3(h) will only be effective if the security trustee, co-security trustee or representative confirms to the Facility Agent and the Borrower in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as if it were the Security Trustee which appointed it.

(i)
Any person appointed in accordance with paragraph (h) above shall have the rights, powers, authorities and discretions (not exceeding those conferred on the Security Trustee by the Finance Documents) and the duties and obligations that are conferred or imposed by the instrument of appointment. The reasonable remuneration that the Security Trustee may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.

(j)	The Security Trustee may remove any security trustee or co-security trustee appointed by it and may appoint a new security trustee or co-security trustee in its place.

(k)
To the extent permitted under applicable law and subject to Clause 25.2 (Security Trustee's Instructions), and paragraph (f) above, each of the Finance Parties and the Borrower waives all rights it may otherwise have to require that the Security created under the Security Documents be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any Security or any other security interest, which is capable of being applied in or towards discharge of any of the Borrower's obligations under the Finance Documents is so applied.

(l)
The Security Trustee shall give effect to any transaction or matter which is expressly permitted by the Finance Documents and which requires it to take any action without the requirement to seek the consent of the other Finance Parties.

25.4	Proceeds of enforcement of Security

(a)	All:

(i)	proceeds of enforcement of any of the Security granted under the Security Documents; and

(ii)	receipts or recoveries by any Finance Party pursuant to or on enforcement of the Security granted under the Security Document,

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            177

shall be transferred to the Security Trustee for allocation and distribution in accordance with Clause 25.4(b).

(b)
Subject to Clause 25.5 (Prospective liabilities), all amounts from time to time received or recovered by the Security Trustee pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Security created or evidenced or expressed to be created or evidenced under the Security Documents (the Recoveries) shall be held by the Security Trustee on trust to apply them at any time as the Security Trustee (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 25), in the following order:

(i)	in discharging any sums owing to the Security Trustee, any Receiver or any Delegate;

(ii)
in payment of all costs and expenses incurred by any Finance Party in connection with any realisation or enforcement of the Security created or evidenced or expressed to be created or evidenced under the Security Documents taken in accordance with the terms of the Finance Documents;

(iii)	in payment to the Facility Agent for application in accordance with Clause 31.6 (Partial payments);

(iv)
if neither the Borrower nor the Sponsor is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Trustee is obliged to pay or distribute in priority to the Borrower or the Sponsor; and

(v)	the balance, if any, in payment or distribution to the Borrower or as it may direct.

(c)
If any Finance Party is, as a result of receiving any amounts relating to any debt owed to that Finance Party by the Borrower, obliged to make a payment to the Security Trustee under the Finance Documents, such debt shall not be deemed to be reduced except to the extent that such amounts are applied towards that debt in accordance with this Clause 25.4.

25.5	Prospective liabilities
Following acceleration the Security Trustee may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            178

credited to the relevant account) for later application under Clause 25.4(b) (Proceeds of enforcement of Security) in respect of:

(a)	any sum to the Security Trustee, any Receiver or any Delegate; and

(b)	any part of the Secured Obligations,
that the Security Trustee reasonably considers, in each case, might become due or owing at any time in the future.

25.6	Investment of proceeds
Prior to the application of the proceeds of the Recoveries in accordance with Clause 25.4(b) (Proceeds of enforcement of Security) the Security Trustee may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Trustee's discretion in accordance with the provisions of this Clause 25.6.

25.7	Currency Conversion
For the purpose of, or pending the discharge of, any of the obligations of the Borrower under the Finance Documents, the Security Trustee may convert any moneys received or recovered by the Security Trustee from one currency to another at the Spot Rate of Exchange. The obligations of the Borrower to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

25.8	Permitted Deduction
The Security Trustee shall be entitled, in its discretion:

(a)
to set aside by way of reserve amounts required to meet to make and pay any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)
to pay all Taxes which may be assessed against it in respect of any of the Collateral, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Finance Documents (other than in connection with its remuneration for performing its duties under this Agreement).

25.9	Good discharge

(a)	Any payment to be made in respect of the Secured Obligations by the Security Trustee may be made to the Facility Agent on behalf of the

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            179

Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Trustee.

(b)
The Security Trustee is under no obligation to make the payments to a Finance Party under paragraph (a) in the same currency as that in which the liabilities owing to the relevant Finance Party are denominated.

25.10	Custodian and nominees
The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceeding incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

25.11	Power Supplemental

(a)
The rights, powers, authorities and discretions given to the Security Trustee under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by law or regulation or otherwise.

(b)
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

25.12	Financial Services and Markets Act

(a)
Notwithstanding anything in any Finance Document to the contrary, the Security Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of FSMA, unless it is authorised under FSMA to do so.

(b)	The Security Trustee shall have the discretion at any time to:

(i)	delegate any of the functions which fall to be performed by an authorised person under FSMA to any other agent or person which also has the necessary Authorisations and licences; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            180

(ii)	apply for authorisation under FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

25.13	Merger and transfer
If the Security Trustee: (a) merges or consolidates with any person; or (b) transfers to any person all or substantially all of its assets or all or substantially all of its corporate trust and loan agency business, that person (or, in the case of any merger or consolidation, any person which results from the merger or consolidation) shall be a Party and shall be the Security Trustee without that person or any Party doing anything (including executing or registering any document).

25.14	Calculation of Amounts
For the purpose of calculating any person's share of any sum payable to or by it under the Finance Documents, the Security Trustee shall be entitled to:

(a)
notionally convert the liabilities owed to any person into a common base currency (decided in its discretion by the Security Trustee), that conversion to be made at the Spot Rate of Exchange at which the Security Trustee is able to purchase the notional base currency with the actual currency of the amounts owed to that person under the Finance Documents at the time at which that calculation is to be made; and

(b)
assume that all moneys received or recovered as a result of the enforcement or realisation of the Security are applied in discharge of the liabilities of the Borrower under the Finance Documents in accordance with the terms thereof.

25.15	Security Trustee's ongoing costs

(a)
In the event of (i) a Default or (ii) the Security Trustee considering it necessary or expedient or (iii) the Security Trustee being requested by the Borrower, the Sponsor or the Majority Lenders to undertake duties which the Security Trustee and the Borrower agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Trustee under the Finance Documents, the Borrower shall pay to the Security Trustee any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (b) below.

(b)
If the Security Trustee and the Borrower fail to agree upon the nature of those duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Borrower or, failing approval, nominated (on the application of the Security Trustee)

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            181

by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

26.	Technical Bank

26.1	Appointment of the Technical Bank
Each other Finance Party appoints the Technical Bank for the purpose of performing the functions of the Technical Bank expressly mentioned in this Agreement and the other Finance Documents.

26.2	Role of the Technical Bank
The Technical Bank shall, in consultation with the Technical and Environmental Consultant and the Borrower:

(a)	request an update to the Reserves Report where it is permitted to do so by the Finance Documents; and

(b)	carry out all other duties expressly set out as obligations of the Technical Bank in the Finance Documents, in each case taking into account market practice consistent with project financing standards.

26.3	Duties of the Technical Bank

(a)	The Technical Bank shall promptly forward to a Party the original or a copy of any document which is delivered to the Technical Bank for that Party by any other Party.

(b)	Except where any power or discretion is expressly vested solely in the Technical Bank, the Technical Bank’s duties under the Finance Documents are solely mechanical and administrative in nature.

(c)	Except as provided in paragraphs (a) and (b) above, the Technical Bank shall not have any duty:-

(i)
either initially or on a continuing basis to provide any Finance Party with any information concerning any of the matters referred to in Clause 26.8 (Other terms of appointment of the Technical Bank) as it relates to Clause 24.15 (Credit appraisal by the Lenders) or Clause 26.4 (Monitoring), whether coming into its possession before, on or after the Signing Date;

(ii)	unless specifically requested to do so by a Finance Party in accordance with this Agreement or any other Finance Document,

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            182

to request any certificates or other documents from the Sponsor or the Borrower or any Project Party;

(iii)
to provide any Finance Party with any information relating to the business, financial condition, creditworthiness, status or affairs of the Sponsor or the Borrower whenever such information shall come into its possession;

(iv)	to check or enquire into the adequacy, accuracy or completeness of any information provided by the Sponsor or the Borrower under or in connection with the Finance Documents;

(v)	to assess or keep under review the business, financial condition, creditworthiness, status or affairs of the Sponsor, the Borrower or any other Project Party;

(vi)
to check or enquire into the adequacy, accuracy or completeness of any communication delivered to it under any of the Finance Documents, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Finance Documents, any Security to be constituted thereby or any other report or other document or statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the Signing Date;

(vii)
to check or enquire into the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of any of the Finance Documents or any other document referred to in paragraph (c)(vi) above or of any guarantee, indemnity or Security given or created thereby or any obligations imposed thereby or assumed thereunder;

(viii)
to check or enquire as to the ownership, value or sufficiency of any property the subject of any Security created in favour of the Finance Parties, the priority of any such Security or the right or title of any person in or to or the existence of any encumbrance affecting any property comprised therein; or

(ix)	to act as an advisor to any Finance Party.

26.4	Monitoring
Except as expressly required by the Finance Documents, the Technical Bank shall not be required to ascertain or enquire into the performance or observance by the Borrower or the Sponsor or any other person of the terms of any Finance Document or Project Document or any other document in connection therewith

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            183

or the occurrence of any Default or any other breach of the Borrower’s or the Sponsor’s obligations under any Finance Document or other document in connection therewith. The Technical Bank shall not be deemed to have knowledge of the occurrence of any matter other than matters advised to it in writing by the Facility Agent.

26.5	No fiduciary duties

(a)	Nothing in the Finance Documents constitutes the Technical Bank as a trustee, fiduciary or advisor of the Borrower, the Sponsor, the Parent or any other person.

(b)	The Technical Bank shall not be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account.

26.6	Business with the Borrower and the Project Parties
The Technical Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower or any of the Project Parties or the Group.

26.7	Instructions

(a)	The Technical Bank shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Technical Bank in accordance with any instructions given to it by:

(A)	all the Lenders if the relevant Finance Document stipulates the matter requires the consent of all the Lenders; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with paragraph (i) above.

(b)
The Technical Bank shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Technical Bank may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            184

(c)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Technical Bank by the Majority Lenders shall override any conflicting instructions given by any other Finance Party and will be binding on all the Finance Parties.

(d)
The Technical Bank may refrain from acting in accordance with the instructions of any Lender or group of Lenders until it has received any indemnification and/or security as it may in its discretion require (which may be greater in extent that that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any associated VAT) which it may incur in complying with those instructions.

(e)
Subject to paragraph (a) above, in the absence of instructions from the Majority Lenders, the Technical Bank may act (or refrain from taking action) as it considers to be in the best interests of the Finance Parties.

(f)
The Technical Bank is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security or the Security Documents.

(g)
Notwithstanding any other provision of any Finance Document to the contrary, the Technical Bank is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(h)
Notwithstanding any provision of any Finance Document to the contrary, the Technical Bank is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or Security for, such risk or liability is not reasonably assured to it.

(i)	The Technical Bank shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

26.8	Other terms of appointment of the Technical Bank

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            185

All the provisions set out in Clause 24.6 (Rights and discretions of the Agents) and Clauses 24.8 (Responsibility for documentation) to 24.15 (Credit appraisal by the Lenders) shall apply mutatis mutandis to the Technical Bank as if expressly repeated in this Clause 26, substituting references to the Agents with references to the Technical Bank.

27.	Modelling Bank

27.1	Appointment of the Modelling Bank
Each other Finance Party appoints the Modelling Bank for the purpose of performing the functions of the Modelling Bank expressly mentioned in this Agreement and the other Finance Documents.

27.2	Role of the Modelling Bank
The Modelling Bank shall, in consultation with the Borrower carry out all other duties expressly set out as obligations of the Modelling Bank in the Finance Documents, in each case taking into account market practice consistent with project financing standards.

27.3	Duties of the Modelling Bank

(a)	The Modelling Bank shall promptly forward to a Party the original or a copy of any document which is delivered to the Modelling Bank for that Party by any other Party.

(b)	Except where any power or discretion is expressly vested solely in the Modelling Bank, the Modelling Bank’s duties under the Finance Documents are solely mechanical and administrative in nature.

(c)	Except as provided in paragraphs (a) and (b) above, the Modelling Bank shall not have any duty:-

(i)
either initially or on a continuing basis to provide any Finance Party with any information concerning any of the matters referred to in Clause 27.8 (Other terms of appointment of the Modelling Bank) as it relates to Clause 24.15 (Credit appraisal by the Lenders) or Clause 27.4 (Monitoring), whether coming into its possession before, on or after the Signing Date;

(ii)
unless specifically requested to do so by a Finance Party in accordance with this Agreement or any other Finance Document, to request any certificates or other documents from the Sponsor or the Borrower or any Project Party;

(iii)	to provide any Finance Party with any information relating to the business, financial condition, creditworthiness, status or affairs

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            186

of the Sponsor or the Borrower whenever such information shall come into its possession;

(iv)	to check or enquire into the adequacy, accuracy or completeness of any information provided by the Sponsor or the Borrower under or in connection with the Finance Documents;

(v)	to assess or keep under review the business, financial condition, creditworthiness, status or affairs of the Sponsor, the Borrower or any other Project Party;

(vi)
to check or enquire into the adequacy, accuracy or completeness of any communication delivered to it under any of the Finance Documents, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Finance Documents, any Security to be constituted thereby or any other report or other document or statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the Signing Date;

(vii)
to check or enquire into the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of any of the Finance Documents or any other document referred to in paragraph (c)(vi) above or of any guarantee, indemnity or Security given or created thereby or any obligations imposed thereby or assumed thereunder;

(viii)
to check or enquire as to the ownership, value or sufficiency of any property the subject of any Security created in favour of the Finance Parties, the priority of any such Security or the right or title of any person in or to or the existence of any encumbrance affecting any property comprised therein; or

(ix)	to act as an advisor to any Finance Party.

27.4	Monitoring
Except as expressly required by the Finance Documents, the Modelling Bank shall not be required to ascertain or enquire into the performance or observance by the Borrower or the Sponsor or any other person of the terms of any Finance Document or Project Document or any other document in connection therewith or the occurrence of any Default or any other breach of the Borrower’s or the Sponsor’s obligations under any Finance Document or other document in connection therewith). The Modelling Bank shall not be deemed to have

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            187

knowledge of the occurrence of any matter other than matters advised to it in writing by the Facility Agent.

27.5	No fiduciary duties

(a)	Nothing in the Finance Documents constitutes the Modelling Bank as a trustee, fiduciary, or advisor of the Borrower, the Sponsor, the Parent or any other person.

(b)	The Modelling Bank shall not be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account.

27.6	Business with the Borrower and the Project Parties
The Modelling Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower or any of the Project Parties or the Group.

27.7	Instructions

(a)	The Modelling Bank shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Modelling Bank in accordance with any instructions given to it by:

(A)	all the Lenders if the relevant Finance Document stipulates the matter requires the consent of all the Lenders; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with paragraph (i) above.

(b)
The Modelling Bank shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Modelling Bank may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            188

given to the Modelling Bank by the Majority Lenders shall override any conflicting instructions given by any other Finance Party and will be binding on all the Finance Parties.

(d)
The Modelling Bank may refrain from acting in accordance with the instructions of any Lender or group of Lenders until it has received any indemnification and/or security as it may in its discretion require (which may be greater in extent that that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any associated VAT) which it may incur in complying with those instructions.

(e)
Subject to paragraph (b) above, in the absence of instructions from the Facility Agent (including when taking any decision under Clause 37.2(d) (Exceptions)) the Modelling Bank may act (or refrain from taking action) as it considers to be in the best interest of the Finance Parties.

(f)
The Modelling Bank is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security or the Security Documents.

(g)
Notwithstanding any other provision of any Finance Document to the contrary, the Modelling Bank is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(h)
Notwithstanding any provision of any Finance Document to the contrary, the Modelling Bank is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or Security for, such risk or liability is not reasonably assured to it.

(i)	The Modelling Bank shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

27.8	Other terms of appointment of the Modelling Bank
All the provisions set out in Clause 24.6 (Rights and discretions of the Agents), and Clauses 24.8 (Responsibility for documentation) to 24.15 (Credit appraisal by the Lenders) shall apply mutatis mutandis to the Modelling Bank as if expressly

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            189

repeated in this Clause 27, substituting references to the Agents with references to the Modelling Bank.

28.	Account Bank

28.1	Account Bank’s Capacity
The Account Bank is a Party for the purpose of performing the functions expressly mentioned in the Finance Documents and is not, and shall not be construed to be, the agent or trustee of any Party.

28.2	Account Bank’s Discretions
The Account Bank may:

(a)	engage and pay for the advice or services of any lawyers, accountants or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

(b)	rely as to any matters of fact which might reasonably be expected to be within the knowledge of any other party to any of the Finance Documents upon a certificate signed by or on behalf of such party;

(c)	rely upon any communication or document believed by it to be genuine;

(d)	rely upon any statement made by a director, authorised signatory or employee of any person regarding any matter which might reasonably be expected to be within the knowledge of such person;

(e)
assume that no Default has occurred and that no other party to any of the Finance Documents is in breach of or default under its obligations thereunder, unless it has received notice to the contrary from the Security Trustee; and

(f)	assume that any right, power, authority or discretion vested in any person or group has not been exercised, unless it has received notice to the contrary from the Security Trustee.

28.3	Excluded Obligations of Account Bank
Notwithstanding anything to the contrary expressed or implied herein, the Account Bank shall not:

(a)	be bound to monitor or enquire as to the occurrence or otherwise of any Default or the performance by any other party to any of the Finance Documents of its obligations thereunder;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            190

(b)	be bound to exercise any right, power or discretion vested in it under any of the Finance Documents unless instructed to do so in accordance with the Finance Documents;

(c)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(d)	be bound to disclose to any other person any information relating to any other Party;

(e)
be under any fiduciary duty towards any other Party or under any obligations other than those for which express provision is made in the Finance Documents including the operating procedures specified in clause 4.3 (Operating Procedures) of the Accounts Agreement;

(f)	be under any obligation to enquire as to the purpose of any withdrawal from an Account;

(g)	have any responsibility whatsoever to ensure that amounts deposited or withdrawn by the Borrower or the Sponsor (as applicable) are deposited in accordance with the terms of the Accounts Agreement;

(h)	be obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality; or

(i)
have any proprietary interest in amounts deposited hereunder but the Account Bank merely holds such amounts as banker subject to the terms of this Agreement and, as a result, the money will not be held in accordance with the FCA Client Money Rules, being the rules in relation to client money issued by the FCA from time to time.

28.4	Exclusion of Account Bank’s Liabilities
The Account Bank shall not have any responsibility for the accuracy and/or completeness of any information supplied in connection with the Finance Documents or with the DSM Project or for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Account Bank shall not be under any liability as a result of taking or omitting to take any action in relation to the Accounts except for any liability that arises directly or indirectly from its gross negligence or wilful misconduct.

28.5	No Actions Against Account Bank
Each of the other Parties agrees that it will not assert or seek to assert against any director, officer or employee of the Account Bank any claim it might have against the Account Bank in respect of the matters referred to in Clause 28.4 (Exclusion of Account Bank’s Liabilities).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            191

28.6	Account Bank’s Business
The Account Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with each of the Borrower and the Sponsor and their respective Affiliates and the Group.

28.7	No Reliance on Account Bank
It is understood and agreed by each Finance Party (except the Account Bank) that each Finance Party (except the Account Bank) has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, value, affairs, status and nature of the Borrower, the Sponsor and the DSM Project and, accordingly, each Finance Party (except the Account Bank) warrants and confirms to the Account Bank that it has not relied and will not hereafter rely on such Account Bank:

(a)
to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any person in connection with the Finance Documents or the transactions therein contemplated (whether or not such information has been, or is hereafter approved by, or circulated to such Finance Party (except the Account Bank) by the Account Bank); or

(b)	to assess or keep under review on its behalf the financial condition, creditworthiness, condition, value, affairs, status or nature of the Borrower, the Sponsor or the DSM Project, and without limiting the foregoing, in the purchase or realisation of any Permitted Investment, the Account Bank will act for the Borrower and the Sponsor on an execution only basis and may assume that neither of the Borrower or the Sponsor is relying on it to exercise any judgment or give any advice as to the merits of or the suitability of the relevant transaction.

29.	Conduct of business by the Finance Parties
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            192

30.	Sharing among the Finance Parties

30.1	Payments to Finance Parties
If a Finance Party (a Recovering Finance Party) receives or recovers any amount from the Borrower other than in accordance with Clause 31 (Payment Mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 31 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.6 (Partial payments).

30.2	Non-cash distributions
If a Finance Party receives a distribution from the Borrower in a form other than in cash, such distribution will not be considered a receipt or recovery under Clause 30.1 (Payments to Finance Parties) above until and except to the extent that the realisation proceeds are actually received by such Finance Party.

30.3	Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 31.6 (Partial payments) towards the obligations of that Borrower to the Sharing Finance Parties.

30.4	Recovering Finance Party’s rights
On a distribution by the Facility Agent under Clause 30.3 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            193

30.5	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)	as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.
The Facility Agent shall not be obliged to pay any Redistributed Amount to a Recovering Finance Party under paragraph (a) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Finance Party.

30.6	Exceptions

(a)	This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 30, have a valid and enforceable claim against the Borrower.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

30.7	Further Security

(a)
If any further Security over, or other arrangement relating to (i) the assets of, or any interest in, the Borrower or (ii) the Sponsor Collateral is constituted for the benefit of any Finance Party, the Finance Party receiving the benefit of such Security or other arrangement shall promptly notify the Security Trustee in writing (who shall, as soon as reasonably practicable following receipt of such notification, notify each other

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            194

Finance Party and the Borrower) and the relevant Security shall forthwith be re-assigned for the benefit of all Finance Parties upon and subject to the terms and conditions of this Agreement and the Security Documents and shall apply to the proceeds of any enforcement of such Security.

(b)
Each Finance Party hereby undertakes in favour of the Security Trustee to execute any such documentation and take any action which the Security Trustee may reasonably require in order to give effect to the provisions of paragraph (a).

31.	Payment Mechanics

31.1	Payments to the Facility Agent

(a)
Subject to the terms of the Finance Documents, on each date on which the Borrower or a Finance Party is required to make a payment under a Finance Document, the Borrower or such Finance Party shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account with such bank as the Facility Agent specifies.

(c)
The Facility Agent shall be entitled to deal with money paid to it by any person for the purposes of this Agreement in the same manner as other money paid to a banker by its customers except that it shall not be liable to account to any person for any interest or other amounts in respect of the money.

(d)
The fees, commissions and expenses payable to the Facility Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Facility Agent (or by any of its associates) in connection with any transaction effected by the Facility Agent with or for the Finance Parties or the Borrower.

31.2	Distributions by the Facility Agent
Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to the Borrower) and Clause 31.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            195

five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

31.3	Distributions to the Borrower

(a)
Subject to paragraph (b) below, the Facility Agent may (with the consent of the Borrower or in accordance with Clause 32 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

(b)
The Facility Agent shall apply any amount received by it for the Borrower which has been requested by the Borrower for the purposes described in paragraph (a) of the definition of DSM Project Costs only in making an Advance directly to the account of the Operator in accordance with the provisions of the Joint Operating Agreement.

31.4	Clawback

(a)
Where a sum is to be paid to an Agent under the Finance Documents for another Party, such Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If an Agent pays an amount to another Party and it proves to be the case that such Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by such Agent shall on demand refund the same to such Agent together with interest on that amount from the date of payment to the date of receipt by such Agent, calculated by such Agent to reflect its cost of funds.

(c)
If an Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that such Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	such Agent shall notify the Borrower of that Lender's identity and the Borrower shall on demand refund it to such Agent; and

(ii)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to such Agent the amount (as certified by such Agent) which will indemnify such

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            196

Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

31.5	Impaired Agent

(a)
If, at any time, the Facility Agent becomes an Impaired Agent, a Borrower or a Finance Party which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 31.1 (Payments to the Facility Agent) may instead either pay that amount direct to the required recipient(s) or if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable L/C Provider and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Finance Party making the payment and designated as a trust account for the benefit of the Party (the Paying Party) or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents (the Recipient Party or Recipient Parties).

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or Recipient Parties pro rata to their respective entitlements.

(c)
A Party which has made a payment in accordance with this Clause 31.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)
Promptly upon the appointment of a successor Facility Agent in accordance with Clause 24.12 (Replacement of an Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 31.2 (Distributions by the Facility Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            197

(ii)	that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with which the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

31.6	Partial payments

(a)
Subject to the terms of the Security Documents, if the Facility Agent or the Security Trustee receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Facility Agent or the Security Trustee, as applicable, shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)
firstly, in or towards payment pro rata of any unpaid fees, costs, indemnities and expenses of the Facility Agent, the Security Trustee, the Modelling Bank, the Technical Bank, the Account Bank and any receiver or similar officer or agent appointed under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by all the Lenders vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

31.7	No set-off by Borrower
All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.8	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            198

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, US dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)	A repayment of an Unpaid Sum or a part of an Unpaid Sum shall be made in the currency in which that Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than US dollars shall be paid in that other currency.

31.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

31.11	Disruption to Payment Systems etc.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            199

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

(a)
the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)
the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it the Facility Agent finally determines that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and Waivers);

(e)
the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.11; and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

32.	Set-off
A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. Such Finance Party shall promptly notify the Facility Agent and the Borrower in writing of any set-off made pursuant to this Clause 32.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            200

33.	Notices

33.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or courier.

33.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower:
NEML Leviathan Finance Company Ltd.
12 Abba Eban Boulevard
Herzlia 4672530
Israel
Attention:     Amir Nebenzhal, CFO
Tel:        972 (0) 73 242 4200
Fax:         972 (0) 9 9516050
Email:         Amir.Nebenzhal@nblenergy.com

(b)	in the case of the Sponsor:
Noble Energy Mediterranean Ltd.
12 Abba Eban Boulevard
Herzlia 4672530
Israel
Attention:     Amir Nebenzhal, CFO
Tel:         972 (0) 73 242 4200
Fax:         972 (0) 9 9516050
Email:         Amir.Nebenzhal@nblenergy.com

(c)	in the case of each Lender and the Mandated Lead Arrangers, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party;

(d)	in the case of the Facility Agent:
BNP Paribas
CIB Agency EMEA
16 rue de Hanovre
75078 Paris cedex 02

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            201

Attention:     Xavière Josse / Hélène Tusveld
Tel:         +33 1 42 98 44 71 / +33 1 43 16 81 75
Fax:         +33 1 42 98 43 17
Email:         agency_e_and_c@bnpparibas.com

(e)	in the case of the Security Trustee:
BNP Paribas
CIB Agency EMEA
16 rue de Hanovre
75078 Paris cedex 02
Attention:     Xavière Josse / Hélène Tusveld
Tel:         +33 1 42 98 44 71 / +33 1 43 16 81 75
Fax:         +33 1 42 98 43 17
Email:         agency_e_and_c@bnpparibas.com

(f)	in the case of the Account Bank:
Societe Generale, London Branch
SG House, 41 Tower Hill
London EC3N 4SG
Attention:     Laura Adjudeanu
Tel:         +44 (0) 20 7676 6997
Fax:         +44 (0) 20 7676 6661
Email:         laura.adjudeanu@sgcib.com

(g)	in the case of the Technical Bank:
Natixis
68/76 Quai de la Rapée - 75012 Paris
BP4 – 75060 Paris Cedex 02 – France
Attention:    Aymeric Chauveau / Franz Pepin
Tel:         +33 1 58 19 33 41 / +33 1 58 19 85 41
Email:         aymeric.chauveau@natixis.com /                 franz.pepin@natixis.com

(h)	in the case of the Modelling Bank:
Crédit Agricole Corporate and Investment Bank
12 Place des Etats-Unis - CS 70052 - 92547 Montrouge Cedex France
Attention:     Anne de Busscher / Hanane Mseffer
Tel:         +33 1 41 89 09 63 / +33 1 41 89 67 65
Fax:         +33 1 57 87 20 08
Email:         anne.debusscher@ca-cib.com /                     hanane.mseffer@cacib.com

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            202

or any substitute address or fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

33.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of courier, when it has been left at the relevant address;
and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to an Agent will be effective only when actually received by that Agent and then only if it is expressly marked for the attention of the department or officer identified with that Agent’s signature below (or any substitute department or officer as that Agent shall specify for this purpose).

(c)	All notices from or to the Borrower shall be sent through the Facility Agent.

33.4	Notification of address and fax number
Promptly upon changing its own address or fax number, the Facility Agent shall notify the other Parties.

33.5	Communication when Agent is Impaired Agent
If an Agent is an Impaired Agent the Parties may, instead of communicating with each other through such Agent (to the extent applicable), communicate with each other directly and (while such Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by such Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

33.6	Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including by way of posting to a secure website), if those two Parties:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            203

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)
Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to an Agent only if it is addressed in such a manner as that Agent shall specify for this purpose.

(c)
Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(d)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 33.6.

33.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.	Calculations and Certificates

34.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2	Certificates and Determinations

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            204

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is prima facie, in the absence of manifest error, evidence of the matters to which it relates.

34.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

35.	Partial Invalidity
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.	Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

37.	Amendments and Waivers

37.1	Required consents

(a)
The Borrower and the Facility Agent (in its absolute discretion) may, by agreement in writing, from time to time amend or supplement any Finance Document to which the Borrower is a party, solely for the following purposes:

(i)	to add additional covenants binding on the Borrower;

(ii)	to surrender any rights of the Borrower under the Finance Documents to which it is a party;

(iii)	to confer upon the Finance Parties any additional rights, remedies, benefits, powers or authorities that may lawfully be conferred;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            205

(iv)	to supplement the Security granted by the Borrower under the Security Documents; or

(v)	any purpose not inconsistent with the terms of the Finance Documents to cure any ambiguity, defect or inconsistency, provided that any amendment or supplement under this Clause 37.1(a) is not, in the reasonable judgment of the Facility Agent, adverse to the interests of the Lenders.

(b)
Subject to paragraph (a) above and to Clause 37.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders, the Sponsor and the Borrower and any such amendment or waiver will be binding on all Parties.

(c)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

(d)
The Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement and any fees properly and reasonably incurred by the Facility Agent in respect of such engagement will be for the account of the Borrower (provided that the Facility Agent shall use reasonable endeavours to minimize such costs and consult with the Borrower before incurring any such costs).

37.2	Exceptions

(a)	Subject to paragraphs (b) to (d) below, an amendment or waiver that has the effect of changing or which relates to:

(i)	any amendment or variation of or in relation to the definition of Majority Lenders, Super Majority Lenders or all the Lenders in Clause 1.1 (Definitions) of this Agreement;

(ii)	any change to the date or time of payment of any amount under the Finance Documents;

(iii)
a change in the Margin, currency, method of calculation or in the amount of any payment of principal, interest, fees (which are payable to each Finance Party) or commission payable to each Finance Party under the Finance Documents;

(iv)
an increase in any Commitment or (except pursuant to Clause 2.2 (Increase of Total Commitments) or Clause 2.3 (Increase due to cancellation)) the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            206

Commitments reduces the Commitments of the Lenders rateably under the Facility;

(v)	a change to the Borrower;

(vi)	any release or impairment of any Security under the Security Documents, other than:

(A)	in the circumstances set out in part B (Collateral sharing with REM Lenders) of schedule 3 (REM Project) of the Equity Support and Subordination Deed; or

(B)	as otherwise expressly permitted under the Finance Documents;

(vii)	any amendment, variation or waiver in relation to clauses 6.3 (Cash Waterfall) or 9 (Permitted Payments) of the Accounts Agreement;

(viii)	any amendment or variation in relation to the definition of Long Stop DSM Project Completion Date in Clause 1.1 (Definitions);

(ix)
any amendment, variation or waiver in relation to Clauses 2.4 (Finance Parties’ rights and obligations), 7.1 (Illegality) to 7.9 (Application of mandatory prepayments), 21.31 (Consequences of an Event of Default), 21.32 (Facility Agent’s sole authority), 25.4 (Proceeds of enforcement of Security), 31.6 (Partial payments), 37 (Amendments and Waivers), 38 (Decision-making), 45 (Governing Law) or 46 (Enforcement) or provisions providing for the pari passu ranking of the Secured Obligations;

(x)	any amendment, variation or waiver that restricts the rights of a Finance Party to assign or transfer its rights or obligations under the Finance Documents to which it is a party;

(xi)
any amendment, variation or waiver to the subordination provisions in clauses 11 (Subordination Undertakings) to 16 (Priority of Security for Senior Debt) (inclusive) of the Equity Support and Subordination Deed;

(xii)
any amendment, waiver or approval of any of the Initial Conditions Precedent described in paragraphs 1 (Finance Documents), 2 (Project Documents), 5 (Legal Opinions), 8 (Payment of Fees), 10 (Security), 11 (Insurance Documents) or 21 (Equity) of Schedule 2 (Initial Conditions Precedent);

(xiii)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of the Collateral (except

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            207

insofar as it relates to a sale or disposal of an asset which is the subject of the Collateral where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(xiv)	any amendment, variation or waiver in relation to:

(A)	the definitions of Sanctions, Sanctions Authority and Sanctioned Person in Clause 1.1 (Definitions);

(B)	Clauses 17.23 (Corrupt practices and Sanctions) and 20.20 (Sanctions); and

(C)	clauses 6.23 (Corrupt Practices and Sanctions) and 9.9 (Sanctions) of the Equity Support and Subordination Deed; or

(xv)	any amendment, variation or waiver in relation to any provision in a Finance Document which expressly requires the consent of all the Lenders, shall not be made, or given, without the prior consent of all the Lenders.

(b)
Provided that no Default shall have occurred and be continuing, the Facility Agent (in its absolute discretion) may (without taking any vote and without obtaining consent of any Finance Party), effect (or authorise any Finance Party to effect) any amendment or waiver that has the effect of changing or which relates to:

(i)	any decision that in the opinion of the Facility Agent is required to correct a manifest error;

(ii)	the definition of Assignment Agreement in Clause 1.1 (Definitions) to approve a form of Assignment Agreement;

(iii)	limb (c) of the definition of Borrower’s Documents in Clause 1.1 (Definitions), to designate a document as a Borrower Document;

(iv)	the definition of Confidentiality Undertaking in Clause 1.1 (Definitions), to agree a form of Confidentiality Undertaking;

(v)	limb (d) of the definition of Fee Letter in Clause 1.1 (Definitions), to designate a letter as a Fee Letter;

(vi)	limb (g) of the definition of Finance Document in Clause 1.1 (Definitions), to designate a document as a Finance Document;

(vii)	the definition of Transfer Certificate in Clause 1.1 (Definitions), to approve a form Transfer Certificate;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            208

(viii)	Clause 2.3 (Increase due to cancellation), approving an Increase Lender to assume an increased Commitment;

(ix)	Clause 2.2 (Increase of Total Commitments), approving a Willing Lender or New Party to assume an increased Commitment;

(x)	Clause 7.14 (Replacement of a Defaulting Lender), to approve the identity of a Replacement Lender;

(xi)	Clause 9 (Interest Periods), to designate or adjust the length of an Interest Period; and

(xii)	Clause 22.4(a) (Procedure for transfer), to approve a Transfer Certificate;

(xiii)
any decision of the Facility Agent under Clause 38.2 (Non-Responding Lenders) of this Agreement, to agree to a longer period of time for Lenders to respond to a request for a consent, waiver or amendment of or in relation to any of the terms of any Finance Document, or other vote of Lenders under the terms of this Agreement.

(c)
Provided that no Default shall have occurred and be continuing, the Security Trustee (in its absolute discretion) may (without taking any vote and without obtaining consent of any Finance Party), effect (or authorise any Finance Party to effect) any amendment or waiver that has the effect of changing or which relates to:

(i)	any decision of the Security Trustee under the following clauses of the Sponsor Pledge:

(A)	clause 3.1 (Required consents) to approve the form of consent to the creation of the Pledged Rights (as defined in the Sponsor Pledge);

(B)	clause 4.1 (Registration of Pledges), to approve the debenture filing form for the Petroleum Registry in Israel and the Registry of Pledges in Israel; and

(C)
clause 4.10 (Notices with Respect to Pledged Rights), to approve the form of the Notice of Pledge of Insurance Policies, the Acknowledgement and Acceptance to the Pledge of Insurance Policies, the Notice of Pledge of Project Documents, the Acknowledgement and Acceptance of Notice of Pledge of Project Documents and the Direct Agreement; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            209

(ii)
any decision of the Security Trustee under clause 10.4 (Transfers of Junior Liabilities; Additional Providers of Shareholder Funding) of the Equity Support and Subordination Deed to approve the form of legal opinion specified in that clause.

(d)
Provided that no Default shall have occurred and be continuing, the Modelling Bank (in its absolute discretion) may (without taking any vote and without obtaining consent of any Finance Party), effect (or authorise any Finance Party to effect) any decision relating to:

(i)	Clause 18.12(b)(ii) (Financial Model), to accept any amendment to the Financial Model to remedy any manifest or technical error; and

(ii)	Clause 18.12(b)(v) (Financial Model), to provide appropriate supporting evidence to the Relevant Expert.

37.3	Specific Parties’ Consents
An amendment or waiver which relates to the rights or obligations of the Technical Bank, the Modelling Bank, a Mandated Lead Arranger, an Agent or the Account Bank may only be made with the consent of the Technical Bank, the Modelling Bank, such Mandated Lead Arranger, such Agent or the Account Bank (as applicable).

38.	Decision-making

38.1	General

(a)
Each Finance Party which is required to take any decision in accordance with this Agreement shall respond to the Facility Agent with its decision promptly, and in any case, no later than 15 Business Days after receiving notice from the Facility Agent of the decision to be made.

(b)	The Facility Agent shall have no liability howsoever caused resulting from the late receipt (or total failure of receipt of) any notice by, or of any decision of, any Finance Party.

38.2	Non-Responding Lenders

(a)
In the event that a Lender does not respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document or other vote of Lenders under the terms of the Finance Documents (other than a consent, waiver or amendment requiring all the Lenders’ consent under Clause 37.2(a) (Exceptions)) within 15 Business Days (or such longer period as the Borrower and the Facility Agent may

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            210

agree) of a request for a decision on a matter pursuant to this Agreement (a Non-Responding Lender), then:

(i)
the Commitment and/or participation of that Non-Responding Lender shall be disregarded by the Facility Agent in calculating the Total Commitments and/or participations when ascertaining whether any relevant percentage has been obtained to approve the relevant request; and

(ii)	its status as Lender shall be disregarded for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

38.3	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment or participation, in ascertaining:

(i)	the Majority Lenders or the Super Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or

(B)	the agreement of any specified group of Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,

(I)
the Commitment and/or participation of that Defaulting Lender shall be disregarded by the Facility Agent in calculating the Total Commitments and/or participations when ascertaining whether any relevant percentage has been obtained to approve the relevant request; and

(II)	its status as Lender shall be disregarded for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(b)	For the purposes of this Clause 38.3, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            211

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a) or (b) of the definition of Defaulting Lender has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

39.	Debt Purchase Transactions

39.1	Prohibition on Debt Purchase Transactions by the Borrower; Notification
The Borrower shall not enter into any Debt Purchase Transaction or be a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

39.2	Disenfranchisement of Sponsor Affiliates

(a)	For so long as a Sponsor Affiliate:

(i)	beneficially owns a Commitment; or

(ii)
has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining:

(A)	the Majority Lenders or the Super Majority Lenders; or

(B)	whether:

(I)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(II)	the agreement of any specified group of Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero and such Sponsor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Sponsor Affiliate it is a Lender

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            212

by virtue otherwise than by beneficially owning the relevant Commitment).

(b)
Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Sponsor Affiliate (a Notifiable Debt Purchase Transaction), such notification to be substantially in the form set out in Part A of Schedule 20 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)	A Lender shall promptly notify the Facility Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)	is terminated; or

(ii)	ceases to be with a Sponsor Affiliate,
such notification to be substantially in the form set out in Part B of Schedule 20 (Forms of Notifiable Debt Purchase Transaction Notice).

(d)	Each Sponsor Affiliate that is a Lender agrees that:

(i)
in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility Agent or, unless the Facility Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)
in its capacity as Lender, unless the Facility Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Facility Agent or one or more of the Lenders.

39.3	Sponsor Affiliates' notification to other Lenders of Debt Purchase Transactions
Any Sponsor Affiliate which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5.00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Facility Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Facility Agent shall promptly disclose such information to the Lenders.

40.	Consultants

40.1	Appointment

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            213

The Borrower and the Finance Parties hereby confirm the appointment of each of:

(a)	the Technical and Environmental Consultant;

(b)	the Market Consultants;

(c)	the Independent Engineer;

(d)	the Insurance Consultant; and

(e)	the Model Auditor,
in each case to act for the Finance Parties and upon the terms and subject to the conditions separately agreed among the Finance Parties, the Borrower and Sponsor and the relevant Consultant.

40.2	Terms of appointment of Consultants
Each Party acknowledges that each of the Consultants has been appointed to provide advice to the Finance Parties in relation to matters relating to the DSM Project within its own sphere of competence. The fees and other terms of those appointments are set out in the engagement letters of the Consultants to which the Facility Agent shall be a party or shall be entitled to rely (in its capacity as agent of the Finance Parties). Any Finance Party referred to in Clause 16.1 (Transaction expenses), whilst acting in its capacity specified in that Clause, may, acting consistently with the agreed scope of work for the relevant Consultant, at any time request such Consultant to provide advice or services in relation to the DSM Project.

40.3	Termination and replacement

(a)
The Facility Agent may with the prior consent of the Majority Lenders, in the case of any one or more Consultant, terminate the appointment of such Consultant pursuant to the terms of the relevant Consultant’s appointment letter if it considers such termination necessary, with the prior consent of the Borrower. Following any such termination, the Facility Agent, with the prior consent of the Borrower, may request the Borrower to appoint a replacement Consultant (a Replacement Consultant), on substantially the same terms as referred to in Clause 40.2 (Terms of appointment of Consultants) above, or on such other terms as the Borrower shall consent.

(b)
The terms of any such appointment shall be set out in an engagement letter between such Replacement Consultant, the Sponsor and the Facility Agent (provided that the Sponsor’s failure to sign such engagement letter shall not diminish its effectiveness to the extent the Borrower does not

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            214

have consent rights or the right to withhold its consent, as provided in paragraph (e) below).

(c)
The termination of a Consultant’s appointment shall not in any way limit or affect the Borrower’s or the Sponsor’s (as applicable) obligations in respect of fees, costs or expenses levied or incurred by that Consultant on or before such termination according to the terms of such engagement for which the Borrower would otherwise have been liable hereunder.

(d)	The scope of work and budget of fees and expenses for each Consultant (or Replacement Consultant) shall only be varied with the prior consent of the Borrower or the Sponsor.

(e)
Each of the Borrower’s consent rights under this Clause 40.3 shall exist only if no Default has occurred and is continuing, and when such consent rights exist, such consent shall not be unreasonably withheld or delayed.

41.	Confidentiality

41.1	Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information) and Clause 41.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

41.2	Disclosure of Confidential Information
Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners, insurers, reinsurers and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 41.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement so to inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            215

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Trustee and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including any person appointed under Clause 24.14(b) (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any Applicable Law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	who is a Party to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or intends to do so) pursuant to Clause 22.8 (Security over Lenders' rights); or

(viii)	with the consent of the Borrower;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            216

(provided that a limited amount of Confidential Information may be disclosed to that person prior to entry into that Confidentiality Undertaking as required for the purpose of negotiating the terms of the Confidentiality Undertaking including the name of the Borrower, the Sponsor and the term of the Facility) except that there shall be no requirement for a Confidentiality Undertaking if the recipient is (i) a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information or (ii) an insurer or reinsurer;

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking (provided that a limited amount of Confidential Information may be disclosed to that person prior to entry into that Confidentiality Undertaking as required for the purpose of negotiating the terms of the Confidentiality Undertaking including the name of the Borrower, the Sponsor and the term of the Facility) or otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable to do so in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom paragraphs (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 41.2(c) if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            217

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and

(e)	to publicly report the following information in relation to the Project:

(i)	the name of the Project;

(ii)	the description of the Project;

(iii)	the category of the Project under the Equator Principles;

(iv)	the host country of the Project;

(v)	the industrial sector of the Project; and

(vi)	the date of Financial Close.

41.3	Disclosure to numbering service providers

(a)
Any Finance Party may, subject (where applicable) to the provisions of article L.511-33 of the French Monetary and Financial Code (Code Monétaire et Financier), disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or the Borrower the following information:

(i)	name of the Borrower;

(ii)	country of domicile of the Borrower;

(iii)	place of incorporation of the Borrower;

(iv)	date of this Agreement;

(v)	the names of each Agent and each Mandated Lead Arranger;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currency of the Facility;

(ix)	type of Facility;

(x)	ranking of Facility;

(xi)	Final Maturity Date for Facility;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            218

(xii)	Clause 45 (Governing Law);

(xiii)	amount of the Facility;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (a)(i) to (a)(xiii) above; and

(xv)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Borrower represents that none of the information set out in paragraphs (a)(i) to (a)(xv) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Facility Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or the Borrower; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or the Borrower by such numbering service provider.

41.4	Disclosure of price information
Notwithstanding any other provision of the Finance Documents, the Sponsor will not be obliged to disclose to the Finance Parties any information relating to pricing under any DSM GSPA other than the floor price or effective floor price applicable to each Designated DSM GSPA.

41.5	Personal Data
Notwithstanding the other provisions of this Agreement (including this Clause 41), either the Facility Agent or the Security Trustee may collect, use and disclose personal data about the Lenders and/or the other Parties (if any are an individual) or individuals associated with the Lenders and/or other Parties, so that the Facility Agent or the Security Trustee can carry out its obligations to the Lenders and the other Parties and for other related purposes, including auditing, monitoring and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            219

analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance. Both the Facility Agent and the Security Trustee will keep the personal data up to date. Either the Facility Agent or the Security Trustee may also transfer the personal data to any country (including countries outside the European Economic Area where there may be less stringent data protection laws) to process information on the Facility Agent or the Security Trustee behalf (as applicable). Wherever it is processed, the personal data will be protected by a strict code of secrecy and security to which all members of the Facility Agent’s or the Security Trustee’s corporate group, their staff and any third parties are subject, and will only be used in accordance with the Facility Agent’s or the Security Trustee’s instructions (as applicable).

41.6	Entire agreement
This Clause 41 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.7	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.8	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to Clause 41.2(b)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41.

41.9	Continuing obligations
The obligations in this Clause 41 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 24 Months from the earlier of:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            220

(a)	the Final Discharge Date; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

42.	Confidentiality of Funding Rates

42.1	Confidentiality and disclosure

(a)	The Facility Agent and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c).

(b)	The Facility Agent may disclose:

(i)	any Funding Rate to the Borrower; and

(ii)
any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender, as the case may be.

(c)	The Facility Agent may disclose any Funding Rate, and the Borrower may disclose any Funding Rate, to:

(i)
on a strict need to know basis, any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this Clause 42.1(c)(i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            221

Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender, as the case may be.

42.2	Related obligations

(a)
The Facility Agent and the Borrower acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and the Borrower undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Facility Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)
of the circumstances of any disclosure made pursuant to Clause 42.1(c)(ii) (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 42.

42.3	No Event of Default
No Event of Default will occur under Clause 21.7 (Breach of other obligations) by reason only of the Borrower's failure to comply with this Clause 42.

43.	Disclosure of Lender details by Facility Agent

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            222

43.1	Supply of Lender details to other Lenders

(a)
If a Lender (a Disclosing Lender) indicates to the Facility Agent that the Facility Agent may do so, the Facility Agent shall disclose that Lender's name and Commitment to any other Lender that is, or becomes, a Disclosing Lender.

(b)	The Facility Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender.

43.2	Lender enquiry
If any Lender believes that any entity is, or may be, a Lender and:

(a)	that entity ceases to have an Investment Grade Rating; or

(b)	an Insolvency Event occurs in relation to that entity,
the Facility Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment.

43.3	Lender details definitions
In this Clause 43:
Investment Grade Rating means, in relation to an entity, a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.
Requisite Lenders means a Lender or Lenders whose Commitments aggregate 15 per cent. (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent. (or more) of the Total Commitments immediately prior to that reduction).

44.	Counterparts
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

45.	Governing Law
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

46.	Enforcement

46.1	Jurisdiction of English courts

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            223

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with any Finance Document) (a Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
Notwithstanding paragraph (a) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

46.2	Service of process
Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)
irrevocably appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London, EC2V 7EX, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

46.3	Waiver of immunity, consent to enforcement and private acts

(a)
To the extent that the Borrower may in any jurisdiction claim for itself or its assets any immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Borrower irrevocably agrees not to claim, and hereby irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

(b)
the Borrower consents generally in respect of any legal action or proceeding arising out of or in connection with the Finance Documents to the giving of any relief or the issue of any process in connection with the Finance Documents including the making, enforcement or execution against any property or assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in any proceedings.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            224

(c)
the Borrower irrevocably and unconditionally acknowledges that the execution, delivery and performance hereof and all other Finance Documents constitute private and commercial (and not public or governmental) acts of the Borrower done and performed for private and commercial (and not public or governmental) purposes.

This Agreement has been entered into on the date stated at the beginning of this Agreement.
Schedule 1
The Original Lenders

Name of Original Lender	Commitment (US$)
BNP Paribas	125,000,000
Crédit Agricole Corporate and Investment Bank	125,000,000
ING Bank N.V.	125,000,000
Natixis	125,000,000
Societe Generale, London Branch	125,000,000
TOTAL COMMITMENTS (as at the Signing Date)	625,000,000

Schedule 2
Initial Conditions Precedent

1.	Finance Documents
Original counterparts of each of the following Finance Documents duly executed and delivered by the parties thereto:
(a)    [***];
(b)    [***];
(c)    [***];
(d)    [***];
(e)    [***];
(f)    [***];
(g)    [***];
(h)    [***]; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            225

(i)    [***].

2.	Project Documents

2.1	Certified copies of:

(a)	[***];

(b)	[***];

(c)	[***]; and

(d)	[***].

2.2	Certified copies of:

(a)	[***]; and

(b)	[***];
[***].

2.3	[***].

3.	The Borrower and the Sponsor

3.1	A certified copy of the constitutional documents of the Borrower and the Sponsor.

3.2	A certified copy of a resolution of the board of directors or equivalent body of the Borrower and the Sponsor (and any other necessary corporate authorisations):

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

3.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3.2 above.

3.4
A certificate of the Borrower signed by a director or officer confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing, security or similar limit binding on the Borrower to be exceeded.

3.5
A certificate of the Sponsor signed by a director or officer confirming that (i) securing the Total Commitments would not cause any security or similar limit binding on the Sponsor to be exceeded and (ii) the DSM Project is being developed in accordance with the Equator Principles.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            226

3.6
A certificate of an authorised signatory of the Borrower and the Sponsor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and (other than the DSM GSPAs referred to in paragraph 2.2 (Project Documents) above) in full force and effect as at a date no earlier than the Signing Date.

3.7	A certified copy of any Sponsor Documents (as defined in the Equity Support and Subordination Deed).

3.8	A certified copy of the register of directors and officers and register of mortgages and charges of the Sponsor.

3.9	A certified copy of an extract of the register of members of the Sponsor evidencing the current ownership of the Sponsor.

3.10	[***].

4.	Original Financial Statements
A certified copy of the Original Financial Statements.

5.	Legal Opinions

5.1	A legal opinion of Lenders’ English counsel in respect of the validity and enforceability of the English law governed Finance Documents.

5.2	A legal opinion of Lenders’ Israeli counsel in respect of the validity and enforceability of the Israeli law governed Finance Documents.

5.3	A legal opinion of Lenders' Cayman Islands counsel in respect of the validity and enforceability of the Cayman Islands law governed Finance Documents.

5.4	A legal opinion of the Borrower's Israeli counsel in respect of the capacity and authority of the Borrower.

5.5	[***].

5.6	A legal opinion of Lenders' Jordanian counsel in respect of the capacity and authority of the Government of Jordan.

6.	Process Agent Appointment
Evidence that the process agent(s) appointed under the Finance Documents have accepted their appointments.

7.	Consultants’ Appointment
Certified copies of the engagement letter (in the case of the Technical and Environmental Consultant, the Insurance Consultant and the Independent Engineer, for both pre- and post-Financial Close) for each Consultant as listed below identifying that Consultant’s respective scope of work satisfactory to the Facility Agent:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            227

(a)	the Technical and Environmental Consultant;

(b)	the Market Consultants;

(c)	the Model Auditor;

(d)	the Insurance Consultant; and

(e)	the Independent Engineer.

8.	Payment of Fees
Evidence that the fees, costs and expenses due from the Borrower and the Sponsor at Financial Close and payable under the Finance Documents have been paid or will be paid by no later than the Initial Utilisation Date.

9.	Know your Customer Checks
All reasonable information requested by a Lender with respect to “know your customer” requirements in order for the Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

10.	Security
[***]:
(a)    [***];
(b)    [***];
(c)    [***];
(d)    [***];
(e)    [***];
(f)    [***];
(g)    [***];
(h)    [***];
(i)    [***];
(j)    [***];
(k)    [***];

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            228

(l)    [***];
(m)    [***];
(n)    [***];
(o)    [***];
(p)    [***];
(q)    [***];
(r)    [***];
(s)    [***];
(t)    [***];
(u)    [***];
(v)    [***];
(w)    [***];
(x)    [***]; and
(y)    [***].

11.	Insurance Documents

(a)
The delivery of the Project Insurance Policies (or a certified copy of an acceptable insurance certificate showing evidence of cover) in respect of those Project Insurance Policies required to be in place as at Financial Close under the Joint Operating Agreement.

(b)	A certificate issued by the Insurance Consultant in respect of the insurances taken out by the Sponsor in relation to the DSM Project.

12.	Financial Model; Budgets
A certified copy of:
(a)    the audited Financial Model (including the Initial Forecast); and
(b)    the Work Program and Budget.

13.	Field Development Plan

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            229

A copy of the Field Development Plan.

14.	Government Framework
A copy of the Government Framework.

15.	Due Diligence Reports
The due diligence reports on the DSM Project from:
(a)    the Technical and Environmental Consultant;
(b)    the Lenders’ legal advisers;
(c)    the Market Consultants;
(d)    the Model Auditor; and
(e)    the Insurance Consultant.

16.	Environmental

16.1	A copy of each Environmental Monitoring and Management Program that has been submitted before Financial Close.

16.2	A copy of each Environmental and Social Impact Assessment.

16.3	A copy of the Equator Principles Action Plan.

17.	Authorisations
Copies of:

(a)	the Material Authorisations that have been obtained by on or before Financial Close; and

(b)	evidence that the Israeli National Master Plan (TAMA) 37-H for receiving and processing natural gas, approved on 23 October 2014 has been approved by the Government of Israel.

18.	Reports

18.1	A copy of the Initial Reserves Report.

18.2	To the extent required to be prepared on or prior to Financial Close, the initial Quarterly Project Construction Report.

19.	Project Accounts
Evidence of the opening of;
(a)    the Borrower Account; and

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            230

(b)    those Project Accounts required to be opened as at Financial Close in accordance with the Accounts Agreement.

20.	Liquidity test
A DSM Funding Certificate.

21.	Equity

21.1	A Sponsor Funding Certificate.

21.2	Evidence from the Sponsor of the DSM Pre-Signing Spend.

22.	Sponsor Loan Agreement
A copy of the Sponsor Loan Agreement duly executed by the Borrower and the Sponsor.

23.	Partner funding arrangements

23.1	Evidence that the DSM Project Sanction Date has occurred.

23.2
A letter from the Sponsor attaching copies of any public announcements made by each Partner (other than the Sponsor) in respect of that Partner’s entry into financing arrangements relating to the DSM Project.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            231

Schedule 3
Group Structure Chart

Noble Energy Mediterranean Ltd

Organizational chart of the shareholders that hold directly or indirectly at least 10% of the shares

Noble Energy, Inc.
Noble Energy International Holdings, Inc.
99%
NBL C.V. (Netherlands)
1%
Noble Energy International Holdings, LLC (Delaware)
99%
NBL International C.V. (Netherlands)
1%
NBL International Holdings, LLC (Delaware)
Samedan of North Africa, LLC (Delaware)
Noble Energy International Ltd (Cyprus)
Noble Energy Mediterranean Ltd. (Cayman Islands)
Israel Branch

I hereby certify this to be a true reflection of NEML's shareholding chart as at 13 December 2016

Signed:

Amir Nebenzhal
Vice President Commercial & CFO

Dated: Dec 14 2016

Noble Confidential 1

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            232

Schedule 4
Utilisation Request
From:    [Borrower]
To:    [Facility Agent]
Dated:    [    ]
Dear Sirs
[Borrower] – Facility Agreement dated [•] (the Agreement)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)
Purpose:	[describe DSM Project Costs]
Currency of Loan	[•]
Amount:	[•]
Interest Period	[•]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.
The proceeds of this Loan should be credited to [the Borrower Account/the account of the Operator in payment of an Advance due under a Cash Call/ the following account(s) in payment of [specify purpose described in paragraph 2 above]: [●]].

5.	[Attached to this Utilisation Request is evidence that (a) the Operator has requested an Advance under a Cash Call and (b) the Proposed Utilisation Date is the due date for payment of such Advance.]*

6.
We confirm that EMMPs are operational to the extent required to be in place by the proposed Utilisation Date under the Environmental and Social Requirements and that such EMMPs comply with the Environmental and Social Requirements.

7.	This Utilisation Request is irrevocable.

* To be included if Utilisation is in respect of paragraph (a) of the definition of DSM Project Costs.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            233

Yours faithfully

…………………………………
authorised signatory for
[Borrower]
Schedule 5
Selection Notice

To:    [•] as Facility Agent
From:    [Borrower]
Dated:    [    ]
Dear Sirs
[Borrower] – Facility Agreement dated [•] (the Agreement)

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Loan[s] with an Interest Period ending on [●].

3.	We request that the next Interest Period for the above Loan[s] is [●].

4.	This Selection Notice is irrevocable.

Yours faithfully

.....................................
authorised signatory for
[Borrower]

Schedule 6
Form of Transfer Certificate
To:    [●] as Facility Agent and [●] as Security Trustee

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            234

From:    [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)
Dated:    [    ]
Dear Sirs
[Borrower]– Facility Agreement dated [•] (the Agreement)

1.
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.    To the extent required under Clause 22.2 (Conditions of assignment or transfer) of the Agreement, the consent of the Borrower has been obtained.
3.    We refer to Clause 22.4 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 22.4 (Procedure for transfer) all of the Existing Lender’s rights and obligations under the Agreement, the other Finance Documents and in respect of the Collateral which relate to that portion of the Existing Lender's Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [•].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) of the Agreement are set out in the Schedule.

4.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 22.3(c) (Limitation of responsibility of Existing Lenders) of the Agreement.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            235

5.	The New Lender confirms, for the benefit of the Facility Agent and without liability to the Borrower, that it is:

(a)	[a Financial Institution Lender which is a Treaty Lender or a Reduced Rate Treaty Lender (stating the relevant Treaty State or the Reduced Rate Treaty State, as relevant);]

(b)	[a Financial Institution Lender, other than a Treaty Lender or a Reduced Rate Treaty Lender;]

(c)	[a Treaty Lender which is not a Financial Institution Lender (stating the relevant Treaty);]

(d)	[an Israeli Lender;]

(e)	[a Reduced Rate Treaty Lender (stating the relevant Reduced Rate Treaty State) which is not a Financial Institution Lender; or]

(f)	[none of the entities set out in paragraphs (a) to (e) (inclusive) above].*

6.	The New Lender confirms that it [is]/[is not]** a Sponsor Affiliate or a member of the Group.

7.	The New Lender confirms that it is incorporated in and managed from a country which has diplomatic relations with Israel and is controlled by persons located in such a country.

8.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

9.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:
The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Security created under the Finance Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Security created under the Finance Documents in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

*	Delete as applicable.
** Delete as applicable.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            236

THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].
[Facility Agent]
By:

[Security Trustee]
By:
Schedule 7
LMA Form of Confidentiality Undertaking
[Letterhead of Mandated Lead Arranger]
To:

[insert name of Potential Lender]

Re:    The Facility

Borrower: (the Borrower)
Date:
Amount:
Agent:

Dear Sirs

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            237

We understand that you are considering participating in the Facility. In consideration of us agreeing to make available to you certain information and to prevent front-running of the Facility, by your signature of a copy of this letter you agree as follows:
(A)    CONFIDENTIALITY
1.    Confidentiality Undertaking
You undertake:

(a)
to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph (A)2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(b)
to keep confidential and not disclose to anyone except as provided for by paragraph (A)2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility; and

(c)	to use the Confidential Information only for the Permitted Purpose; and

(d)
[to use all reasonable endeavours]* to ensure that any person to whom the Confidential Information is to be given pursuant to paragraph (A)2 [acknowledges and complies with the provisions of this letter as if that person were also a party to it]/[is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information].

2.    Permitted Disclosure
We agree that you may disclose such Confidential Information as you shall consider appropriate:

(a)
to members of the Participant Group and their officers, directors, employees, professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

* Note: To be used only if the person receiving the Confidential Information is required to provide an acknowledgment.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            238

(b)
to any person to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; and

(c)	with the prior written consent of us and the Borrower.
3.    Notification of Disclosure
You agree (to the extent permitted by law and regulation) to inform us:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph 2(b) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this letter.
4.    Return of Copies
If you do not participate in the Facility and/or we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph (A)2(b) above.
5.    Continuing Obligations
The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in Part A of this letter shall cease on the earlier of (a) the date on which you become a party to the Facility Agreement or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect in the Facility (b) 12 months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph (A)2 above (other than paragraph (A)2(a)) or which, pursuant to paragraph A4 above, are not required to be returned or destroyed).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            239

6.	No Representation; Consequences of Breach, etc.
You acknowledge and agree that:

(a)
neither we nor any of our officers, employees or advisers (each a Relevant Person) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us, the Borrower or the Sponsor or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us, the Borrower or the Sponsor or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

(b)
we, the Borrower and/or the Sponsor may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person and each of the Borrower and the Sponsor may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	Entire Agreement; no Waiver; Amendments, etc.

(a)
This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

(b)
No failure or delay in exercising any right or remedy under this letter will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy under this letter.

(c)	The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.	Inside Information
You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            240

9.	Nature of Undertakings
The undertakings given by you under Part A of this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of each of the Borrower and the Sponsor.
(B)    MISCELLANEOUS
1.    Third Party Rights

(a)
Subject to this paragraph (B)1 and to paragraphs (A)6 and (A)9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this letter.

(b)
The Relevant Persons, the Borrower and the Sponsor may enjoy the benefit of the terms of paragraphs (A)6 and (A)9 subject to and in accordance with this paragraph (B)1 and the provisions of the Third Parties Act.

(c)	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person, the Borrower or the Sponsor to rescind or vary this letter at any time.
2.    Governing Law and Jurisdiction

(a)
This letter and the agreement constituted by your acknowledgement of its terms (the Letter) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

(b)
The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

3.    Definitions
In this letter (including the acknowledgement set out below):
Confidential Information means all information relating to the Project, the Borrower, the Sponsor, any of the Sponsor’s Affiliates, the Finance Documents and/or the Facility (including the fact that such information has been made available or that discussions or negotiations are taking place or have taken place between you and us in connection with the Facility) which is provided to you for the purpose of becoming a Finance Party under the Finance Documents by

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            241

the Borrower, the Sponsor, any of the Sponsor’s Affiliates or any of their respective advisers or by us or any of our Affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by us of the Finance Documents or by you of this letter; or

(b)	is identified in writing at the time of delivery as non-confidential by us or our advisers; or

(c)
is known by you before the date the information is disclosed to you by us or any of our Affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Borrower and/or the Sponsor and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Facility Agreement means the facility agreement entered into or to be entered into in relation to the Facility.
Facility Interest means a legal, beneficial or economic interest acquired or to be acquired expressly and specifically in or in relation to the Facility, whether as initial lender or by way of assignment, transfer, novation, sub-participation (whether disclosed, undisclosed, risk or funded) or any other similar method.
Finance Documents has the meaning given to it in the Facility Agreement.
Participant Group means you, each of your holding companies and subsidiaries and each Subsidiary of each of your holding companies (as each such term is defined in the Companies Act 2006).
Permitted Purpose means considering and evaluating whether to enter into the Facility.
Sponsor has the meaning given to it in the Facility Agreement.
Please acknowledge your agreement to the above by signing and returning the enclosed copy.
Yours faithfully
…................................

For and on behalf of
(as Mandated Lead Arranger)

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            242

The Borrower and the Sponsor
We acknowledge and agree to the above:
…................................
For and on behalf of
[Potential Lender]
Schedule 8
Form of Increase Confirmation

To:	[•] as Facility Agent and [●] as Security Trustee
From:    [the Increase Lender] (the Increase Lender)
Dated:    [    ]
[Borrower] – Facility Agreement dated [•] (the Facility Agreement)

1.
We refer to the Facility Agreement. This agreement (the Agreement) shall take effect as an Increase Confirmation for the purpose of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.3 (Increase due to cancellation) of the Facility Agreement.

3.
The Increase Lender agrees to assume and will assume all of the obligationscorresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it was an Original Lender under the Facility Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [•].

5.	On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 33.2 (Addresses) of the Facility Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 2.3(e) (Increase due to cancellation) of the Facility Agreement.

8.	The Increase Lender confirms, for the benefit of the Facility Agent and without liability to the Borrower, that it is:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            243

(a)	[a Financial Institution Lender which is a Treaty Lender or a Reduced Rate Treaty Lender (stating the relevant Treaty State or the Reduced Rate Treaty State, as relevant);]

(b)	[a Financial Institution Lender, other than a Treaty Lender or a Reduced Rate Treaty Lender;]

(c)	[a Treaty Lender which is not a Financial Institution Lender (stating the relevant Treaty);]

(d)	[an Israeli Lender;]

(e)	[a Reduced Rate Treaty Lender (stating the relevant Reduced Rate Treaty State) which is not a Financial Institution Lender; or]

(f)	[none of the entities set out in paragraphs (a) to (e) (inclusive) above.]*

9.	The Increase Lender confirms that it is not a Sponsor Affiliate or a member of the Group.

10.	The Increase Lender confirms that it is incorporated in and managed from a country which has diplomatic relations with Israel and is controlled by persons located in such a country.

11.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

12.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:
The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Security created under the Finance Documents in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Security created under the Finance Documents in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

* Delete as applicable.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            244

THE SCHEDULE
Relevant Commitment/rights and obligations to be assumed by the Increase Lender
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]
[Increase Lender]
By:
This Agreement is accepted as an Increase Confirmation for the purposes of the Facility Agreement by the Facility Agent and by the Security Trustee and the Increase Date is confirmed as [●].

[Facility Agent]
By:

[Security Trustee]
By:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            245

Schedule 9
Form of Lender Accession Letter

To:     [●] as Facility Agent and [●] as Security Trustee
From:     [Name of Willing Lender / New Party] (the Relevant Party)
Dated:    [    ]
[Borrower]– Facility Agreement dated [•] (the Facility Agreement)

1.
We refer to the Facility Agreement. This is a Lender Accession Letter for the purposes of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Lender Accession Letter unless given a different meaning in this Lender Accession Letter.

2.	We refer to Clause 2.2 (Increase of Total Commitments) of the Facility Agreement.

3.
The Relevant Party agrees to become a Lender and to assume from [insert date] (the Effective Date) a Commitment in the amount of [●] as contemplated by Clause 2.2 (Increase of Total Commitments) of the Facility Agreement. We further agree to assume all of the rights and obligations under the Finance Documents corresponding to such Commitment as if we were an Original Lender under the Facility Agreement. From the Effective Date, the Relevant Party becomes party to the relevant Finance Documents as a Lender.

4.	The Facility Office and address, fax number and attention details for notices of the Relevant Party for the purposes of Clause 33.2 (Addresses) of the Facility Agreement are set out in the Schedule.

5.
The Relevant Party expressly acknowledges, and represents that it is aware of the limitations on the Lenders' obligations set out in Clause 22.3(c) (Limitation of responsibility of Existing Lenders) of the Facility Agreement.

6.	The Relevant Party confirms that it is not a Sponsor Affiliate or a member of the Group.

7.	The Relevant Party confirms, for the benefit of the Facility Agent and without liability to the Borrower, that it is:

(a)	[a Financial Institution Lender which is a Treaty Lender or a Reduced Rate Treaty Lender (stating the relevant Treaty State or the Reduced Rate Treaty State, as relevant);]

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            246

(b)	[a Financial Institution Lender, other than a Treaty Lender or a Reduced Rate Treaty Lender;]

(c)	[any other Treaty Lender (stating the relevant Treaty State);]

(d)	[an Israeli Lender;]

(e)	[any other Reduced Rate Treaty Lender (stating the relevant Reduced Rate Treaty State);]

(f)	[not a Qualifying Lender, Israeli Lender or Reduced Rate Treaty Lender.]*

8.	The Relevant Party confirms that it is incorporated in and managed from a country which has diplomatic relations with Israel and is controlled by persons located in such a country.

9.	This Lender Accession Letter may be executed in any number of counterparts and this as the same effect as if the signature on the counterparts were on a single copy of this Lender Accession Letter.

10.	This Lender Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Lender Accession Letter has been entered into on the date stated at the beginning of this Lender Accession Letter.
[Relevant Party]
By: ........................
Date:

[Facility Agent]
By: ........................
Date:

[Security Trustee]
By: ........................
Date:

* Delete as applicable.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            247

Note:    The execution of this Lender Accession Letter may not be sufficient for the Relevant Party to obtain the benefit of the Security created under the Finance Documents in all jurisdictions. It is the responsibility of the Relevant Party to ascertain whether any other documents or other formalities are required to obtain the benefit of the Security created under the Finance Documents in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

Schedule 10
Repayment Schedule
Part A    Base Case Repayment Schedule

Repayment Date	Percentage of Loans drawn at the DSM Project Completion Date (excluding Balloon Repayment)
30 September 2020	2.1%
31 December 2020	3.2%
31 March 2021	3.3%
30 June 2021	3.3%
30 September 2021	3.4%
31 December 2021	3.4%
31 March 2022	3.4%
30 June 2022	3.5%
30 September 2022	3.5%
31 December 2022	3.6%
31 March 2023	3.6%
30 June 2023	3.6%
30 September 2023	3.6%
31 December 2023	3.7%
31 March 2024	3.7%
30 June 2024	3.8%
30 September 2024	3.8%
31 December 2024	3.9%
the date falling eight years after the Signing Date	2.6%

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            248

Part B    Longstop Repayment Schedule

Repayment Date	Percentage of Loans drawn at the DSM Project Completion Date (excluding Balloon Repayment)
30 September 2021	2.8%
31 December 2021	4.3%
31 March 2022	4.3%
30 June 2022	4.4%
30 September 2022	4.4%
31 December 2022	4.5%
31 March 2023	4.5%
30 June 2023	4.5%
30 September 2023	4.6%
31 December 2023	4.6%
31 March 2024	4.7%
30 June 2024	4.8%
30 September 2024	4.8%
31 December 2024	4.9%
the date falling eight years after the Signing Date	3.0%

Schedule 11
DSM Acceptable Offtakers
1.    [***].
2.    [***].
3.    [***].
4.    [***].
5.    [***].
6.    [***].
7.    [***].
8.    [***].
9.    [***].
10.    [***].

Schedule 12
Form of Direct Agreement
[[●]]
[Address]
Dated: [●]
Ladies and Gentlemen:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            249

This letter agreement (the Consent) is made in connection with the Gas Sale and Purchase Agreement (the GSPA), dated [●], among Noble Energy Mediterranean Ltd. (the Sponsor), Delek Drilling Limited Partnership and Ratio Oil Exploration (1992) Limited Partnership and the [●] (the Purchaser) as amended. Unless otherwise stated, capitalised terms used but not defined herein shall have the meaning given to them in the GSPA.
To secure the payment of financing being raised by the Sponsor pursuant to a facility agreement (the Facility Agreement) between, among others, [●] as borrower (a special purpose financing entity owned by the Sponsor), [●] as facility agent (the Facility Agent) and [●] as Security Trustee (the Security Trustee), the Sponsor has pledged to the Security Trustee, for the benefit of the lenders under the Facility Agreement (the Lenders), all of its present rights, titles and interests in and to the GSPA, including (without limitation) its right to receive payment under the GSPA and its rights and interest in [the Sellers’ Interests the Seller’s Percentage of the Seller’s Agreements and/or its interests in the Sellers’ Facilities]* (in each case, the Secured Interests).
It is agreed as follows:

1.
CONSENT AND AGREEMENT. The Purchaser hereby acknowledges notice of, and consents to, the Sponsor’s pledge of the Secured Interests to the Security Trustee for the benefit of the Lenders. The Purchaser acknowledges that, notwithstanding the terms of Article [●] of the GSPA, upon enforcement of the pledge, the Secured Interests of the Sponsor may be transferred by the Sponsor, the Security Trustee, any designee of the Security Trustee, any receiver appointed pursuant to the instrument creating such pledge or any other person enforcing the pledge or having control over such Secured Interests to any purchaser of such Secured Interests which meets the requirements of Article [●] of the GSPA and which has been approved by the Petroleum Commissioner (as defined in the Petroleum Law) as a transferee of the Sponsor’s rights, titles and interests in respect of [the Sellers’ Petroleum Rights]**. The Purchaser confirms that (a) it has not received notice of any other pledge of the Secured Interests, (b) the GSPA is in full force and effect and has not been amended or varied as of the date hereof, and (c) the Purchaser is not aware of any outstanding breaches or defaults by any party under the GSPA.

2.
PAYMENTS TO SECURED PARTIES. The Sponsor instructs the Purchaser, and the Purchaser agrees that all payments that the Purchaser must make to the Sponsor under the GSPA other than on account of VAT or other taxes shall be made to the Sponsor (Account No. [●] with [●]) or to such other account(s) as the Sponsor may, with the consent of the Security Trustee (as required below), specify in writing to the Purchaser.

The Sponsor acknowledges and agrees that each payment made by the Purchaser as indicated herein shall, to the extent of the amount received, constitute payment

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            250

to the Sponsor of the relevant amount owing by the Purchaser to the Sponsor under the GSPA.
The Purchaser waives any right to set off or withhold from amounts due from it under the GSPA any sum due to it from the Sellers other than as expressly allowed by the terms of the GSPA.
The payment instructions set forth herein are irrevocable and cannot be cancelled or amended without the prior written consent of the Security Trustee. Each of the Borrower and the Security Trustee acknowledges for itself and on behalf of the Lenders that its rights to receive monies as a result of the pledge by the Sponsor of the Secured Interests are subject to the terms of the GSPA.

3.
RIGHTS UPON DEFAULT; CURE PERIOD. If any Seller defaults under the GSPA, and such default would enable the Purchaser to suspend its performance under or to terminate the GSPA, the Purchaser shall deliver simultaneously to the Security Trustee any notice with respect to such default that it delivers to the Sponsor (or its designee under the GSPA) (a Default Notice). Such Default Notice shall specify all amounts due and payable by the relevant Seller(s) to the Purchaser under the GSPA which remain unpaid and all other breaches or defaults under the GSPA and details of the steps which the Purchaser reasonably considers are required to remedy them. Following receipt of such Default Notice, the Security Trustee (or its designee) shall have the right, in its sole discretion, within the cure periods provided in the GSPA in relation to the relevant default and an additional period of 60 days (such aggregate period being the Lenders’ Cure Period), to pay all sums due or otherwise perform such other steps as may be specified in the Default Notice to cure the Seller(s)’ default. Any such payment or performance by the Security Trustee (or its designee) to cure such default shall be in accordance with the terms of the GSPA. The Purchaser shall accept such performance by the Security Trustee or its designee under the GSPA, provided that it is made within the Lenders’ Cure Period, in satisfaction of the obligations of the Sponsor and/or the relevant Seller(s), as the case may be, under the GSPA. The Purchaser shall not be liable for failing to send to the Security Trustee a Default Notice as required above, provided that the Purchaser will not suspend performance under and the GSPA shall not terminate unless the Security Trustee has received such Default Notice and the Security Trustee has been given the Lenders’ Cure Period to cure the default in accordance with the terms of the Default Notice. If on expiry of the Lenders’ Cure Period the defaults specified in the relevant Default Notice have not been cured in accordance with the terms thereof, the Purchaser shall be entitled to suspend performance under, or the GSPA shall terminate, in accordance with the terms of such Default Notice.

The Purchaser acknowledges and agrees that neither the Security Trustee nor its designee shall have any liability or obligation under the GSPA as a result of this

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            251

Consent or of the Sponsor’s pledge of the Secured Interests, nor is the Security Trustee or its designee obligated or required to perform any of the Sponsor’s obligations under the GSPA, except to the extent that the Security Trustee or its designee, as the case may be, has succeeded to the relevant Sponsor’s interests under the GSPA in which case the obligations of the Security Trustee or its designee, as the case may be, will be no more than that of the Sponsor under the GSPA.

4.
NOTICES. Any notice to be given by one party to another under this Consent shall be delivered by hand to the party in question or sent to such party by registered delivery, letter or facsimile transmission addressed to that party at such address (or as the case may be, such facsimile transmission number) as the party in question may from time to time designate by written notice.

Until such notice shall be given, the addresses of the parties shall be the following:
Purchaser
[●]
[Address]
Attention: [●]
Phone: [●]
Fax: [●]
Email: [●]
Sponsor
[●]
[Address]
Attention: [●]
Phone: [●]
Fax: [●]
Borrower
[●]
[Address]
Attention: [●]
Phone: [●]
Fax: [●]
Facility Agent
[●]

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            252

[Address]
Attention: [●]
Phone: [●]
Fax: [●]

Security Trustee
[●]
[Address]
Attention: [●]
Phone: [●]
Fax: [●]
All notices delivered by recorded delivery or hand or sent by facsimile transmission shall be deemed to be effective when received at the recipient’s address as aforesaid.
Any notice (other than routine notices and communications) given or facsimile transmission shall, unless already acknowledged, be subsequently confirmed by letter sent by registered delivery or delivered by hand, but without prejudice to the validity of the original notice, if received.

5.
REPRESENTATIONS AND WARRANTIES. Each party hereto makes the following representations and warranties solely in respect of itself for the benefit of the other parties hereto: (i) it has all requisite capacity and authority to execute, deliver and perform this Consent and, (ii) this Consent has been duly executed and delivered by it and constitutes a valid and binding agreement of it that is enforceable against it in accordance with its terms, and (iii) it has obtained and maintained all necessary governmental approvals required by it, if any, for the execution, delivery and performance of this Consent by it.

6.	MISCELLANEOUS.
This Consent shall be interpreted, construed and enforced in accordance with the laws of the [State of Israel / England]. The Courts of [Tel Aviv-Jaffa / England]*** will have exclusive jurisdiction with regard to any dispute or claim arising out of or in connection with, or relating to this Consent.
Nothing in this Consent shall be deemed to constitute an amendment to the GSPA and the GSPA shall remain in full force and effect.

*** To be aligned with governing law and forum for disputes under the relevant Designated DSM GSPA.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            253

This Consent may be executed in any number of counterparts and by the different parties on separate counterparts, each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.
Any consent or approval given by any party to this Consent under this Consent shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.
Please acknowledge your agreement with these mutual undertakings and return a signed copy of this letter to us.
[SIGNATURES BEGIN NEXT PAGE]

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            254

Sponsor:	[●]
By:
Name:
Title:

Agreed and acknowledged this [●] day of [●]

Purchaser:	[●]
By:
Name:
Title:

Facility Agent:	[●]
By:
Name:
Title:

Security Trustee:	[●]
By:
Name:
Title:

Borrower:	[●]
By:
Name:
Title:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            255

Schedule 13
Form of Quarterly Project Construction Report
Prior to each Quarter Date, the Technical and Environmental Consultant will prepare a brief report that:

(a)	comments on any Material Adverse Effect that has occurred over the last Quarter;

(b)
comments on and appends the last 3 monthly reports prepared and issued by the Operator for the preceding Quarter and especially in relation to any deviation from the expected first gas date or the planned budget and associated contingency level;

(c)	comments on and appends the latest monthly reports prepared under each Designated DSM GSPA in relation to construction of the buyer’s facilities (however defined in that Designated DSM GSPA);

(d)	reviews compliance of the DSM Project with the Environmental and Social Requirements;

(e)	comments on the Environmental Monitoring and Management Programs and Equator Principles Action Plan;

(f)
comments on the actions, including timeframe for completion, which the Sponsor has taken or intends to take in order to rectify non-compliance, if any, over the last Quarter, as presented in a Corrective Action Plan;

(g)
(to the extent that a new progress report has been provided since the last Quarter Date) reviews and opines on the progress report prepared by the Sponsor's Environmental Consultant pursuant to Clause 18.6 (Progress Reports); and

(h)	comments on any Major Construction Contract that has been entered into and any material amendments to any Major Construction Contract, in each case, over the last Quarter.
Schedule 14
Project Completion
Part A     Administrative Completion
Administrative Completion means the first date on which the following conditions have been met:

(a)
the Borrower has issued a certificate (signed by two directors of the Borrower) in form and substance satisfactory to the Facility Agent (acting reasonably) addressed to the Facility Agent confirming that:

(i)	no Default is continuing;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            256

(ii)	the Designated DSM GSPAs are in full force and effect;

(iii)	[***];

(iv)
all capital expenditure constituting DSM Project Costs which are due to be paid prior to the DSM Project Completion Date has been paid or, to the extent unpaid, that it has committed funds or funds standing to the credit of any Project Account which in each case are available to pay such unpaid amounts;

(v)	in respect of each Designated DSM GSPA, Petroleum is capable of being delivered to the relevant delivery point (however defined in that Designated DSM GSPA);

(vi)
at least 0.2 billion cubic meters of gas have been sold in aggregate under all DSM GSPAs, and the Sponsor Percentage of the payment for such sales which are due and payable have been paid into the Proceeds Account;

(vii)	all Environmental Monitoring and Management Programs required to be submitted at or prior to the DSM Project Completion Date have been submitted in accordance with Applicable Law; and

(viii)
all Authorisations required to be obtained or made at or prior to the DSM Project Completion Date have been obtained or made, except in either case where failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)	in relation to the Project Leases, the Borrower has provided a copy to the Facility Agent of the operating permit that has been issued pursuant to clause 22.1 of the Project Leases;

(c)
the Forecast required under Clause 18.11(a)(ii) (Forecasts) has been delivered by the Borrower to the Facility Agent and the Technical Bank and the corresponding Final Forecast has been determined including, if applicable, (i) the Borrowing Base Deficiency Amount and (ii) the GSPA Reserve Amount, in each case, on the DSM Project Completion Date;

(d)
the Borrower has provided evidence to the satisfaction of the Facility Agent (in consultation with the Insurance Consultant) (acting reasonably) that all operational Project Insurance Policies required at such time have been placed;

(e)	the balance on the Debt Service Reserve Account is at least equal to the Debt Service Reserve Amount;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            257

(f)	if applicable, the Modelling Bank has prepared a new Repayment Schedule in consultation with the Borrower pursuant to Clause 6.1(b) (Repayment of Loans); and

(g)
all fees and expenses of the Finance Parties (including their consultants and advisers) due and payable under the Finance Documents and invoiced to the DSM Project Completion Date have been paid to the Facility Agent.

Part B    Technical Completion
Technical Completion means the first date on which the Majority Lenders, acting reasonably, confirm to the Facility Agent that, based on a report from the Technical and Environmental Consultant, it is satisfied that all of the following conditions have been met:

(a)
all the material facilities in the Development Plan for the DSM Project which are planned to be installed before first gas (in this Schedule the DSM Project Facilities) have been constructed, installed, completed, commissioned, tested and are In Operation (In Operation means, in relation to equipment, that the performance of the relevant piece of equipment is fully satisfying in all material ways to meet the requirements to supply gas under Designated DSM GSPAs) and follow Good Industry Practice and fully comply in all material ways with applicable health, safety and environment regulations without benefit of permit waiver or temporary relief.

The DSM Project Facilities will include but are not limited to:

(i)	[***];

(ii)	[***];

(iii)	[***];

(iv)	[***];

(v)	[***];

(vi)	[***]; and

(vii)	[***].
In particular, to the extent practicable, all safety and emergency shutdown systems required by the regulations shall have been tested and passed the applicable performance standards, without benefit of permit waiver or temporary relief;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            258

(b)	prior to or during the Lenders’ Reliability Test (LRT) (such timing to be at the Operator’s nomination), the Operator shall undertake the following system performance tests:

(i)	[***]; and

(ii)	[***];

(c)	the following LRT has been met. The LRT shall be [***].
Over the course of the LRT the following criteria shall be satisfied:

(i)	[***];

(ii)	[***];

(iii)	[***];

(iv)	[***];

(v)	[***];

(vi)	[***]; and

(vii)	[***];

(d)	an updated Reserves Report has been delivered by the Independent Engineer to the Facility Agent and the Technical Bank integrating well/reservoir pressure data [***]:

(i)	[***];

(ii)	[***];

(iii)	[***]; and

(iv)	[***].
Schedule 15
Form of Semi Annual Project Operating Report
The Technical and Environmental Consultant will prepare a letter-style report that:

(a)	reviews the actual sales and offtake of gas and condensate derived from the DSM Project over the last two Quarter (in reasonable detail on an aggregate basis);

(b)	reviews and comments on the appropriateness and adequacy of the annual Work Program and Budget as submitted by the Operator, as updated/amended from time to time;

(c)	reviews the technical performance data and its impact on the DSM Project's projected cash flow;

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            259

(d)	reviews and comments on the adequacy of existing operations and maintenance;

(e)	reviews the actual capital and operational expenditures of the DSM Project over the last two Quarters and comments on the success or failure of the Operator in adhering to its Work Program and Budget;

(f)	reviews and comments on the reasonableness and comprehensiveness of the operations and maintenance cost components;

(g)	reviews the status of any material maintenance and technical services contracts (having an annual cost of greater than $20 million) with respect to continuity and adequacy of service;

(h)	comments on the ability of the Annual Budget to cover operating expenses, and other non-extraordinary costs;

(i)	comments on the ability of the Annual Budget to cover extraordinary expenses, including capital expenditures and major maintenance overhauls;

(j)	reviews operational statistics, quality control reports, and capacity test result reports and determines contractual and environmental compliance;

(k)	reviews and comments on efficiency performance and facility availability records;

(l)	discusses any adverse trends in reservoir or facility performance;

(m)	highlights variances in the year-to-year performance of the DSM Project;

(n)	addresses potential issues having a material impact on the status of the DSM Project's operating permits;

(o)	reviews and comments on any new Material Project Document;

(p)	reviews compliance of the DSM Project with the Environmental and Social Requirements;

(q)	comments on the Environmental Monitoring and Management Programs and Equator Principles Action Plan;

(r)
comments on the actions, including timeframe for completion, which the Sponsor has taken or intends to take in order to rectify non- compliance, if any, over the last two Quarters, as presented in a Corrective Action Plan; and

(s)
(to the extent that a new progress report has been provided since the last Semi Annual Project Operating Report) comments on the progress report prepared by the Sponsor's Environmental Consultant pursuant to Clause 18.6 (Progress Reports).

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            260

Schedule 16
Appointing Bodies

1.	President of the Energy Institute in London, in respect of the Technical Assumptions; and

2.	The Institute of Chartered Accountants in England and Wales, in respect of the Economic Assumptions and Financial Modelling.
Schedule 17
Form of Historic Statement
From:    [Borrower]
To:    [Facility Agent]
Dated:    [●]
Dear Sirs
[Borrower] - [•] Facility Agreement dated [•] (the Agreement)

1.	We refer to the Agreement. This is a Historic Statement. Terms defined in the Agreement have the same meaning in this Historic Statement unless given a different meaning in this Historic Statement.

2.	As at [relevant Calculation Date] (the Relevant Calculation Date) for the Calculation Period ending on the Relevant Calculation Date (the Relevant Calculation Period), we confirm that:

(a)	the nature of the DSM Project Revenues received during the Relevant Calculation Period is [●];

(b)	the amount of DSM Project Revenues received during the Relevant Calculation Period is US$[●];

(c)	DSM Project Revenues received during the Relevant Calculation Period from Designated DSM GSPAs is US$[●];

(d)	the nature of the DSM Operating Costs paid during the Relevant Calculation Period is [●];

(e)	the amount of DSM Operating Costs paid during the Relevant Calculation Period is US$[●];

(f)	the amount of Unlevered Sponsor Percentage Amounts paid during the Relevant Calculation Period is US$[●];

(g)	Cash Flow Available for Debt Service during the Relevant Calculation Period is US$[●];

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            261

(h)	Repayment Instalments (in aggregate) paid during the Relevant Calculation Period are US$[●];

(i)	interest (in aggregate) paid under the Facility during the Relevant Calculation Period are US$[●];

(j)	Debt Service during the Relevant Calculation Period is US$[●];

(k)	the Historic Debt Service Cover Ratio is [●]; and

(l)	the Cash Available for Sweep is US$[●].

3.	We give the confirmations in this Historic Statement as at the Relevant Calculation Date.

Signed: …………………………………
Director
For and on behalf of [Borrower]
Schedule 18
Form of Assignment Agreement

To:	[●] as Facility Agent, [●] as Security Trustee and [●] as the Borrower
From:    [the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender”)
Dated:    [    ]
[Borrower] - [•] Facility Agreement dated [•] (the Agreement)

1.
We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	To the extent required under Clause 22.2 (Conditions of assignment or transfer) of the Agreement, the consent of the Borrower has been obtained.

3.	We refer to Clause 22.5 (Procedure for assignment) of the Agreement:

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Collateral which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            262

Commitment(s) and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

4.	The proposed Transfer Date is [•].

5.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

6.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

7.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 22.3(c) (Limitation of responsibility of Existing Lenders).

8.	The New Lender confirms, for the benefit of the Facility Agent and without liability to the Borrower, that it is:

(a)	[a Financial Institution Lender which is a Treaty Lender or a Reduced Rate Treaty Lender (stating the relevant Treaty State or the Reduced Rate Treaty State, as relevant);]

(b)	[a Financial Institution Lender, other than a Treaty Lender or a Reduced Rate Treaty Lender;]

(c)	[any other Treaty Lender (stating the relevant Treaty State);]

(d)	[an Israeli Lender;]

(e)	[any other Reduced Rate Treaty Lender (stating the relevant Reduced Rate Treaty State);] or

(f)	[not a Qualifying Lender, Israeli Lender or Reduced Rate Treaty Lender]*.

9.	The New Lender confirms that it [is]/[is not]** a Sponsor Affiliate or a member of the Group.

10.	The New Lender confirms that it is incorporated in and managed from a country which has diplomatic relations with Israel and is controlled by persons located in such a country.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            263

11.
This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 22.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower), to the Borrower of the assignment referred to in this Assignment Agreement.

12.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

13.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

14.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note:
The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Security created under the Finance Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Security created under the Finance Documents in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

* Delete as applicable.
** Delete as applicable.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            264

THE SCHEDULE
Commitment/rights and obligations to be transferred by assignment, release and accession
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]
[Existing Lender]                        [New Lender]
By:                                By:
This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [●].
Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.
[Facility Agent]
By:

[Security Trustee]
By:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            265

Schedule 19
Form of DSM Funding Certificate
Date: [●]

Costs	[month]-[year]	[month]-[year]	[month]-[year]	[month]-[year]	[month]-[year]	[month]-[year]	[month]-[year]	[month]-[year]	[month]-[year]	[month]-[year]	[month]-[year]	[month]-[year]	Total
Sums due by the Sponsor under the Joint Operating Agreement in relation to the DSM Project, excluding amounts owing by a Sponsor as a result of another Partner failing to make a payment under the Joint Operating Agreement when due (paragraph (a) of the definition of DSM Project Costs)
US$ [●] million
Amounts payable under the Finance Documents (paragraph (b) of the definition of DSM Project Costs)													US$ [●] million
Transaction Costs (paragraph (c) of the definition of DSM Project Costs)													US$ [●] million

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            266

In the case of any expenditure under paragraphs (a) to (c) and paragraph (e) of the definition of DSM Project Costs, any on-lending from the Borrower to the Sponsor under the Sponsor Loan Agreement for the purposes of payment of such expenditure (paragraph (d) of the definition of DSM Project Costs)
US$ [●] million
DSM Operating Costs (to the extent not included under paragraph (a) of the definition of DSM Project Costs) (paragraph (e) of the definition of DSM Project Costs)	US$ [●] million
Initial funding of the Debt Service Reserve Amount (paragraph (f) of the definition of DSM Project Costs)
TOTAL	US$ [●] million

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            267

SOURCES OF FUNDING	AMOUNT	USES
The aggregate of the Available Amount which is available at such time provided that, in the case that the Facility is not available as a result of a Potential Event of Default which is continuing, it shall be assumed that such Potential Event of Default will be remedied by the expiry of any relevant cure period (paragraph (a) of the definition of Borrower Available Funds)
US$ [●] million
[Sums due by Sponsor under Joint Operating Agreement] / [Amounts due under the Finance Documents] / [Transaction Costs] / [On-lending from the Borrower to the Sponsor under the Sponsor Loan Agreement] / [DSM Operating Costs] / [Initial funding of the Debt Service Reserve Amount]

The aggregate of any undrawn Equity Commitment to the extent available to the Borrower and the Sponsor Funding Certificate demonstrates the availability of such funds to the Sponsor (paragraph (b) of the definition of Borrower Available Funds)
US$ [●] million
[Sums due by Sponsor under Joint Operating Agreement] / [Amounts due under the Finance Documents] / [Transaction Costs] / [On-lending from the Borrower to the Sponsor under the Sponsor Loan Agreement] / [DSM Operating Costs] / [Initial funding of the Debt Service Reserve Amount]

The Sponsor Percentage of revenues projected to be payable under all DSM GSPAs prior to the Scheduled DSM Project Completion Date (calculated using reasonable management assumptions and consistent with the Sponsor’s internal forecasting assumptions) (paragraph (c) of the definition of Borrower Available Funds)
US$ [●] million
[Sums due by Sponsor under Joint Operating Agreement] / [Amounts due under the Finance Documents] / [Transaction Costs] / [On-lending from the Borrower to the Sponsor under the Sponsor Loan Agreement] / [DSM Operating Costs] / [Initial funding of the Debt Service Reserve Amount]

The positive balance on the Project Accounts (comprising freely available cash and Permitted Investments) at such time (paragraph (d) of the definition of Borrower Available Funds)	US$ [●] million
[Sums due by Sponsor under Joint Operating Agreement] / [Amounts due under the Finance Documents] / [Transaction Costs] / [On-lending from the Borrower to the Sponsor under the Sponsor Loan Agreement] / [DSM Operating Costs] / [Initial funding of the Debt Service Reserve Amount]

Any other committed funds unconditionally available to the Borrower (paragraph (e) of the definition of Borrower Available Funds)
Any other sources of funding as approved by the Majority Lenders (acting reasonably) (paragraph (f) of the definition of Borrower Available Funds)	US$ [●] million
[Sums due by Sponsor under Joint Operating Agreement] / [Amounts due under the Finance Documents] / [Transaction Costs] / [On-lending from the Borrower to the Sponsor under the Sponsor Loan Agreement] / [DSM Operating Costs] / [Initial funding of the Debt Service Reserve Amount]

TOTAL	US$ [●] million

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            268

Schedule 20
Forms of Notifiable Debt Purchase Transaction Notice
Part A    Form of Notice on Entering into Notifiable Debt Purchase Transaction
To:    [●] as Facility Agent
From:    [The Lender]
Dated:    [    ]
[Borrower] - Facility Agreement dated [•] (the Agreement)

1.
We refer to Clause 39.2(b) (Disenfranchisement of Sponsor Affiliates) of the Agreement. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)
[Commitment	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Lender]
By:

Part B    Form of Notice on Termination of Notifiable Debt Purchase Transaction /
Notifiable Debt Purchase Transaction ceasing to be with Sponsor Affiliate
To:    [●] as Facility Agent
From:    [The Lender]
Dated:    [    ]
[Borrower] - Facility Agreement dated [•] (the Agreement)

1.
We refer to Clause 39.2(c) (Disenfranchisement of Sponsor Affiliates) of the Agreement. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [●] has [terminated]/ [ceased to be with a Sponsor Affiliate].*

*	Delete as applicable

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            269

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)
[Commitment	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Lender]
By:

Schedule 21
Form of Petroleum Commissioner Submission

To:	The Israeli Petroleum Commissioner in the Ministry of National Infrastructures, Energy and Water Resources 14, Hartum St. POB 36148, Jerusalem 9136002, Israel Tel: +972-2-5316131 Fax: +972-2-5316147
From:    [●] as Security Trustee
Copy:     [●] as Borrower
Dated:    [    ]
Dear Sirs,
Re: Facility agreement dated [●] between, among others, [●] as Borrower and [●] as the Security Trustee (the Facility Agreement) and the sponsor pledge dated [●] between Noble Energy Mediterranean Ltd. and the Security Trustee (the Sponsor Pledge) entered into in connection with the Facility Agreement

1.
We refer to the Facility Agreement, the Sponsor Pledge and to your letter dated [●] approving the pledge over the rights of Noble in the I/14 "Leviathan South" and I/15 "Leviathan North" leases granted under the Sponsor Pledge. Terms defined in the Facility Agreement have the same meaning in this notice and the attachments thereto unless given a different meaning in this notice.

2.	We hereby give you notice that [●] (the New Lender) has become a Finance Party under the Finance Documents, including the Sponsor Pledge.

3.	We append to this notice:

(a)	Appendix 1: a copy of the [Transfer Certificate]/[Assignment Agreement]/[Lender Accession Letter]/[Increase Confirmation] by which the New Lender has become a Finance Party; and

(b)	Appendix 2: an affidavit stating that the New Lender is a financial institution or bank which is incorporated and managed from a country

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            270

which has diplomatic relations with Israel and which is controlled by persons located in such a country.
Yours faithfully,

[Security Trustee]
By:

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            271

Appendix 1 to Petroleum Commissioner Submission
[Transfer Certificate]/[Assignment Agreement]/[Lender Accession Letter]/[Increase Confirmation]
To include a certified copy of the [signed Transfer Certificate]/[signed Assignment Agreement]/[signed Lender Accession Letter]/[signed Increase Confirmation] in English.

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            272

Appendix 2     to Petroleum Commissioner Submission
Affidavit

To:	The Israeli Petroleum Commissioner in the Ministry of National Infrastructures, Energy and Water Resources 14, Hartum St. POB 36148, Jerusalem 9136002, Israel Tel: +972-2-5316131 Fax: +972-2-5316147
I, the undersigned, [name of authorised signatory], holder of [name of country] passport no. [●], after being warned that I must declare the truth, and that if I do not do so I shall be subject to the penalties set out under applicable law, hereby declare in writing, as set forth below:

1.	I am [position of signatory of the New Lender] of [name of New Lender] (New Lender) and authorised to sign this affidavit on behalf of the New Lender.

2.
I am providing this affidavit in support of the notice to be sent to you by [●] as Security Trustee in relation to the New Lender becoming a new Finance Party under the Finance Documents, including the Sponsor Pledge.

3.
I hereby declare that the New Lender is a [type of financial institution] which is incorporated in and managed from [name of country], a country which has diplomatic relations with Israel and is controlled by persons located in such country.

[New Lender]
By:
Authorised signatory
I hereby confirm that on [date] appeared before me, [Adv.] [name of certifying lawyer], in [place of signing], [name of authorised signatory], who I identified based on his/her [name of country] passport no. [●], and after I warned him/her that he/she must state the truth and that he/she will be subject to the penalties set out in law if he/she does not do so, he/she confirmed that his/her above affidavit is true and signed it in front of me.
[Name, signature of Israeli qualified/non-Israeli qualified lawyer]

SIGNATURE PAGES TO THE FACILITY AGREEMENT

THE BORROWER

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            273

SIGNED BY AMIR NEBENZHAL)
on behalf of NEML LEVIATHAN     )
FINANCE COMPANY LTD.    )
…/s/ Amir Nebenzhal…
Director

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            274

SIGNATURE PAGES TO THE FACILITY AGREEMENT

THE MANDATED LEAD ARRANGERS

Signed for and on behalf of BNP PARIBAS (in its capacity as a Mandated Lead Arranger) by	) ) ) ) ) )	……/s/ Vincent Veron…… Signature ………..Vincent Veron………………….. Name Managing Director BNP PARIBAS ……/s/ Mathilde Ketoff… Signature …………Mathilde Keroff………………. Name Director

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            275

SIGNATURE PAGES TO THE FACILITY AGREEMENT

Signed for and on behalf of CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (in its capacity as a Mandated Lead Arranger) by	) ) ) ) ) )	/s/ Matthieu Duhem /s/ Hanane Mseffer… Signature Matthieu Duhem ………Hanane Mseffer… Name

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            276

SIGNATURE PAGES TO THE FACILITY AGREEMENT

Signed for and on behalf of ING BANK N.V. (in its capacity as a Mandated Lead Arranger) by	) ) ) ) ) )	……/s/ G Ertek………… Signature ………G Ertek…………………………… Name Vice President /s/ Bert van der Toorn Bert van der Toorn Managing Director

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            277

SIGNATURE PAGES TO THE FACILITY AGREEMENT

Signed for and on behalf of NATIXIS (in its capacity as a Mandated Lead Arranger) by	) ) ) ) ) )	……/s/ Y Meunier…… Signature ………Y Meunier……………………… Name ……/s/ Sylvain Sarda…… Signature ……….Sylvain Sarda……………………… Name

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            278

SIGNATURE PAGES TO THE FACILITY AGREEMENT

Signed for and on behalf of SOCIETE GENERALE, LONDON BRANCH (in its capacity as a Mandated Lead Arranger) by	) ) ) ) ) )	……/s/ Christophe Roux… Signature ………Christophe Roux…………………… Name Managing Director
Head of Reserve Based Finance EMEA & CIS

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            279

SIGNATURE PAGES TO THE FACILITY AGREEMENT

THE FACILITY AGENT

Signed for and on behalf of BNP PARIBAS (in its capacity as Facility Agent) by	) ) ) ) ) )	…/s/ Aleandre Pignolet De Presne… Signature ………Alexandre Pignolet De Presne Name ………/s/ Fabienne Delorme…… Signature …………Fabienne Delorme…………… Name Senior Agency Manager

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            280

SIGNATURE PAGES TO THE FACILITY AGREEMENT
THE SECURITY TRUSTEE

Signed for and on behalf of BNP PARIBAS (in its capacity as Security Trustee) by	) ) ) ) ) )	………/s/ Fabienne Delorme…… Signature …………Fabienne Delorme…………… Name Senior Agency Manager ……/s/ Alexandre Pignolet De Presne… Signature ………Alexandre Pignolet De Presne Name

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            281

SIGNATURE PAGES TO THE FACILITY AGREEMENT
THE TECHNICAL BANK

Signed for and on behalf of NATIXIS (in its capacity as Technical Bank) by	) ) ) ) ) )	……/s/ Y Meunier…………………… Signature ………Y Meunier…………….………… Name ……/s/ Sylvain Sarda………………… Signature ………..Sylvain Sarda……………………... Name

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            282

SIGNATURE PAGES TO THE FACILITY AGREEMENT
THE MODELLING BANK

Signed for and on behalf of CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (in its capacity as Modelling Bank) by	) ) ) ) ) )	/s/ Matthieu Duhem /s/ Hanane Mseffer Signature Matthieu Duhem ………Hanane Mseffer… Name

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            283

SIGNATURE PAGES TO THE FACILITY AGREEMENT

THE ACCOUNT BANK
Signed for and on behalf of SOCIETE GENERALE, LONDON BRANCH (in its capacity as Account Bank) by	) ) ) ) ) )	……/s/ Christophe Roux… Signature ………Christophe Roux…………………… Name Managing Director
Head of Reserve Based Finance EMEA & CIS

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            284

SIGNATURE PAGES TO THE FACILITY AGREEMENT
THE ORIGINAL LENDERS

Signed for and on behalf of BNP PARIBAS (in its capacity as an Original Lender) by	) ) ) ) ) )	/s/ Mathilde Ketoff…………… Signature ……….Mathilde Ketoff………………… Name Director ……/s/ Vincent Veron… Signature …………Vincent Veron………………… Name Managing Director BNP PARIBAS

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            285

SIGNATURE PAGES TO THE FACILITY AGREEMENT

Signed for and on behalf of CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (in its capacity as an Original Lender) by	) ) ) ) ) )	/s/ Matthieu Duhem /s/ Hanane Mseffer Signature Matthieu Duhem ………Hanane Mseffer… Name

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            286

SIGNATURE PAGES TO THE FACILITY AGREEMENT

Signed for and on behalf of ING BANK N.V. (in its capacity as an Original Lender) by	) ) ) ) ) )	………/s G Ertek……………………… Signature ………G Ertek…………………………… Name Vice President /s/ Bert van der Toorn Bert van der Toorn Managing Director

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            287

SIGNATURE PAGES TO THE FACILITY AGREEMENT

Signed for and on behalf of NATIXIS (in its capacity as an Original Lender) by	) ) ) ) ) )	…/s/ Y Meunier…………………… Signature ………Y Meunier……………………… Name ……/s/ Sylvain Sarda…………… Signature ………Sylvain Sarda………………………. Name

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            288

SIGNATURE PAGES TO THE FACILITY AGREEMENT

Signed for and on behalf of SOCIETE GENERALE, LONDON BRANCH (in its capacity as an Original Lender) by	) ) ) ) ) )	…/s/ Christophe Roux ……………………… Signature ………Christophe Roux…………………… Name Managing Director
Head of Reserve Based Finance EMEA & CIS

[***] Commercial or financial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.                                                                            289